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FINANCIAL STATEMENTS
TABLE OF CONTENTS 3

As filed with the Securities and Exchange Commission on December 11, 2003

Registration No. 333-86234

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 5
To
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

DIVIDEND CAPITAL TRUST INC.
(Exact Name of Registrant as Specified in Charter)

518 Seventeenth Street, Suite 1700
Denver, Colorado 80202
Telephone (303) 228-2200
(Address of Principal Executive Offices)

Evan Zucker
Chief Executive Officer
518 Seventeenth Street, Suite 1700
Denver, Colorado 80202
Telephone (303) 228-2200
(Name, Address and Telephone
Number of Agent for Service)

COPIES TO:

Robert E. King Jr., Esq.
Clifford Chance US LLP
200 Park Avenue
New York, New York 10166

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price	Amount of Registration fee(1)

Common Stock, $0.01 par value(2)	29,000,000	$10.00	$290,000,000	$26,680

Common Stock, $0.01 par value(3)	1,000,000	$12.00	$12,000,000	$1,104

Soliciting Dealer Warrants(4)	1,000,000	$.001	$1,000	$.10

Total			$302,001,000	$27,784.10

(1)
Previously paid.

(2)
Includes 4,000,000 shares issuable pursuant to the Company's dividend reinvestment plan.

(3)
Represents shares issuable upon exercise of warrants to be issued to Dividend Capital Securities LLC or its assigns pursuant to the Warrant Purchase Agreement with the Registrant. Pursuant to Rule 416, includes such indeterminate number of additional shares of Common Stock as may be required for issuance on exercise of the Soliciting Dealer Warrants as a result of any adjustment in the number of shares of Common Stock issuable on such exercise by reason of the anti-dilution provisions of the Soliciting Dealer Warrants.

(4)
Consists of warrants to purchase up to 1,000,000 shares pursuant to the Warrant Purchase Agreement.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

25,000,000 Shares

Common Stock

        Dividend Capital Trust Inc. ("Dividend Capital Trust" or the "Company") was formed to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution wharehouses and light industrial properties net leased to creditworthy corporate tenants. We intend to qualify as a real estate investment trust ("REIT") for federal tax purposes commencing with our taxable year ending December 31, 2003. However, we have not yet qualified as a REIT. Dividend Capital Trust was formed as a Maryland corporation in April 2002.

        Of the 30,000,000 shares of common stock we have registered, we are offering 25,000,000 shares to the public on a best efforts basis at a price of $10 per share. We are also offering up to 4,000,000 shares to participants in our distribution reinvestment plan and up to 1,000,000 shares upon the exercise of certain warrants that may be issued to broker-dealers participating in this offering. Subject to certain exceptions described in this prospectus, investors that want to participate in this offering must purchase a minimum of 200 shares for $2,000.

        Dividend Capital Advisors LLC (the "Advisor"), which is an affiliate of Dividend Capital Trust, will be responsible for managing our day-to-day activities under the terms and conditions of an advisory agreement (the "Advisory Agreement"). The Advisor is beneficially owned and controlled by three of our directors. See the "Conflicts of Interest" section of this prospectus for a discussion of the relationship between Dividend Capital Trust, our advisor and other of our affiliates.

        See "Risk Factors" beginning on page 16 for a discussion of certain factors that you should consider before you invest in our common stock. In particular, you should carefully consider the following risks:

  •
  The Company has a limited operating history

  •
  There will not be a public trading market for the common stock; if you choose to sell your shares, you will likely receive less than $10 per share

  •
  Reliance on the Advisor to select properties and conduct our operations

  •
  Payment of substantial fees to the Advisor and its affiliates

  •
  Borrowing—which increases the risk of loss of our investments

  •
  Conflicts of interest between Dividend Capital Trust and certain affiliates which will be compensated for their services, including the Advisor, Dividend Capital Property Management LLC (the "Property Manager") and Dividend Capital Securities LLC (the "Dealer Manager")

        Neither the Securities and Exchange Commission nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefits or tax consequences which may flow from your investment is not permitted.

	Price to Public	Selling Commission(1)	Proceeds to the Company(2)

Per share	$10	$0.60	$9.40

Total maximum (25,000,000 shares)	$250,000,000	$16,000,000	$234,000,000

(1)
We will pay a sales commission to participating broker-dealers of up to 6% of the future gross offering proceeds.

(2)
Proceeds are calculated before deducting certain dealer manager fees and organization and offering expenses payable by us. We will pay a dealer manager fee payable to the Dealer Manager of up to 2% of future gross offering proceeds. We will reimburse the Advisor for organization and offering expenses in an amout up to 2% of future gross offering proceeds. Such fees and expenses are estimated to be approximately $11,500,000 if 25,000,000 shares are sold. See "Management—Management Compensation." We will also issue, for nominal consideration, soliciting dealer warrants to the Dealer Manager to purchase one share of common stock at a price of $12 per share for each 25 shares sold in this offering. See the "Plan of Distributuion" section of this prospectus for a complete description of the amount and terms of such fees and expense reimbursement.

DIVIDEND CAPITAL SECURITIES LLC
The date of this prospectus is December 11, 2003

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
PROSPECTUS SUMMARY
Dividend Capital Trust Inc.
Fee Reduction
Our REIT Status
Summary Risk Factors
Description of Properties
Estimated Use of Proceeds of Offering
Investment Objectives
Conflicts of Interest
Prior Offering Summary
The Offering
Terms of the Offering
Compensation to the Advisor
Dividend Policy
Listing
Distribution Reinvestment Plan
Share Redemption Program
Dividend Capital Operating Partnership
ERISA Considerations
Description of Securities
RISK FACTORS
Investment Risks
Real Estate Risks
Federal Income Tax Risks
Retirement Plan Risks
SUITABILITY STANDARDS
ESTIMATED USE OF PROCEEDS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Liquidity and Capital Resources
Critical Accounting Policies
Results of Operations
Subsequent Events
MANAGEMENT
General
Committees of the Board of Directors
Directors and Executive Officers
Independent Directors
Compensation of Directors
Independent Director Option Plan
Employee Option Plan
Limited Liability and Indemnification of Directors, Officers and Others
The Advisor
The Advisory Agreement

i

Holdings of Common Stock and Partnership Units
Affiliated Companies
Management Decisions
Management Compensation
Organizational and Offering Stage
Acquisition and Development Stage
Operational Stage
CONFLICTS OF INTEREST
Interests in Other Real Estate Programs
Other Activities of the Advisor and its Affiliates
Competition
Affiliated Dealer Manager
Affiliated Property Manager
Lack of Separate Representation
Joint Ventures with Affiliates of the Advisor
Fees and Other Compensation to the Advisor
Certain Conflict Resolution Procedures
INVESTMENT OBJECTIVES AND CRITERIA
General
Acquisition and Investment Policies
Development and Construction of Properties
Acquisition of Properties from the Advisor
Terms of Leases and Tenant Creditworthiness
Joint Venture Investments
Dividend Capital OP's Private Placement
Borrowing Policies and Related Indebtedness
Disposition Policies
Investment Limitations
Change in Investment Objectives and Limitations
REAL ESTATE INVESTMENTS
General
Properties
Significant Tenants
Tenant Lease Expiration
Insurance Coverage on Properties
Depreciable Tax Basis and Real Estate Tax
Potential Property Acquisitions
PRIOR PERFORMANCE SUMMARY
FEDERAL INCOME TAX CONSIDERATIONS
General
Requirements for Qualification as a REIT
Failure to Qualify as a REIT
Sale-Leaseback Transactions
Taxation of Taxable U.S. Shareholders
Treatment of Tax-Exempt Shareholders
Special Tax Considerations for Non-U.S. Shareholders
Statement of Stock Ownership
State and Local Taxation
Federal Income Tax Aspects of Our Partnership
ERISA CONSIDERATIONS

ii

Plan Asset Considerations
Other Prohibited Transactions
Annual Valuation
DESCRIPTION OF SECURITIES
Common Stock
Preferred Stock
Soliciting Dealer Warrants
Meetings, Special Voting Requirements and Access to Records
Restriction on Ownership of Common Stock
Dividends
Distribution Reinvestment Plan
Share Redemption Program
Restrictions on Roll-Up Transactions
Business Combinations
Control Share Acquisitions
THE PARTNERSHIP AGREEMENT
General
Capital Contributions
Operations
Redemption Rights
Transferability of Interests
PLAN OF DISTRIBUTION
Supplemental Sales Material
LEGAL OPINIONS
EXPERTS
ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
APPENDIX A PRIOR PERFORMANCE TABLES
APPENDIX B SUBSCRIPTION AGREEMENT
APPENDIX C DISTRIBUTION REINVESTMENT PLAN

iii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:
What is a REIT?

A:
In general, a REIT is a company that:

•
Pays dividends to investors of at least 90% of its taxable income for each year;

•
Avoids the federal "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•
Combines the capital of many investors to acquire or provide financing for real estate properties; and

•
Offers the benefit of a diversified real estate portfolio under professional management.

Q:
What is Dividend Capital Trust Inc.?

A:
Dividend Capital Trust was formed in April 2002 as a Maryland corporation to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distributions and logistics markets in the United States. Dividend Capital Trust has not yet qualified as a REIT. However, we have operated and intend to continue to operate in a manner that will allow Dividend Capital Trust to qualify as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2003.

Q:
Who will choose which real estate properties to invest in?

A:
Dividend Capital Advisors LLC (the "Advisor") is our advisor and it makes recommendations on all property acquisitions to the board of directors. The board of directors may delegate to our investment committee, which is comprised of three directors two of which are independent directors, the ability to approve acquisitions of up to $25 million. Acquisitions in excess of $25 million must be approved by our board of directors, including a majority of the independent directors.

Q:
What is Dividend Capital Advisors?

A:
The Advisor was formed as a Colorado limited liability company in April, 2002. As of March 31, 2002, certain managers of the Advisor, directly or through affiliated entities, had sponsored one public REIT, American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR) which raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from more than 130 investors and 54 private real estate programs which had raised approximately $174,437,000 of equity capital from approximately 415 investors. Collectively, the public and private programs sponsored by certain managers of the Advisor, as described above, purchased interests in 75 real estate projects having combined acquisition and development costs of approximately $503,600,000. In addition, the Chief Investment Officer of the Advisor in his capacity as Co-Chairman and Chief Investment Officer of ProLogis Trust, the largest publicly-traded industrial REIT in the world, oversaw the growth in its asset base from its inception in 1992 to over $2.6 billion in 1997.

Q:
What are some of the risks and conflicts to investing in this offering?

A:
We have summarized certain risks in the "Risk Factors" section of this prospectus, which you should review carefully. We have also described certain conflicts in the "Conflicts of Interest" section of this prospectus. These risks and conflicts include, among others:

•
The Company has a limited operating history;

•
There will not be a public market for your shares; should you choose to sell your shares it will likely be at a price which is less than $10 per share;

•
Reliance on the Advisor and the board of directors for the selection of properties and the application of offering proceeds;

•
The timing and availability of cash distributions to our shareholders is uncertain;

•
We will be subject to the risks which are inherent in the ownership of real estate;

•
Failure to qualify as a REIT for federal income tax purposes could adversely affect our operations and our ability to make distributions to shareholders;

•
The Advisor will be subject to conflicts of interest in the allocation of both management time and real estate opportunities among Dividend Capital Trust and other entities affiliated with the Advisor; and

•
We will pay the Advisor and its affiliates significant fees. Certain fees, such as those relating to property acquisitions and asset management services, will be paid regardless of the quality of the properties acquired or the services provided.

Q:
What fees will Dividend Capital Trust incur?

A:
We will incur various fees and expenses in our organization and offering stage, our acquisition and development stage and our operating stage. In most cases, these fees will be paid to the Advisor or its affiliates, including the Dealer Manager and the Property Manager. These fees, which are discussed in detail in the "Management—Management Compensation" section of this prospectus, consist of:

(i)
Sales commissions, dealer manager fees and reimbursement of offering expenses which in the aggregate may represent up to 10% of future gross offering proceeds;

(ii)
Acquisition fees which may represent up to 3% of the aggregate purchase price of properties we acquire up to an aggregate amount of $170 million and up to 1.0% of the purchase price of all properties we acquire thereafter.

(iii)
Asset management fee of up to 0.75% annually of gross assets before non-cash revenues and depreciation, excluding the initial $170 million of properties which were subject to the 3% acquisition fee;

(iv)
Property management and leasing fees which may equal up to 3% of the gross revenues of each property;

(v)
Initial lease-up fees for newly constructed properties; and

(vi)
Real estate commissions on property sales.

  In addition to these fees, certain cash distributions may be made under certain circumstances to an affiliate of the Advisor in connection with the Special Units (as defined below).

Q:
Will the Advisor use any specific criteria when selecting a potential property acquisition?

A:
Yes. The Advisor will generally seek to invest in properties that satisfy four primary objectives: (1) providing consistent quarterly dividend distributions to our shareholders with the potential to increase the dividend over time; (2) protecting our shareholders' capital contributions; (3) potential to realize capital appreciation upon the ultimate sale of our properties; and (4) having a high degree of liquidity, relative to other real estate assets, due to their attractiveness to the institutional market.

  We will attempt to accomplish these objectives by acquiring primarily high-quality, generic distribution warehouses and light industrial properties generally located in the top 20% of U.S. industrial markets which are newly constructed, under construction, or which have been previously constructed and have operating histories. In general, national and regional companies utilize the space in these building types to store and ship product to their customers. In some cases, the buildings can be used for light manufacturing or assembly. The Advisor intends to generally focus on properties that have been leased or pre-leased on a net basis to one or more creditworthy corporate tenants.

Q.
Why do you plan on focusing your acquisitions on industrial properties?

A:
Ownership of industrial properties may have certain potential advantages. Industrial tenants tend to be more stable than tenants of residential or office properties, resulting in greater revenue stability. Because industrial properties are typically leased on a net basis, the owner has limited management responsibilities. The costs of capital improvements are also generally lower for industrial properties. Many industrial properties have a shorter development period than other real estate classes, allowing owners to respond more quickly to changes in demand.

  Although we believe there may be certain advantages to investing in industrial properties, by focusing on industrial properties we will not have the advantage of a portfolio of properties that is diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, changes in land use or zoning regulations which restrict the availability of suitable industrial properties and other economic trends or events which would cause industrial properties to under-perform other property types.

Q:
Why may you acquire certain properties in joint ventures?

A:
We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of the Advisor. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. As a result, joint ventures may allow us to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

Q:
What steps do you intend to take to make sure you purchase environmentally compliant property?

A:
We intend to obtain a new Phase I environmental assessment of each property purchased which, in addition to our internal review is also reviewed by our environmental legal counsel. In addition, we generally intend to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Although these steps may reduce certain environmental risks, Dividend Capital Trust may nevertheless be liable for the costs related to removal or redemption of hazardous materials found on any properties we acquire.

Q:
What are the proposed terms of the leases you expect to enter into?

A:
We will seek primarily to enter into "net" leases, the majority of which we expect will have five to ten year original lease terms, and many of which will have renewal options for additional periods. "Net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that the majority of our leases will provide that we, as landlord, have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

Q:
How will Dividend Capital Trust own its real estate properties?

A:
We expect to own all of our real estate properties through an operating partnership called Dividend Capital Operating Partnership LP ("Dividend Capital OP") or subsidiaries of Dividend Capital OP. Dividend Capital OP has been organized to own and lease real properties on our behalf. Dividend Capital Trust is the sole general partner of Dividend Capital OP and Dividend Capital Trust, the Advisor and Dividend Capital Advisors Group LLC, the parent of the Advisor, are currently the only limited partners of Dividend Capital OP. Dividend Capital Trust has and will continue to contribute the net proceeds of the offering to Dividend Capital OP in return for Dividend Capital OP limited partnership interests. Dividend Capital OP will use these proceeds to acquire real estate properties. In addition, certain fractional interests in our properties are held in a taxable REIT subsidiary ("TRS") that is wholly owned by Dividend Capital OP. The TRS will be utilized in several transactions to facilitate the sale of Dividend Capital OP Units ("DCX Units").

Q:
What is an "UPREIT"?

A:
UPREIT stands for "Umbrella Partnership Real Estate Investment Trust". An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the partnership in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later sells the partnership units or redeems his partnership units normally on a one-for-one basis for REIT common stock. If the REIT common stock is publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:
If I buy common stock, will I receive distributions and how often?

A:
We intend on making distributions on a quarterly basis to our shareholders. The amount of each distribution will be determined by the board of directors and will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our taxable income for each year.

Q:
How do you calculate the payment of dividends to shareholders?

A:
We will calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

Q:
May I reinvest the distributions I may receive in common stock of Dividend Capital Trust?

A:
Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement (see "Appendix B" of this prospectus) or by filling out an enrollment form we will provide to you at your request. As part of this offering we have registered 4,000,000 shares to be sold under the distribution reinvestment plan, which will be offered in the future at a discounted price equal to the current offering price per share less a 5% discount (currently $9.50 per share) on the applicable distribution date. (See "Description of Securities—Distribution Reinvestment Plan").

Q:
Will the distributions I receive be taxable as ordinary income?

A:
Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Although recently enacted tax legislation generally reduces the maximum tax rate for dividends payable by corporations to individuals to 15% through 2008, dividends payable by REITs generally continue to be taxed at the normal ordinary income rates applicable to the individual recipient, rather than the 15% preferential rate. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of our common stock. This, in effect, would defer a portion of your taxes until your investment is sold or our assets are liquidated and the net proceeds are distributed to our investors, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:
What will you do with the money raised in this offering?

A:
We will use the net offering proceeds to invest in commercial real estate consisting primarily of high quality, generic distribution warehouses and light industrial properties that are net leased to creditworthy corporate tenants. We intend to invest a minimum of 90.9% of future gross offering proceeds, including shares sold pursuant to our distribution reinvestment plan, to acquire such properties. The remainder of the future gross offering proceeds will be used to pay fees and expenses of this offering, which shall include sales commissions, dealer manager fees, reimbursement of offering expenses and acquisition fees in an aggregate amount of up to approximately 9.1% of future gross offering proceeds.

Q:
How will the payment of fees and expenses affect my invested capital?

A:
The payment of fees and expenses will reduce the funds available for investment in real estate. The payment of fees and expenses will also reduce the book value of your shares. However, your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment. Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid investments. These short-term investments may earn a lower return than we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

Q:
What kind of offering is this?

A:
We are offering the public up to 25,000,000 shares of common stock on a "best efforts" basis. We have also registered 4,000,000 shares to be offered under our distribution reinvestment plan and 1,000,000 shares to be issued upon the exercise of warrants that may be issued to broker-dealers participating in this offering.

Q:
How does a "best efforts" offering work?

A:
When common stock is offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the common stock. Brokers do not have a firm commitment or obligation to purchase any common stock.

Q:
How long will this offering last?

A:
The offering will not last beyond July 16, 2004 (two years from the date of our original prospectus) or until we sell all shares registered under this offering, whichever is sooner.

Q:
Who can buy common stock?

A:
You can buy common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

Q:
May persons affiliated with Dividend Capital Trust purchase common stock in this offering?

A:
Yes. Officers and directors of Dividend Capital Trust, as well as officers and employees of the Advisor or other affiliated entities, may purchase common stock at a price of $9.20 per share. The reduced offering price reflects a elimination of the $.60 sales commission and the $0.20 dealer manager fee that would otherwise be paid on each share. Notwithstanding this sale price, the net proceeds received by Dividend Capital Trust will be the same on all common stock sold in the offering.

Q:
Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $2,000. This minimum investment level may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q:
How do I subscribe for common stock?

A:
If you choose to purchase common stock in this offering, you will need to complete a Subscription Agreement in the form attached to this prospectus as Appendix B for a specific number of shares. You must pay for the common stock at the time you subscribe. Offering proceeds will be released to us on an ongoing basis at the time we accept each Subscription Agreement.

Q:
If I buy common stock in this offering, how may I later sell it?

A:
At the time you purchase common stock, it will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we believe it is unlikely that we would apply to have the common stock listed for trading in any public market for at least the first three years following the initial closing under this offering. After that time, we plan to consider opportunities to list our common stock for trading based on a number of factors, such as the public market for REITs generally, the amount of capital we have been able to raise and the economic performance of the properties we have acquired.

  As discussed in the following paragraph, the absence of a public market may continue for an extended period of time after the initial closing under this offering. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause any person or entity to directly or indirectly own more than 9.8% of the outstanding shares of any class or series of our stock or would violate the other restrictions imposed by our articles of incorporation on ownership and transfers of our common stock. (See "Description of Securities—Restriction on Ownership of Common Stock").

  In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by Dividend Capital Trust pursuant to our share redemption program. (See "Description of Securities—Share Redemption Program"). If we have not listed the common stock on a national securities exchange or over-the-counter market within 10 years after the initial closing under this offering, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our shareholders.

Q:
What is the experience of your officers and directors?

A:
The key members of our management team are currently comprised of James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker, each of whom is a director of Dividend Capital Trust as well as a manager of the Advisor. Since 1990, Messrs. Mulvihill and Zucker have directed the acquisition, development, financing and sale of approximately 75 real estate projects with an aggregate value in excess of $503,000,000. See the "Management—Directors and Executive Officers" section of this prospectus for a more detailed description of the background and experience of each of our officers and directors and the Prior Performance Tables which appear as Appendix A of this Prospectus for detailed information concerning real estate programs sponsored by managers of the Advisor. In addition, Mr. Wattles in his capacity as Co-Chairman and Chief Investment Officer of ProLogis Trust, the largest publicly-traded industrial REIT in the world, oversaw the growth in its asset base from its inception in 1992 to over $2.6 billion in 1997.

Q:
Will I be notified of how my investment is doing?

A:
We will provide periodic updates on the performance of the Company in conjunction with our filings with the SEC including three quarterly filings and an annual filing. Additionally, we will provide, through our web-site and other media sources, periodic press releases describing the Company's significant developments, current period performance and current period earnings. We will provide these reports and press releases on our website at www.dividendcapital.com.

Q:
When will I get my detailed tax information?

A:
We intend to mail your Form 1099 tax information by January 31st of each year.

Q:
Who can help answer my questions?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

      Mark Quam
      Dividend Capital Securities LLC
      518 17th Street, Suite 1700
      Denver, Colorado 80202
      Telephone: (303) 228-2200
      Fax: (303) 228-2201

PROSPECTUS SUMMARY

        This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section.

Dividend Capital Trust Inc.

        Dividend Capital Trust Inc. was formed to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properites, net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distribution and logistics markets in the United States. Our office is located at 518 17th Street, Suite 1700, Denver, Colorado 80202 and our telephone number is (303) 228-2200.

        Dividend Capital Advisors LLC (the "Advisor") is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. Our board of directors must approve each property acquisition proposed by the Advisor, as well as certain other matters set forth in our articles of incorporation. We have seven members on our board of directors. Four of our directors are independent of the Advisor and have responsibility for reviewing the performance of the Advisor. Our directors are elected annually by the shareholders.

Fee Reduction

        A special meeting of shareholders was held on November 21, 2003 for shareholders of record as of October 16, 2003. The meeting was held to vote on proposed amendments to our articles of incorporation to, among other things, reduce the amount of fees paid to the Advisor and its affiliates and to implement an Asset Management fee payable to the Advisor. The proposed amendments were approved by a majority of the voting shareholders. As a result, effective upon the sale of $100 million of gross offering proceeds, the dealer manager fee was reduced from 2.5% to 2.0%, commissions were reduced from 7% to 6% and the offering expense reimbursement to the Advisor was reduced from 3.0% to 2.0%. After we acquire at least $170 million in properties the Acquisition Fee paid to the Advisor will be reduced from 3.0% to 1.0% of the purchase price of properties acquired thereafter. The properties that are assessed the 1.0% acquisition fee will also be subject to an Asset Management fee equal to 0.75% annually of the undepreciated value of those properties.

Our REIT Status

        We intend to qualify as a real estate investment trust ("REIT") under federal tax laws commencing with our taxable year ending December 31, 2003. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our shareholders in computing our taxable income and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

        Following are the most significant risks relating to your investment:

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    There is no public trading market for the common stock, and we cannot assure you that one will ever develop. Until the common stock is publicly traded, you will have a difficult time selling your shares. The absence of a public market increases the likelihood that a sale of common stock could occur at a loss.

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    We have a limited history of operations and a limited portfolio of properties which you are able to evaluate in making a decision to purchase our common stock.

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    We must rely on the Advisor for the day-to-day management of our business and the identification of real estate properties which we may acquire.

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    To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. This may discourage or prevent a third party from acquiring Dividend Capital Trust on terms that might be favorable to our shareholders.

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    If for any reason we fail to qualify as a REIT for federal income tax purposes, we would be subject to tax on our income at corporate rates. That would reduce the amount of funds available for investment or distribution to our shareholders because of the additional tax liability for the years involved.

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    You will not have preemptive rights as a shareholder, so any common stock we issue in the future may dilute your interest in Dividend Capital Trust.

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    We will pay significant fees to the Advisor and its affiliates.

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    Real estate investments are subject to cyclical trends, which are beyond our control.

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    We may enter into certain transactions that could potentially impair our ability to dispose of or otherwise turn our investments into cash and could potentially subject the Company to additional liabilities.

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    Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay those loans.

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    Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

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    If we do not obtain listing of the common stock on a national securities exchange or an over-the-counter market within ten years after our initial closing, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our investors.

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    The Advisor will face various conflicts of interest resulting from its activities with affiliated entities.

        Before you invest in Dividend Capital Trust, you should read the "Risk Factors" section of this prospectus.

Description of Properties

        We invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial buildings that are net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distribution and logisitics markets in the United States. Please see the "Real Estate Investments" section of this prospectus for a more complete description of the properties we have acquired.

Estimated Use of Proceeds of Offering

        We intend to invest a minimum of 90.9% of future gross offering proceeds, including shares sold pursuant to our distribution reinvestment plan, to acquire properties. The remainder of the future gross offering proceeds will be used to pay fees and expenses of this offering, which shall include sales commissions, dealer manager fee, reimbursement of offering expenses and acquisition fees in an aggregate amount of up to 9.1% of future gross offering proceeds.

Investment Objectives

        Our investment objectives are:

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    To pay consistent quarterly cash dividends to our investors and to increase our dividend over time;

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    To manage risk in order to preserve, protect and return our investors' capital contributions;

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    To realize capital appreciation upon our ultimate sale of our properties; and

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    To ultimately list our common stock on a national securities exchange or an over-the-counter market, complete a sale or merger of Dividend Capital Trust in a transaction which provides our investors with securities of a publicly-traded company. If we do not complete such a transaction or obtain such listing of the common stock within ten years after our initial closing, or provide another mechanism for liquidity, we must begin selling our properties and other assets and distribute the net proceeds to our investors.

        We may only change these investment objectives upon a majority vote of our shareholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

        The Advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

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    The managers of the Advisor will have to allocate their time between Dividend Capital Trust and other real estate projects and business activities in which they are involved;

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    The Advisor must determine whether any related entities should enter into joint ventures with Dividend Capital Trust for the acquisition and operation of specific properties. The terms of any joint ventures proposed by the Advisor may not be the result of arm's-length negotiations;

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    The Advisor will present to Dividend Capital Trust all investment opportunities which the Advisor determines are suitable for Dividend Capital Trust given our investment objectives and certain other considerations. Opportunities which the Advisor determines are not suitable for us may be pursued by affiliates of the Advisor. As a result, the Advisor may be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making recommendations to our board of directors;

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    The Advisor and its affiliates will receive distributions with respect to their limited partnership interests in Dividend Capital OP and fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

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    The Property Manager may perform certain property management and leasing services with respect to the properties which we acquire and the Dealer Manager will serve as the dealer manager of this offering. The Property Manager is presently beneficially owned and controlled by Messrs. Mulvihill, Blumberg, Wattles and Zucker, each of whom is a manager of the Advisor and each of whom, with the exception of Mr. Bluberg, is a director of Dividend Capital Trust. The Dealer Manager is beneficially owned by Mark Quam and Messrs. Mulvihill, Blumberg, Wattles and Zucker and is controlled by Mr. Quam. As a result, conflicts of interest may exist with respect to certain transactions between Dividend Capital Trust and the Property Manager and the Dealer Manager. See the "Management" and "Conflicts of Interest" sections of this prospectus for a more detailed discussion of these relationships and certain conflicts of interest.

        The following chart shows the ownership structure of the various Dividend Capital entities that are affiliated with the Advisor. Dividend Capital Securities Group LLLP, Dividend Capital Management Group LLC and Dividend Capital Advisors Group LLC are presently each 100% indirectly owned by John Blumberg, James Mulvihill, Thomas Wattles, Evan Zucker and Mark Quam. Dividend Capital Advisors Group LLC and Dividend Capital Management Group LLC may each issue their equity securities in the future to certain of their employees, consultants or other parties. However, any such transactions are not expected to result in a change in control of these entities.

        The Advisor invested $200,000 in Dividend Capital OP in exchange for a regular limited partner interest and Dividend Capital Trust has invested $2,000 in Dividend Capital OP in exchange for an approximately 1% general partner interest. Dividend Capital Advisors Group LLC, the parent of the Advisor, has invested $1,000 in Dividend Capital OP and has been issued limited partnership units of Dividend Capital OP which constitute the Special Units (as defined below). Except as described above, the Advisor, the Dealer Manager and the Property Manager do not have any ownership interests in Dividend Capital Trust or Dividend Capital OP.

Prior Offering Summary

        Certain managers of the Advisor, directly or through affiliated entities, previously sponsored one publicly offered real estate investment trust in which they raised approximately $93,230,000 of equity capital from more than 130 investors as well as 54 private real estate programs in which they raised approximately $174,437,000 from approximately 415 investors. The "Prior Performance Summary" section of this prospectus and the Prior Performance Tables attached as Appendix A to this prospectus contain further information concerning the affiliated programs sponsored to date.

The Offering

        We are offering up to 25,000,000 shares to the public at $10 per share. We are also offering up to 4,000,000 shares pursuant to our distribution reinvestment plan at an amount per share equal to the fair market value of the common stock on the applicable distribution date including applicable fees and commissions, and up to 1,000,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for common stock purchased pursuant to the warrants is $12 per share.

        On February 10, 2003, the Company satisfied the minimum offering requirement established for its public offering by accepting subscriptions for at least 200,000 shares of common stock from at least 100 non-affiliated investors. At the initial closing under the public offering, approximately $2,265,670 of gross proceeds was released from escrow to the Company and 226,567 shares of common stock were issued to investors. As of December 1, 2003, approximately 10,785,000 shares of common stock were outstanding representing approximately $107,850,000 of gross proceeds.

Terms of the Offering

        This offering will terminate on or before July 16, 2004 (two years after the date of our original prospectus). However, we may terminate this offering at any time prior to such termination date. Your investment proceeds will be released to us and available for the acquisition of properties or the payment of fees and expenses as soon as we accept your Subscription Agreement. We generally intend to continue to admit shareholders to Dividend Capital Trust on a daily basis.

Compensation to the Advisor

        The Advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. In addition, Dividend Capital Advisors Group LLC, the parent of the Advisor, has been issued partnership units in Dividend Capital OP constituting a separate series of limited partnership interests with special distribution rights (the "Special Units"). The most significant items of compensation and the Special Units are as follows:

  Offering Stage

•	Sales Commissions:	Up to 6.0% of future gross offering proceeds (all or substantially all of which we expect will be paid to participating broker-dealers).
•	Dealer Manager Fee:	Up to 2.0% of future gross offering proceeds.
•	Offering Expenses Reimbursement:	Up to 2.0% of future gross offering proceeds.

  Acquisition and Development Stage

•	Acquisition Fees:	Up to 3% of the aggregate purchase price of all properties we acquire up to an agregate amount of $170 million and up to 1% of the purchase price of all properties acquired thereafter.

  Operational Stage

•	Asset Management Fees:	Up to 0.75% annually of our gross assets before non-cash reserves and depreciation, excluding the initial $170 million of aggregate assets subject to 3% acquisition fee.
•	Property Management Fees:	Up to the lesser of 3% of the gross revenues of our properties managed by the Property Manager or 0.6% of the net asset value of our properties managed by the Property Manager.
•	Initial Lease-Up Fee for Newly Constructed Property:	Competitive fee for geographic location of property based on a survey of brokers and agents (which may in certain markets be equal to the first month's rent).
•	Real Estate Commissions:
Up to the lesser of: 50% of the reasonable, customary and competitive commission paid for the sale of a comparable property or 3% of the contract price of each property sold. Payment of any Real Estate Commission is deferred until investors receive a return of capital plus a 7% cumulative non-compounded annual return on their net capital contributions.
•	Special Units:
In general, the holder of the Special Units will be entitled to receive 15% of specified distributions made after other investors have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual return on their net contributions.

More specifically, while the Special Units are outstanding, and after other partners have received cumulative distributions from all sources equal to their net capital contributions plus a 7% pre-tax cumulative non-compounded annual return on their contributions, the holder will receive 15% of net sales proceeds received by Dividend Capital OP on dispositions of Dividend Capital OP assets. Special Units will be redeemed for cash upon the earlier of the listing of our common stock or the occurrence of specified events that result in a termination or non-renewal of the Advisory Agreement for the amount that would have been distributed with respect to the Special Units in accordance with the preceding sentence if Dividend Capital OP sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of Dividend Capital OP.
Neither the Advisor nor any of its affiliates will be entitled to receive any other form of distribution or incentive compensation.

        There are many conditions and restrictions on the amount of compensation the Advisor and its affiliates may receive. There are also some smaller items of expense reimbursements that the Advisor may receive. For a more detailed explanation of these fees and expenses payable to the Advisor and its affiliates, and for a more detailed discussion of the Special Units described above, please see the "Management—Management Compensation" section of this prospectus.

Dividend Policy

        Dividend Capital Trust intends to qualify as a real estate investment trust for the year ending December 31, 2003. In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our shareholders. We accrue and pay dividends on a quarterly basis. We will calculate our dividends based upon daily record and dividend declaration dates so investors will be entitled to earn dividends immediately upon purchasing common stock.

Listing

        We presently intend to pursue the listing of our common stock on a national securities exchange or an over-the-counter market within ten years after our initial closing under this offering. In the event we do not obtain listing prior to that date, or we have not completed a sale or merger of Dividend Capital Trust in a transaction which provides our investors with securities of a publicly-traded company, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our investors.

Distribution Reinvestment Plan

        You may participate in our distribution reinvestment plan pursuant to which you may have the cash distributions you receive reinvested in common stock of Dividend Capital Trust at a discount purchase price equal to the current offering price of our common stock less 5% (currently $9.50). If you participate, you will be taxed on an amount equal to the fair market value, on the relevant distribution date, of the shares of our common stock purchased with reinvested distributions even though you will not receive the cash from those distributions. As a result, you may have a tax liability without receiving cash to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to shareholders would be made in cash. Any such termination may limit our ability to fund the share redemptions discussed below. (See "Description of Securities—Distribution Reinvestment Plan").

Share Redemption Program

        We may use proceeds received from the sale of common stock pursuant to our distribution reinvestment plan to fund share redemptions. After you have held your shares for a minimum of one year, our share redemption program may provide a limited opportunity for you to redeem your shares, subject to certain restrictions and limitations. The amount received from the redemption of shares will be equal to the lesser of the price actually paid for the shares or the redemption price, which is dependent upon the number of years the shares are held as described in the following table:

Share Purchase Anniversary	Redemption Price Per Share
0-1	No Redemption Allowed
1	$9.25
2	$9.50
3	$9.75
4	$10.00

        We currently expect that our distribution reinvestment plan will be the primary source of funds used to redeem common stock. The board of directors reserves the right to use other sources of funds to redeem common stock, to reject any request for redemption of common stock for any reason or no reason or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the common stock is listed on a national securities exchange or an over-the-counter market. (See "Description of Securities—Share Redemption Program").

Dividend Capital Operating Partnership

        We intend to own all of our real estate properties through Dividend Capital OP or its subsidiaries. We are the sole general partner of Dividend Capital OP. Along with the Advisor and the parent of the Advisor, we are currently the only limited partners of Dividend Capital OP. Our ownership of properties in Dividend Capital OP allows us to acquire real estate properties in exchange for limited partnership units in Dividend Capital OP. This structure will also allow sellers of properties to transfer their properties to Dividend Capital OP in exchange for limited partnership units of Dividend Capital OP and defer recognition of taxable gain that would have been recognized if the properties had instead been sold to us. The holders of limited partnership units in Dividend Capital OP may have their units redeemed under certain circumstances. (See "The Partnership Agreement").

ERISA Considerations

        The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of common stock will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing common stock for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Securities

General

        Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations

        We will hold annual meetings of our shareholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership

        Our articles of incorporation contain a restriction on ownership of the common stock that prevents any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. (See "Description of Securities—Restriction on Ownership of Common Stock"). These restrictions, as well as other share ownership and transfer restrictions contained in our articles of incorporation, are designed to enable us to comply with share accumulation and other restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the common stock, including restrictions on the ownership of common stock, please see the "Description of Securities" section of this prospectus.

RISK FACTORS

        Your purchase of common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

We have a limited operating history.

        Dividend Capital Trust was formed in April 2002 in order to invest primarily in industrial real estate properties. We have a limited history of operations and a limited portfolio of properties which you are able to evaluate in making a decision to purchase our common stock.

There is no public trading market for your shares.

        There is no current public market for the common stock and we have no obligation or immediate plans to apply for quotation or listing in any public securities market. Although in the future we will consider opportunities to establish a public market for our common stock, there can be no assurance that a public market will ever exist. It will therefore be very difficult for you to sell your shares promptly. Even if you are able to sell your shares, the absence of a public market may cause the price received for any common stock sold to be less than the proportionate value of the real estate we own. Therefore, you should purchase the common stock only as a long-term investment. (See the "Description of Securities—Share Redemption Program" section of this prospectus).

We currently utilize the Advisor for selection of properties and we rely on our board of directors for ultimate approval of the investment of offering proceeds.

        Our ability to pay dividends and achieve our other investment objectives is partially dependent upon the performance of the Advisor in the acquisition of real estate properties, the selection of tenants and the determination of any financing arrangements. Generally you will have a limited opportunity to evaluate the terms of proposed transactions or other economic or financial data concerning our proposed investments through supplements to this prospectus. Our board of directors, which must approve all property acquisitions, will have broad discretion to monitor the performance of the Advisor as well as to determine the manner in which the net offering proceeds are invested. Our board of directors may delegate to our investment committee, which is comprised of three directors two of which are independent directors, the authority to approve individual property acquisitions of up to $25 million. All acquisitions in excess of $25 million must be approved by our board of directors. As a result, you must rely on the Advisor to identify properties and propose transactions and you must rely on the board of directors to oversee and approve such transactions.

Dividends payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

        Recently enacted tax legislation generally reduces the maximum tax rate for dividends payable to individuals to 15% through 2008. Dividends payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the preferential rates applicable to other dividends. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

We depend on key personnel.

        Our success depends to a significant degree upon the continued contributions of certain key personnel, including James Mulvihill, Thomas Wattles and Evan Zucker, each of whom would be difficult to replace. We currently do not have key man life insurance on any person. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

The Advisor will face conflicts of interest relating to time management.

        The Advisor presently has no other business activities, however, the Advisor is currently pursuing other business opportunities with third parties. Managers of the Advisor are currently engaged in other real estate activities, including acquisition and development of commercial and residential real estate in the United States and Mexico. We are not able to estimate the amount of time that managers of the Advisor will devote to our business. As a result, managers of the Advisor may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, the Advisor may attempt to hire additional employees who would devote substantially all of their time to the business of Dividend Capital Trust and its affiliates. However, there can be no assurance that the Advisor will devote adequate time to our business activities. See "Conflicts of Interest" section of this prospectus for a discussion of the other activities and real estate interests of the Advisor's affiliates.

The Advisor may face conflicts of interest relating to the purchase and leasing of properties.

        We may be buying properties at the same time as other entities that are affiliated with the Advisor are buying properties. There is a risk that the Advisor will choose a property that provides lower returns to us than a property purchased by another entity affiliated with the Advisor. We may acquire properties in geographic areas where other affiliates of the Advisor own properties. If one of the entities affiliated with the Advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. See the "Conflicts of Interest" section of this prospectus.

The Advisor will face conflicts of interest relating to joint ventures with affiliates.

        We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor, for the acquisition, development and improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

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  The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

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  That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

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  That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Actions by such a venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist. (See "Conflicts of Interest—Joint Ventures with Affiliates of the Advisor").

The Dealer Manager was recently formed and has not participated in similar offerings.

        The Dealer Manager was recently formed and it has not participated in any other public or private securities offering. The Dealer Manager will attempt to enter into agreements with broker-dealers pursuant to which those firms will sell our common stock in this offering. Should the Dealer Manager be unable to establish a significant group of broker-dealers, then we may be unable to sell a significant number of shares. If we do not sell a significant number of shares then we will likely acquire a limited number of properties and will not achieve significant diversification of our property holdings. Because the Dealer Manager has not participated in prior offerings, we are not able to evaluate its ability to manage this offering.

A limit on the number of shares a person may own may discourage a takeover or business combination.

        Our articles of incorporation restrict direct or indirect ownership by one person or entity to no more than 9.8% of the outstanding shares of any class or series of our stock. This restriction may discourage a change of control of Dividend Capital Trust and may deter individuals or entities from making tender offers for common stock on terms that might be financially attractive to shareholders or which may cause a change in the management of Dividend Capital Trust. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and shareholders. (See "Description of Securities—Restriction on Ownership of Common Stock").

You are limited in your ability to sell your shares pursuant to the share redemption program.

        Our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year. However, our share redemption program contains certain restrictions and limitations. Common stock may be redeemed on a first-come, first-served basis. Subject to funds being available, the number of shares redeemed during any calendar year will be limited to the lesser of (1) three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, and (2) that number of shares we can redeem with the proceeds we receive from the sale of common stock under our distribution reinvestment plan. In addition, our board of directors reserves the right to use other sources of funds to redeem common stock, to reject any request for any reason or no reason for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase common stock of Dividend Capital Trust, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Securities—Share Redemption Program").

We established the offering price on an arbitrary basis.

        As of the commencement of this offering we had not acquired any properties or identified any properties for acquisition. As a result, our board of directors arbitrarily determined the selling price of the common stock and such price bears no relationship to property appraisals or to any established criteria for valuing issued or outstanding common stock.

Your interest in Dividend Capital Trust may be diluted if we issue additional common stock.

        Our shareholders do not have preemptive rights to any common stock issued by Dividend Capital Trust in the future. Therefore, in the event that we (1) sell common stock in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into common stock, (3) issue common stock in a private offering to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of the Advisor and the Property Manager or the warrants to be issued to participating broker-dealers, or (5) issue common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in Dividend Capital OP, existing shareholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in Dividend Capital Trust. Depending on the terms of such transactions and the value of our properties, existing shareholders might also experience a dilution in the book value per share of their investment in Dividend Capital Trust.

Payment of fees to the Advisor and its affiliates will reduce cash available for investment and distribution.

        The Advisor and its affiliates will perform services for us in connection with the offer and sale of the common stock, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management—Management Compensation").

The availability and timing of cash dividends is uncertain.

        We expect to pay quarterly dividends to our shareholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to our shareholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you. Should we fail for any reason to distribute at least 90% of our REIT taxable income, then we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of our sources for funding our future capital needs.

        Substantially all of the gross offering proceeds will be used for investment in properties and for payment of various fees and expenses. (See the "Estimated Use of Proceeds" section of this prospectus). In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we cannot assure you that such sources of funding will be available to us.

Real Estate Risks

General Real Estate Risks

        We will be subject to risks generally incident to the ownership of real estate, including:

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  Changes in general economic or local conditions;

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  Changes in supply of or demand for similar or competing properties in an area;

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  Bankruptcies, financial difficulties or lease defaults by our tenants;

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  Changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce the returns to shareholders;

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  Changes in tax, real estate, environmental and zoning laws;

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  Changes in the cost or availability of insurance, including coverage for mold or asbestos;

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  Periods of high interest rates and tight money supply;

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  Tenant turnover; and

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  General overbuilding or excess supply in the market area.

        For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

A property that incurs a vacancy could be difficult to sell or re-lease.

        A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Certain of our properties may be specifically suited to the particular needs of a tenant. We may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to shareholders. In addition, the resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue.

        Certain of our properties may be occupied by a single tenant. As a result, the success of those properties will depend on the financial stability of a single tenant. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default by a tenant on its lease payments could force us to find an alternative source of revenue to pay any mortgage loan on the property. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

We may not have funding for future tenant improvements.

        When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend funds to construct new tenant improvements in the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and while we intend to manage our cash position or financing availability to pay for any improvements required for releasing we cannot assure you that we will have adequate sources of funding available to us for such purposes in the future.

Uninsured losses relating to real property may adversely affect your returns.

        The Advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

Development and construction of properties may result in delays and increased costs and risks.

        We may invest some of the net offering proceeds available for investment in the acquisition of raw land upon which we will develop and construct improvements at a fixed contract price. In any such projects we will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may result in legal action by us to rescind the purchase or construction contract or to enforce the builder's obligations. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects if they are not fully leased prior to the commencement of construction. Furthermore, the price we agree to for the land will be based on projections of rental income and expenses and estimates of construction costs as well as the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for the land and fail to achieve our forecast of returns due to the factors discussed above.

Competition for investments may increase costs and reduce returns.

        We will compete for real property investments with pension funds and their advisors, bank and insurance company investment accounts, other real estate investment trusts, real estate limited partnerships, individuals and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing acquisition costs and reducing your returns.

Delays in acquisitions of properties may have adverse effects on your investment.

        Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction, it will typically take 8-14 months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. Our charter limits the amount we can invest in unimproved land.

Uncertain market conditions and the broad discretion of the Advisor relating to the future disposition of properties could adversely affect the return on your investment.

        We expect to hold the various real properties in which we invest until such time as the Advisor decides that a sale or other disposition is appropriate given our investment objectives. The Advisor, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of our properties if we do not list the common stock within ten years after the initial closing under this offering. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

We may acquire properties with "lock-out" provisions which may affect our ability to dispose of the properties.

        We may acquire properties that are subject to contractual "lock-out" provisions that could restrict our ability to dispose of the property for a period of time. Lock-out provisions could affect our ability to turn our investments into cash and could affect cash available for distributions to you. Lock-out provisions could also impair our ability to take actions during the lock-out period that would otherwise be in the best interest of our shareholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may affect our ability to operate or dispose of the property or our co-ownership interest.

        We may hold co-ownership interests, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose or our co-ownership interest. Thus, such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our shareholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the co-ownership agreements did not exist.

We may acquire interests in partnerships that could subject us to additional liabilities.

        We may acquire partnership interests, including general partnership interests, in partnerships that could subject us to the liabilities of the partnership.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of Dividend Capital Trust and, consequently, amounts available for distribution to our shareholders.

If we fail to make our debt payments, we could lose our investment in a property.

        Loans obtained to fund property acquisitions will generally be secured by first mortgages on those properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the common stock and the dividends payable to shareholders to be reduced.

Lenders may require us to enter into restrictive covenants relating to our operations.

        In connection with obtaining certain financing, a lender may impose restrictions on us which affect our ability to incur additional debt and our ability to make distributions to our shareholders. Loan documents we enter into may contain negative covenants which limit our ability to further mortgage the property, replace the Advisor as our advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

        We intend to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2003. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of our special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, that we operate in a manner that will enable us to meet the requirements for qualification as a REIT for federal income tax purposes. This opinion was issued in connection with this offering. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. No assurance can be given that we are organized or will continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. (See "Federal Income Tax Considerations General—REIT Qualification" and "Federal Income Tax Considerations General—Requirement for Qualification as a REIT").

        If we fail to qualify as a REIT in any taxable year for which a REIT election has been made, we would not be allowed a deduction for dividends paid to our shareholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability to us for the years involved. As a result of the additional tax liability, we might need to borrow funds or liquidate certain investments on terms that may be disadvantageous to us in order to pay the applicable tax, and we would not be compelled to make distributions under the Code.

        We believe that Dividend Capital OP will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were to successfully determine that Dividend Capital OP was properly treated as a corporation, Dividend Capital OP would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as shareholders of Dividend Capital OP and distributions to partners would constitute dividends that would not be deductible in computing Dividend Capital OP's taxable income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations—Federal Income Tax Aspects of Our Partnership—Classification as a Partnership."

To qualify as a REIT, we must meet annual distribution requirements.

        To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Legislative or regulatory action could adversely affect investors.

        In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our common stock. You are urged to consult with your tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in common stock.

Retirement Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in common stock.

        If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

  •
  Your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

  •
  Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

  •
  Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

  •
  Your investment will not impair the liquidity of the plan or IRA;

  •
  Your investment will not produce "unrelated business taxable income" for the plan or IRA;

  •
  You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

  •
  Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        For a more complete discussion of the foregoing issues and other risks associated with an investment in our common stock by retirement plans, please see the "ERISA Considerations" section of this prospectus.

SUITABILITY STANDARDS

        The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the common stock, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

        The Advisor and the Dealer Manager, in conjunction with participating broker-dealers, are responsible for making every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on information concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of common stock have either:

  •
  A net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $150,000; or

  •
  A gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $45,000.

        The minimum purchase is 200 shares ($2,000), except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in common stock of Dividend Capital Trust will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

        The minimum purchase for Maine, Minnesota, New York and North Carolina residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

        Purchases of common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above.

        Several states have established suitability standards different from those we have outlined. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

  Arizona, California, Michigan, New Mexico and North Carolina—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

  Iowa, Oregon and Tennessee—Investors must have either (1) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 and gross annual income of $65,000 during the prior tax year with an expectation of gross annual income of $65,000 in the current tax year or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $500,000.

  Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

  Michigan, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in Dividend Capital Trust.

  Missouri—Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of $60,000 and a net worth of at least $60,000.

  New Hampshire—Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000.

  Pennsylvania—Because the minimum closing amount is less than $25,000,000 (10% of the total offering amount), investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of common stock subscribed to in this offering.

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common stock, our investment objectives and the relative illiquidity of our common stock, shares of Dividend Capital Trust are an appropriate investment for each shareholder. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

ESTIMATED USE OF PROCEEDS

        A special meeting of shareholders was held on November 21, 2003 which resulted in the approval of several amendments to the Company's articles of incorporation to reduce the amount of fees paid the Advisor, Dealer Manager and other affiliates. As a result, we expect that at least 90.9% of future gross offering proceeds, including shares issued pursuant to our Distribution Reinvestment Plan ("DRIP"), will be used to buy real estate, while the remaining proceeds will be used to pay expenses and fees including the payment of fees to the Advisor, the Property Manager and the Dealer Manager.

        The following table sets forth our best estimate of how we intend to use the gross offering proceeds for our offering based on 10,000,000 initial shares already sold, 15,000,000 subsequent shares sold, 29,000,000 total shares sold, including shares issued pursuant to our DRIP, and 19,000,000 subsequent shares sold, including shares issued pursuant to our DRIP, respectively.

	10,000,000 Initial Shares Already Sold		15,000,000 Subsequent Shares Sold		29,000,000 Total Shares Sold (Including DRIP)		19,000,000 Subsequent Shares Sold (Including DRIP)
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Gross Offering Proceeds(1)	$100,000,000	100%	$150,000,000	100%	$288,000,000	100%	$188,000,000	100%
Less Public Offering Expenses:
Sales Commissions(2)	7,000,000	7.0%	9,000,000	6.0%	16,400,000	5.7%	9,400,000	5.0%
Dealer Manager Fee(2)	2,500,000	2.5%	3,000,000	2.0%	5,500,000	1.9%	3,000,000	1.6%
Organization and Offering Expenses(3)	3,000,000	3.0%	3,000,000	2.0%	6,000,000	2.1%	3,000,000	1.6%

Amount Available for Investment(4)	$87,500,000	87.5%	$135,000,000	90.0%	$260,100,000	90.3%	$172,600,000	91.8%
Acquisition and Development:
Acquisition and Advisory Fees(5)	$2,625,000	2.6%	$1,350,000	0.9%	$4,351,000	1.5%	$1,726,000	0.9%
Initial Working Capital Reserve(6)	—	—	—	—	—	—	—	—

Amount Invested in Properties(4)(7)	$84,875,000	84.9%	$133,650,000	89.1%	$255,749,000	88.8%	$170,874,000	90.9%

Footnotes to Estimated Use of Proceeds Table:

(1)
The table does not reflect the possible sale of up to 1,000,000 shares which may be issued upon exercise of the soliciting dealer warrants.

(2)
The subsequent 15,000,000 shares sold includes selling commissions equal to 6.0% of aggregate gross offering proceeds for which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.0% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the Advisor. The initial 10,000,000 shares sold includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, which were payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may re-allow selling commissions to other broker-dealers participating in this offering attributable to the shares sold by them and may re-allow out of its dealer manager fee up to 1.0% of aggregate gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of shares sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may also be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

(3)
Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for Dividend Capital Trust. The Company will be responsible for the payment of all organization and offering expenses not to exceed 3.0% of cumulative gross offering proceeds up to $100 million and not to exceed 2.0% of cumulative gross offering proceeds in excess of $100 million. The Advisor is obligated to fund all organization and offering expenses in excess of these limitations. As of September 30, 2003, the Advisor had funded approximately $9.7 million of offering related costs and we had reimbursed the Advisor approximately $1.8 million for these costs.

(4)
Until required in connection with the acquisition and development of properties, substantially all of the net offering proceeds, and thereafter, the working capital reserves of Dividend Capital Trust, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts. The number of properties we are able to acquire will depend on several factors, including the amount of capital raised in this offering, the extent to which we incur debt or issue limited partnership interests in Dividend Capital OP in order to acquire properties and the purchase price of the properties we acquire. We are not able to estimate the number of properties we may acquire assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(5)
Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of our properties. We will pay the Advisor acquisition and advisory fees up to a maximum amount of 3.0% of the aggregate purchase price of all properties we acquire up to the first $170 million of acqusitions and up to a maximum amount of 1.0% of the aggregate purchase price of all properties thereafter. The table assumes that the $170 million property acquisition threshold will be reached upon the sale of the initial 10 million shares through the use of leverage. As such, the subsequent 15 million shares reflects a 1.0% acquisition fee.

(6)
Because most of the leases for the properties acquired and to be acquired by Dividend Capital Trust provide and will likely provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in non-liquidating sale transactions.

(7)
Includes amounts anticipated to be invested in properties, including other third-party acquisition expenses which are included in the total acquisition costs of the properties acquired or for properties that are not acquired these costs are expensed. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the property is actually acquired.

SELECTED FINANCIAL DATA

        The Company commenced active operations when it acquired its first operating property on June 9, 2003. The following sets forth a summary of the selected financial data for the six months ended September 30, 2003 and for the fiscal year ended December 31, 2002.

	2003(1)	2002(2)
OPERATING DATA:
Rental revenue	$960,115	$—
Net income (loss) before minority interest	$105,740	$(212,712)
Minority interest	$—	$200,000
Net income (loss)	$105,740	$(12,712)
Basic and diluted income (loss) per common share	$0.05	$(63.56)
Dividends declared per common share—annualized
Second Quarter	$0.625	$—
Third Quarter	$0.625	$—
Weighted average common shares outstanding
Basic	2,160,712	200
Dilutive	2,180,712	200
BALANCE SHEET DATA:
Investment in real estate, net	$39,007,770	$—
Total assets	$56,974,984	$751,678
Long-term obligations	$—	$—
Total liabilities	$1,873,501	$761,390

(1)
For the nine months ended September 30, 2003 for operating data (unaudited) and as of September 30, 2003 for balance sheet data (unaudited).

(2)
For the period from inception (April 12, 2002) through December 31, 2002 for operating data and as of December 31, 2002 for balance sheet data.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of financial condition and results of operations of the company should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2002 and for the period from inception (April 12, 2002) through December 31, 2002 as well as the financial statements for the period ended September 30, 2003. This prospectus contains certain forward-looking statements. When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are various factors that could cause actual results to differ materially from those which are expressed in, or implied by, such forward-looking statements. Such factors include changes in general economic conditions, changes in real estate conditions, changes in interest rates, the amount of equity capital provided by the Company's public offering, the availability of debt financing on terms that are favorable to the Company, the ability of the Company to acquire and lease properties on favorable terms, and the ability of tenants to make payments under their respective leases. Readers of this filing are cautioned to consider these uncertainties in connection with all forward-looking statements.

Overview

        Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial buildings net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distribution and logistics markets in the United States. The Company intends to qualify as a REIT for federal tax purposes commencing with its taxable year ending December 31, 2003. The Company is structured as an UPREIT under which substantially all of the Company's current and future business is and will be conducted through a majority owned subsidiary, Dividend Capital Operating Partnership LP. The Company commenced operations on June 9, 2003 when it closed its first acquisition of an industrial property located in Nashville, TN (see the "Real Estate Investments" section of this prospectus for further discussion of this and other acquisitions).

        On April 15, 2002, the Company filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission covering a public offering of its common stock. The Registration Statement was declared effective on July 17, 2002 and the Company had received clearance of its offering in forty-nine states in December 2002. The common stock is being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The Registration Statement also covers up to 4,000,000 shares available pursuant to the Company's distribution reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants that may be issued to the Dealer Manager participating in the offering. Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors. As of December 1, 2003 10,784,959 shares of common stock had been sold under this offering.

Liquidity and Capital Resources

Overview

        The Company's management is committed to maintaining a strong balance sheet and preserving the Company's financial flexibility, which management believes enhances its ability to capitalize on attractive investment opportunities as they become available. The Company's management believes its liquidity and ability to generate cash from its operating activities and financing activities are adequate to meet all of the Company's cash flow needs during 2003 and for the foreseeable future.

Operating Activities

        Cash flow provided by operating activities increased approximately $980,000 for the nine month period ended September 30, 2003 compared to the period from inception (April 12, 2002) through September 30, 2002 due to the cash flow provided by the newly acquired properties. In addition, the Company realized higher general and administrative costs related to the operations of the newly acquired properties which were partially offset by an increase in interest income resulting from higher cash balances. See "Results of Operations" for a more complete discussion of the factors impacting our operating performance.

Investing and Financing Activities

        The funds used in investing activities increased approximately $40.2 million primarily due to the acquisitions of the Nashville Facility, the Chickasaw Facilities and the associated acquisition costs. In addition, the deferred acquisition costs were greater during the period ended September 30, 2003 compared to the period ended September 30, 2002 due to the Company having additional deposits for potential property acquisitions.

        Funds provided by financing activities increased primarily due to the proceeds received from the Company's public offering which were partially offset by the increase in offering costs. As of September 30, 2003, the Company had sold 6,397,866 shares of common stock for gross proceeds of approximately $64.0 million and paid related offering costs of approximately $8.0 million.

        Our articles of incorporation limit our maximum leverage to 50% of the value of our gross assets before non-cash reserves and depreciation. As of September 30, 2003, our properties were unencumbered by debt. If we were to borrow the maximum amount permitted by our articles of incorporation, we would have approximately $19.7 million in additional cash from financing, using this standard.

        The Company is currently raising additional capital through the sale of limited partnership interests ("DCX Units") in Dividend Capital Operating Partnership LP. The Company is selling DCX Units to investors which may be completing a tax deferred exchanges under either or both of Sections 1031 and 721 of the Internal Revenue Code. The issuance price per DCX Unit will be determined at the time of such issuance by reference to the fair market value per common share of Dividend Capital Trust, which is currently $10.00 per share. Unit holders will be entitled to receive distributions equal to distributions declared by the Company's board of directors for common shareholders. Although each DCX Unit will be economically equivalent to one common share of Dividend Capital Trust, DCX Unit holders are not entitled to vote on Dividend Capital Trust matters. Upon holding DCX Units for a period of at least one year, and subject to certain restrictions, an investor may require Dividend Capital Operating Partnership to redeem some or all of the investor's DCX Units for Dividend Capital Trust's common stock or, at the option of Dividend Capital Operating Partnership, for cash. The Company's management believes this additional capital raising effort will provide the Company with cost efficient capital which will be used to acquire high quality industrial properties. Certain fees, commissions and reimbursements may be paid to related parties of up to 10.0% of the gross proceeds generated from the issuance of DCX Units.

Debt Service Requirements.

        The Company financed $11,350,000 of the purchase price for the acquisition of the Nashville, Tennessee distribution facility with a senior secured loan. In accordance with the loan agreement, in

September 2003, the Company exercised its right to prepay the balance of this loan in full, including accrued interest.

        On October 30, 2003, the Company executed an agreement with Bank One, N.A. for a $50 million senior secured revolving credit facility which may be increased up to $200 million in total. The credit facility bears interest at LIBOR plus 1.125% to 1.500%. The credit facility matures in April 2004. However, upon successful syndication of this facility, it is expected that the facility will be amended and restated, under the terms consistent with the current facility, to include a maturity date three years after the closing of the syndication. The terms of the credit facility includes certain financial covenants relating to minimum net worth, minimum liquidity, fixed charge average and total debt to total assets ratios that are tested on an annual and quarterly basis.

Critical Accounting Policies

        The following discussion pertains to accounting policies management believes are most "critical" to the portrayal of the Company's financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Valuation of Investment Property

        Long-lived assets to be held and used will be carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted. The Company will also evaluate assets for potential impairment when the Company deems them to be held for sale. Valuation of real estate is considered a "critical accounting estimate" because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of the Company's real estate. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures and debt financing rates, among other things. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, physical condition and investor return requirements, among other things. All of the aforementioned factors will be taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management's judgment, the valuation could be negatively effected.

Real Estate Acquisitions

        Upon the acquisition of operating properties, management must make significant assumptions in order to allocate the purchase price of the properties to identifiable tangible and intangible assets associated with the property in accordance with SFAS No. 141, "Business Combinations." Management uses the best information available such as appraisals, current market rental rates, rental growth, discount rates and other factors to determine the most appropriate allocation. However, if inappropriate information is used in regards to these estimates, misclassification of assets or liabilities and incorrect calculation of depreciation amounts would occur, which would misstate our results of operations.

Valuation of Accounts and Rent Receivable

        Periodically management will assess the collectability of accounts and rent receivable balances in order to determine if an adjustment to the value of these balances is necessary. Management will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration will be the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole, determines the valuation.

Results of Operations

Comparison of the Periods Ending September 30, 2002 and 2003

        The Company had not commenced active operations and was in the development stage during the period from inception (April 12, 2002) through September 30, 2002. During the period ended September 30, 2002, the Company did not have revenue and realized a loss of $30,800. However, during the nine months ended September 30, 2003, the Company acquired its first real estate assets for a combined purchase price of approximately $37,780,000 which resulted in rental revenues of approximately $960,115 and an increase in operating expenses of approximately $874,000 which resulted in net income of $105,740.

Period Ended December 31, 2003

        The Company had not commenced active operations as of the December 31, 2003. For the period from inception (April 12, 2002) through December 31, 2002, the Company incurred approximately $213,000 of expenses related to the Company's development stage operations.

Subsequent Events

Acquisitions

  Rancho Facility

        On October 20, 2003, the Company acquired the Rancho Technology Park facility (the "Rancho Facility"), which is a one-story, newly constructed distribution facility with 201,493 square feet of leasable space. The cost of the Rancho Facility (including an acquisition fee of $297,795 payable to our Advisor) was approximately $10,350,000, which was paid with the proceeds from the Company's public offering. These costs include certain escrow amounts related to the newly negotiated lease with Ozburn-Hessey Logistics, LLC (OHL) totaling approximately $585,000 which represents amounts to be paid for tenant finish and leasing commissions.

  Mallard Lake

        On October 29, 2003, Dividend Capital acquired a 222,122 square foot distribution facility ("Mallard Lake") in the Mallard Lake Distributions Center, a business park in Hanover Park, Illinois (an industrial submarket of Chicago). The Company purchased the building from an unrelated third party that developed Mallard Lake during 1999. The cost of Mallard Lake (including an acquisition fee of $329,259 payable to our Advisor) was approximately $11,400,000, which was paid with proceeds from the Company's public offering. The facility is fully leased to Iron Mountain Inc. (NYSE: IRM), an international information storage, management and protection services company.

  West by Northwest

        On October 30, 2003, the Company acquired an 189,467 square foot industrial distribution building ("West by Northwest") in the West by Northwest Business Center. The West by Northwest Business Center is located in Houston's northwest submarket and was developed by an unrelated third party during 1997. The cost of West by Northwest (including an acquisition fee of $248,250 payable to our Advisor) was approximately $8,610,000, which was paid for with proceeds from the Company's public offering and proceeds from the Credit Facility (as discussed below). The building is fully leased to Inventec Electronics Corp, USA., the American subsidiary of Inventec Corp., a Taiwanese designer and manufacturer of technology products, including computers, handhelds and servers.

Special Meeting of Shareholders

        A special meeting of shareholders was held on November 21, 2003 for shareholders of record as of October 16, 2003. The meeting was held to vote on proposed amendments to our articles of incorporation to, among other things, reduce the amount of fees paid to the Advisor and its affiliates and to implement an Asset Management fee payable to the Advisor. The proposed amendments were approved by a majority of the voting shareholders. As a result, effective upon the sale of $100 million of gross offering proceeds, the dealer manager fee was reduced from 2.5% to 2.0%, commissions were reduced from 7% to 6% and the offering expense reimbursement to the Advisor was reduced from 3.0% to 2.0%. After we acquire at least $170 million in properties, the Acquisition Fee paid to the Advisor will be reduced from 3.0% to 1.0% of the purchase price of properties acquired thereafter. The properties that are assessed the 1.0% acquisition fee will also be subject to an Asset Management fee equal to 0.75% annually of the undepreciated value of those properties.

MANAGEMENT

General

        We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Advisor, subject to the board's approval and oversight, to manage our day-to-day affairs and the acquisition and disposition of our investments. Our articles of incorporation were reviewed and ratified by the board of directors, including the independent directors, at their initial meeting.

        Our articles of incorporation and bylaws provide that the number of directors of Dividend Capital Trust may be established by a majority of the entire board of directors but may not be fewer than three or more than fifteen. We currently have a total of seven directors. Our articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of Dividend Capital Trust, the Advisor or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our seven current directors, four are considered to be independent directors.

        Each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and:

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  In the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, unless there are no remaining affiliated directors, in which case by a majority vote of the remaining directors; or

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  In the case of an independent director, by a vote of a majority of the remaining independent directors, unless there are no remaining independent directors, in which case by a majority vote of the remaining directors.

        If at any time there are no independent or affiliated directors in office, these successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

        The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the Advisor. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

        Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

        The board is also responsible for reviewing all of our fees and expenses at least annually and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with the Advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

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  The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

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  The success of the Advisor in generating opportunities that meet our investment objectives;

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  The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

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  Additional revenues realized by the Advisor and its affiliates through their relationships with us;

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  The quality and extent of service and advice furnished by the Advisor;

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  The performance of our real estate properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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  The quality of our real estate properties in relationship to the investments generated by the Advisor or its affiliates for the account of other clients.

        Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Advisor, any director or any affiliate of the Advisor, or (2) any transaction between us and the Advisor, any director or any affiliate of the Advisor.

Committees of the Board of Directors

        Our entire board of directors considers all major decisions concerning our business, including all property acquisitions. However, our board has established an Investment Committee, Audit Committee and a Compensation Committee so that issues arising in these areas can be addressed in more depth than may be possible at a full board meeting.

Investment Committee

        The Investment Committee's primary function is to review, evaluate and ultimately vote to approve acquisitions proposed by the Advisor for acquisitions up to $25 million. Proposed acquisitions in excess of $25 million require approval by the board of directors, including a majority of the independent directors. The Investment Committee is required to include three directors, at least two of whom must be independent directors and is currently comprised of Tripp H. Hardin, John C. O'Keeffe and Thomas G. Wattles.

Audit Committee

        The Audit Committee will meet on a regular basis at least annually and throughout the year as necessary. The Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process all in accordance with the Company's Audit Committee Charter. The Audit Committee is comprised of three directors, two of whom shall be independent directors. The Audit Committee is currently comprised of Tripp H. Hardin, John C. O'Keeffe and Thomas G. Wattles.

Compensation Committee

        Our board of directors has established a Compensation Committee to administer the Employee Option Plan, as described below. The Compensation Committee will be comprised of three directors, two of whom shall be independent directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of the Advisor and the Property Manager based upon recommendations from the Advisor, and to set the terms and conditions of such options in accordance with the Employee Option Plan. The Compensation Committee is currently comprised of James R. Mulvihill, Robert F. Masten and Lars O. Soderberg.

Directors and Executive Officers

        The directors and executive officers of the Company, their ages and their positions and offices are as follows:

Name	Age	Position
Thomas G. Wattles	51	Chairman and Director
Evan H. Zucker	38	Chief Executive Officer, President, Secretary and Director
James R. Mulvihill	39	Chief Financial Officer and Director
Tripp H. Hardin, III	42	Director
Robert F. Masten	54	Director
John C. O'Keeffe	43	Director
Lars O. Soderberg	44	Director

        Thomas G. Wattles, age 51, is the Chairman and a director of Dividend Capital Trust, a manager and Chief Investment Officer of Dividend Capital Advisors and a manager of Dividend Capital Property Management. Mr. Wattles is a principal of Black Creek Capital, LLC which he joined in February 2003. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), and served as Chairman between March 1997 and May 1998. ProLogis is a publicly-held industrial REIT, with total assets of approximately $5.9 billion as of December 31, 2002, and operations in North America, Europe and Japan. Mr. Wattles was a Managing Director of Security Capital Group Incorporated ("Security Capital Group") and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation and chairs its Investment Committee. Mr. Wattles holds a Bachelor's degree and an MBA degree from Stanford University.

        Evan H. Zucker, age 38, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust Inc. Mr. Zucker is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a managing partner of CapEx, LP, a $60 million private equity fund co-founded by the principals of Black Creek Capital in 1999. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and with Mr. Mulvihill has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR), which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange with approximately $672 million in total assets as of December 31, 2002. Mr. Zucker served as the President and as a director of American Real Estate

Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor's degree in Economics.

        James R. Mulvihill, age 39, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chairman of the Board of Corporate Properties of the Americas ("CPA"). CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties (a Sam Zell controlled investment company), is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. To date, CPA has developed and or acquired over 2 million square feet of industrial buildings and developed two industrial parks totaling 445 acres. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and with Mr. Zucker and other affiliates has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR) which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

Independent Directors

        Tripp H. Hardin, age 42, is an independent director of Dividend Capital Trust. Mr. Hardin is a Vice President of Grubb & Ellis, and he has been active in real estate activities since 1984, focusing primarily on the sale and leasing of industrial, office and commercial properties. He has also been active in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science Degree.

        Robert F. Masten, age 54, is an independent director of Dividend Capital Trust. Mr. Masten has been active in commercial real estate transactions and title insurance matters since 1972. Mr. Masten is currently a Senior Vice President of Chicago Title Company, Denver, Colorado. Prior to joining Chicago Title Company, from 1993 to 2003, Mr. Masten had been a Senior Vice President of American Title Company, Denver, Colorado, where he has provided title insurance for commercial real estate transactions. Prior to joining North American Title Company he was with Land Title Guaranty Company for 16 years. Before joining Land Title, Mr. Masten leased, managed and sold properties for 33 different syndicates for which Perry & Butler was the general partner. Mr. Masten graduated from the University of Colorado with a Doctorate Degree in Arts and Sciences.

        John C. O'Keeffe, age 43, is an independent director of Dividend Capital Trust. Mr. O'Keeffe has been active in real estate construction activities since 1987. Since 1987 he has served as a project manager for Wm. Blanchard Co., Springfield, New Jersey, where he has been responsible for the construction of large healthcare projects. Mr. O'Keeffe graduated from Denison University with a Bachelor's Degree in English Literature.

        Lars O. Soderberg, age 44, is an independent director of Dividend Capital Trust. Mr. Soderberg has been employed by Janus Funds since 1995. He is currently a Vice President and Managing Director of Janus Institutional Services, where he is responsible for the development, marketing and distributions of Janus' investment products to the institutional market place. Prior to joining Janus, Mr. Soderberg was employed by Fidelity Investments for approximately 14 years. He is Treasurer and a member of the Board of Directors of the National Defined Contribution Council and a member of the Association of Investment Management Sales Executives. Mr. Soderberg graduated from Denison University with a Bachelor of Arts Degree in History.

        On March 31, 2003, Dividend Capital Trust's board of directors accepted the resignation of John Blumberg as a director of Dividend Capital Trust and as a member of the Audit Committee and the resignation of Michael Dana as a director of the Company and as a member of the Compensation Committee. Also on March 31, 2003, Thomas G. Wattles was appointed as a director of Dividend Capital Trust and as the Chairman of the Board of Directors and a member of the Audit Committee. Lars O. Soderberg was appointed to the Compensation Committee on March 31, 2003.

Compensation of Directors

        We pay each of our independent directors $2,500 per quarter plus $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, we have reserved 300,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Option Plan (as discussed below). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of Dividend Capital Trust, we do not pay separate compensation for services rendered as a director.

Independent Director Option Plan

        We have adopted an independent director stock option plan which we will use in an effort to attract and retain qualified independent directors (the "Independent Director Option Plan"). We have granted non-qualified stock options to purchase 10,000 shares to each independent director for a total of 40,000 stock options, pursuant to the Independent Director Option Plan upon the sale of 200,000 shares in this offering. In addition, we intend to issue options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder's meeting. Options may not be granted under the Independent Director Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Option Plan and the Employee Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

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  If the shares are traded on a national securities exchange, the average closing price for the five consecutive trading days ending on such date;

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  If the shares are quoted on an over-the-counter market, the average of the high bid and low asked prices;

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  If there is a current public offering and no market maker for the shares, the average of the last 10 sales made pursuant to a public offering;

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  If there is no current public offering, the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program; or

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  The price per share under the distribution reinvestment plan if there are no purchases under the share redemption program.

        A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Dividend Capital Trust is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the director options not exercised, but will change only the exercise price for each share. Options granted under the Independent Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal of the independent director for cause, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of fully-paid common stock. Options granted under the Independent Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option may be granted or exercised if such grant or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

        Upon the dissolution or liquidation of Dividend Capital Trust, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Independent Director Option Plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

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  For the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

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  For the continuance of the Independent Director Option Plan and the options by such successor corporation under the original terms; or

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  For the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Employee Option Plan

        We have adopted an employee stock option plan (the "Employee Option Plan"). The Employee Option Plan is designed to enable Dividend Capital Trust, the Advisor and the Property Manager to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of Dividend Capital Trust) considered essential to our long-range success and the success of the Advisor and the Property Manager by offering such employees an opportunity to participate in the growth of Dividend Capital Trust through ownership of our common stock. The Employee Option Plan will be administered by the Compensation Committee, which is authorized to grant "non-qualified" stock options (the "Employee Options") to selected employees of the Advisor and the Property Manager. All grants of Employee Options will be based upon the recommendation of the Advisor and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. Employee Options may not be granted under the Employee Option Plan at any time when the grant would cause the total number of options outstanding under the Employee Option Plan and the Independent Director Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The Compensation Committee shall set the term of the Employee Options in its discretion, which shall not exceed ten years. The Compensation Committee shall set the period during which the right to exercise an Employee Option vests. No

Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

        In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers and Others

        Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. In addition, we have obtained directors and officers liability insurance. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  The director or officer actually received an improper personal benefit in money, property or services; or

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  With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

        This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

        In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that the directors, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

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  Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

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  Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

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  In the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

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  In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

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  The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

        We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to Dividend Capital Trust and our shareholders against the officers and directors.

        The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  There has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

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  Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

  •
  Dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

        Certain of our officers and directors also actively participate in management of the Advisor. The Advisor has certain contractual responsibilities to Dividend Capital Trust and its shareholders pursuant to the Advisory Agreement. The Advisor is managed by:

John A. Blumberg James R. Mulvihill Thomas G. Wattles Evan H. Zucker	Teresa L. Corral Matthew R. Holberton Matthew T. Murphy Gregory D. Skirving

        John A. Blumberg, age 44, is a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Blumberg is a co-founder and principal of Black Creek Capital, LLC.

Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and with Mr. Zucker and Mr. Mulvihill has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. Prior to co-founding Black Creek Capital, Mr. Blumberg was president of JJM Investments, which owned 113 shopping center properties in Texas. During the 12 years prior to joining JJM, Mr. Blumberg served in various positions with Manufacturer's Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer's Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications. Mr. Blumberg holds a Bachelor's degree from the University of North Carolina at Chapel Hill.

        James R. Mulvihill, age 39, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chairman of the Board of Corporate Properties of the Americas ("CPA"). CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties (a Sam Zell controlled investment company), is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. To date, CPA has developed and or acquired over 2 million square feet of industrial buildings and developed two industrial parks totaling 445 acres. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and with Mr. Zucker and other affiliates has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR) which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

        Thomas G. Wattles, age 51, is the Chairman and a director of Dividend Capital Trust, a manager and Chief Investment Officer of Dividend Capital Advisors and a manager of Dividend Capital Property Management. Mr. Wattles is a principal of Black Creek Capital, LLC which he joined in February 2003. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), and served as Chairman between March 1997 and May 1998. ProLogis is a publicly-held industrial REIT, with total assets of approximately $5.9 billion as of December 31, 2002, and operations in North America, Europe and Japan. Mr. Wattles was a Managing Director of Security Capital Group Incorporated ("Security Capital Group") and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation and chairs its Investment Committee. Mr. Wattles holds a Bachelor's degree and an MBA degree from Stanford University.

        Evan H. Zucker, age 38, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust Inc. Mr. Zucker is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a managing partner of CapEx, LP, a $60 million private equity fund co-founded by the principals of Black Creek Capital in 1999. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and with Mr. Mulvihill has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR), which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange with approximately $672 million in total assets as of December 31, 2002. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor's degree in Economics.

        Teresa L. Corral, age 39, is the Vice President and Chief Due Diligence Officer of the Advisor. Ms. Corral has been active in acquisition and development due diligence, underwriting, transaction closings for institutional real estate since 1987. Prior to joining the Advisor in May 2003, Ms. Corral served in various positions with Clayton, Williams, and Sherwood, Inc. and its affiliates, including CWS Communities Trust, a private REIT whose majority shareholder is affiliated with Security Capital Group and JPI, a privately owned multi-family real estate investment company. Ms. Corral holds a Bachelor's degree in business administration and economics from St. Mary's College of California.

        Matthew R. Holberton, age 31, is the Vice President of Real Estate Finance of the Advisor and the Property Manager. Mr. Holberton has been active in investment banking, mergers and acquisitions, capital raising and structured financings for corporate clients since 1994. Prior to joining the Advisor in June 2002, Mr. Holberton served in various positions with Merrill Lynch, most recently as an investment banker in the Real Estate Investment Banking Group. Mr. Holberton also served as an investment banker in the Structured Finance Group of Merrill Lynch. Prior to joining Merrill Lynch's Structured Finance Group, Mr. Holberton was an investment banker in the Asset Finance Group of Citicorp Securities, Inc. Mr. Holberton holds a Bachelor's degree from Bucknell University and an MBA from Columbia University's Graduate School of Business.

        Matthew T. Murphy, age 39, is the Vice President of Finance and Controller of the Advisor and the Property Manager. Mr. Murphy has been active in the accounting functions in connection with real estate companies since 1989. Prior to joining the Advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis Trust. Prior to joining Security Capital Group, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy holds a Bachelor's degree in Accounting from Colorado State University.

        Gregory D. Skirving, age 56, is the Vice President and Regional Director of Acquisitions of the Advisor, and is responsible for identifying and advising on investment opportunities in the central and eastern United States. He has been directly involved in industrial real estate for over 25 years. From 1998 to 2003, Mr. Skirving was Vice President and Global Services Officer for ProLogis (NYSE: PLD). Mr. Skirving served as Senior Vice President and Global Services Officer for Meridian Industrial Trust from 1996 to 1998, when Meridian was acquired by ProLogis. From 1990 to 1996, Mr. Skirving was Executive Vice President and Partner with Trammell Crow Corporate Services, where he led TCC's entry into their corporate real estate outsourcing services platform. From 1982 to 1990, Mr. Skirving was Partner and Chief Operating Officer for Reynolds Properties, a Denver based developer of suburban office and industrial buildings, and planned business parks. Mr. Skirving graduated from Arizona State University with a Bachelor of Science Degree in Economics.

The Advisory Agreement

        Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate other than the Property Manager, shall, subject to the authority of the board:

  •
  Find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

  •
  Structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

  •
  Acquire properties on our behalf in compliance with our investment objectives and policies;

  •
  Arrange for financing and refinancing of properties; and

  •
  Enter into leases and service contracts for the properties acquired.

        The term of the current Advisory Agreement ends one year after the initial closing date under this offering, subject to renewals for an unlimited number of successive one-year periods. The Advisory Agreement may be terminated:

  •
  Immediately by us for "cause," or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

  •
  Without cause by a majority of our independent directors or a majority of all our directors upon 60 days' written notice; or

  •
  With "good reason" by the Advisor upon 60 days' written notice.

        "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

        The Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business operations to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Advisor, subject at all times to such board approval.

        We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

  •
  Organization and offering expenses in an amount up to 2.0% of future gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to organizing Dividend Capital Trust, preparing the Securities and Exchange Commission registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;

  •
  The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties;

  •
  Administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

  •
  Acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

        The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition and advisory fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the four consecutive fiscal quarters then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        The Advisor and its affiliates will be paid fees in connection with services provided to us. (See "Management—Management Compensation"). In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated fees earned prior to the termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Common Stock and Partnership Units

        The Advisor currently owns 20,000 limited partnership units of Dividend Capital OP, for which it contributed $200,000. The Advisor may not sell any of these units during the period it serves as our advisor. Dividend Capital Trust, which serves as the general partner of Dividend Capital OP, currently owns 200 regular partnership units for which it contributed $2,000. Dividend Capital Trust, as of September 30, 2003, owned approximately 6,398,066 limited partnership units or 99.7% of Dividend Capital OP. The parent of the Advisor owns all of the Special Units, for which it contributed $1,000. An affiliate of the Advisor also owns 200 shares of Dividend Capital Trust, which it acquired upon the initial formation of Dividend Capital Trust. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although the Advisor and its affiliates generally are not prohibited from acquiring our common stock, the Advisor has no options or warrants to acquire shares and has no current plans to acquire shares. The affiliate of the Advisor which owns outstanding shares has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its affiliates.

Affiliated Companies

Property Manager

        Our properties may be managed and leased by Dividend Capital Management Company LLC (the "Property Manager"). The Property Manager is an affiliate of the Advisor. The Property Manager is currently managed and directed by John A. Blumberg, James R. Mulvihill, Thomas G. Wattles and Evan H. Zucker. (See the "Conflicts of Interest" section of this prospectus). The backgrounds of Messrs. Blumberg, Mulvihill, Wattles and Zucker are described above in the "Management—The Advisor" section of this prospectus.

        The Property Manager was organized in April 2002 to provide leasing and management services. For properties managed by the Property Manager we will pay the Property Manager property management and leasing fees not exceeding the lesser of: (A) 3.0% of gross revenues or (B) 0.6% of the net asset value of the properties (excluding vacant properties) managed, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties managed by the Property Manager (excluding vacant properties), minus (2) our aggregate outstanding debt associated with the managed properties (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (which may in certain markets be equal to the first month's rent).

        In the event the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described in the "Federal Income Tax Considerations" section of this prospectus.

        The Property Manager will derive all of its income from the property management and leasing services it performs for us.

        The Property Manager may hire, direct and establish policies for employees who will have direct responsibility for the operations of each property managed, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, Dealer Manager or certain companies affiliated with them.

        The Property Manager may also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will cover, without additional expense to us, all of the Property Manager's general overhead costs.

        The principal office of the Property Manager is located at 518 17th Street, Suite 1700, Denver, Colorado 80202.

        Generally, if the Property Manager is not engaged to manage our properties, we will employ unaffiliated third party property managers to perform the day-to-day property management tasks.

Dealer Manager

        Dividend Capital Securities LLC (the "Dealer Manager") is a member firm of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of our common stock. Dividend Capital Securities has not participated in any private or public securities transactions other than this offering.

        The Dealer Manager will provide certain sales, promotional and marketing services to Dividend Capital Trust in connection with the distribution of the shares offered pursuant to this prospectus. It may, but does not currently expect to, sell a limited number of shares at the retail level. (See "Plan of Distribution" and "Management—Management Compensation").

        The Dealer Manager is an affiliate of both the Advisor and the Property Manager (See "Conflicts of Interest"). The Dealer Manger is managed by:

    Thomas I. Florence
    Thomas E. Pellowe
    Mark D. Quam

        Thomas I. Florence, age 41, is President of the Dealer Manager which he joined in July of 2003. Mr. Florence has over 18 years of experience in the financial services industry. Prior to joining the Broker Dealer he was a Managing Director at Morningstar Inc. with oversight responsibility of the 800 person company operating in 13 countries. In addition, he founded and was President of Morningstar Investment Services, an investment advisory firm managing portfolios for the clients of investment advisors. Prior to Morningstar, Mr. Florence was a Senior Vice President at Pilgrim Baxter and Associates responsible for managing a distribution organization with over $25 billion in assets under management. Prior to Pilgrim Baxter, he was in management at Fidelity Investments. Mr. Florence holds a Bachelor's degree from the Pennsylvania State University and is a graduate of Northwestern University's Kellogg Management Institute. In addition, he is a licensed principal with the NASD.

        Thomas E. Pellowe, age 34, is a Senior Vice President and Director of National Accounts of Dividend Capital Securities. Mr. Pellowe has been active in the financial services industry since 1990. Prior to joining Dividend Capital Securities, Mr. Pellowe served in various positions with INVESCO Funds Group, most recently as Vice President, National Accounts Manager, where he was responsible for all distribution and strategic relationships in the broker-dealer intermediary marketplace. Mr. Pellowe holds a Bachelor's degree in Economics and Finance from Bentley College.

        Mark D. Quam, age 33, is Managing Principal, Senior Vice President and National Sales Manager of the Dealer Manager. Prior to joining Dividend Capital, Mr. Quam was Director of Institutional Capital Markets for Black Creek Capital. Mr. Quam has also been active in real estate development as a Director of Construction and Project Management for CB Richard Ellis. Additionally, Mr. Quam participated in the development of several master planned residential communities while working with the Writer Corporation as Project Manager. Combined, Mr. Quam participated in the oversight of over 2 million square feet of construction and development. Previously Mr. Quam was an Investment Advisor for Dain Bosworth (now RBC Dain Rauscher). Mr. Quam holds an MBA in Real Estate and Construction from The University of Denver and a B.A. in Finance from The University of Arizona.

Management Decisions

        John Blumberg, James Mulvihill, Thomas Wattles and Evan Zucker will initially have the control and primary responsibility for the management decisions of the Advisor and certain of its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of these properties. The Advisor will attempt to invest in commercial real estate properties, consisting primarily of high-quality industrial buildings net leased to creditworthy corporate tenants.

Management Compensation

        The sections below summarize and disclose all of the compensation and fees, including reimbursement of expenses, to be paid by Dividend Capital Trust to the Advisor, the Property Manager and the Dealer Manager. The Advisor and the Property Manager are controlled by Messrs. Blumberg, Mulvihill, Wattles, Zucker and the Dealer Manager is controlled by Messrs. Florence and Quam. The estimated maximum dollar amount of each fee assumes the sale of 25,000,000 shares to the public and the sale of 4,000,000 shares pursuant to our distribution reinvestment plan. The sections below also summarize the amounts distributable with respect to the Special Units in Dividend Capital OP that have been issued to Dividend Capital Advisors Group LLC, the parent of the Advisor.

Organizational and Offering Stage

Sales Commissions

  •
  Payable to the Dealer Manager

  •
  Estimated maximum amount of $16,400,000

  •
  A service fee of up to 7.0% of gross offering proceeds up to $100 million and up to 6.0% of gross offering proceeds thereafter (all or substantially all of which we expect to be re-allowed or paid to participating broker-dealers).

  •
  A service fee of up to 1.0% of the shares issued pursuant to our Distribution Reinvestment Plan.

Dealer Manager Fee

  •
  Payable to the Dealer Manager

  •
  Estimated maximum amount of $5,500,000

  •
  Up to 2.5% of gross offering proceeds up to $100 million and up to 2.0% of gross offering proceeds thereafter. The Dealer Manager, in its sole discretion, may re-allow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as a marketing fee and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred.

Reimbursement of Organization and Offering Expenses

  •
  Payable to the Advisor or its affiliates

  •
  Estimated maximum amount of $6,000,000

  •
  Up to 3.0% of aggregate gross offering proceeds up to $100 million and up to 2.0% of aggregate gross offering proceeds thereafter. All organization and offering expenses (excluding selling commissions and the dealer manager fee) that are advanced by the Advisor or its affiliates will be reimbursed by Dividend Capital Trust based on the amount of gross offering proceeds.

Acquisition and Development Stage

Acquisition Fees

  •
  Payable to the Advisor or its affiliates

  •
  Estimated maximum amount of $8,516,000 (assumes that 29,000,000 shares are sold in this offering, that approximately $255,800,000 of net offering proceeds and equal debt financing are used to purchase properties and that we do not acquire properties by issuing new shares or limited partnership interests, which would increase the acquisition and advisory fees).

  •
  Up to 3.0% of the aggregate purchase price of the initial $170 million of acquisitions and up to 1.0% of the aggregate purchase price of properties acquired thereafter for the review and evaluation of such acquisitions. Includes the acquisition of a specific property or the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction (subject to the restrictions described below in the "Description of Securities-Restrictions on Roll-Up Transactions" section of this prospectus).

Operational Stage

Asset Management Fee

  •
  Payable to the Advisor or its affiliates

  •
  Estimated annual maximum amount of $2,562,000 (assumes total net offering proceeds of $225.8 million and equal debt financing are used to acquire properties)

  •
  Up to 0.75% annually of the gross assets before non-cash reserves and depreciation in excess of $170 million

Property Management and Leasing Fee

  •
  Payable to the Property Manager

  •
  Maximum amount will depend on operations

  •
  For the management and leasing of our properties, we may pay the Property Manager property management and leasing fees equal to up to 3.0% of gross revenues with respect to each property (or such other percentage of gross revenues that we consider reasonable, taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors); provided, however, that aggregate property management and leasing fees payable to the Property Manager may not exceed the lesser of: (A) 3.0% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by Dividend Capital Trust, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by Dividend Capital Trust (excluding vacant properties), minus (2) the aggregate outstanding debt of Dividend Capital Trust (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (which may in certain markets be equal to the first month's rent).

Real Estate Commissions

  •
  Payable to the Advisor or its affiliates

  •
  Maximum amount will depend on property sales

  •
  In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive total real estate brokerage commissions paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the contract price of each property sold. The payment of these fees will be deferred until investors have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual return on their net contributions.(1)

Footnote to Management Compensation:

(1)
If the Advisory Agreement is terminated, then the properties owned by Dividend Capital Trust will be appraised and any deferred real estate commissions shall be deemed to have been earned to the extent the appraised value of the properties plus total distributions paid to investors exceeds 100% of their net capital contributions plus a pre-tax 7% cumulative non-compounded annual return on their gross capital contributions. Any such deferred real estate commissions shall be promptly paid to the Advisor after termination of the Advisory Agreement.

Special Units in Dividend Capital OP

  •
  Held by Dividend Capital Advisors Group LLC, the parent of the Advisor

  •
  Amounts distributable with respect to the Special Units prior to redemption of the Special Units will depend on operations and the amount of net sales proceeds from property dispositions. The amount distributable with respect to the Special Units upon their redemption normally will depend on amounts previously distributed to other partners and the net value of Dividend Capital OP's assets.

  •
  In general, the holder of the Special Units will be entitled to receive 15% of specified distributions made after other partners have received cumulative distributions equal to their capital contributions plus a pre-tax 7% cumulative noncompounded annual return on their net contributions. After Dividend Capital OP investors, other than the holder of the Special Units, have received cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions plus a 7% cumulative non-compounded annual return on their net contributions, the holder of the Special Units will receive 15% of the net sales proceeds received by Dividend Capital OP on the dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which Dividend Capital OP owns an interest.

  •
  The Special Units will be redeemed by Dividend Capital OP for cash upon the earlier of the listing of our common stock or the occurrence of specified events that result in a termination or non-renewal of the Advisory Agreement. If the Advisory Agreement is terminated by us for cause, the redemption price will be $1. Upon the listing of our common stock or the termination or non-renewal of the Advisory Agreement by the Advisor for "good reason" or by the general partner of Dividend Capital OP other than for "cause" (each as defined in the Advisory Agreement) or in connection with a transaction involving us pursuant to which a majority of our directors are replaced or removed, the redemption price will be the amount that would have been distributed with respect to the Special Units in accordance with the preceding paragraph if Dividend Capital OP sold all of its assets for their then fair market values (as determined by an appraisal of Dividend Capital OP's investments in the case of a termination or non-renewal of the Advisory Agreement), paid all of its liabilities and distributed any remaining amount to partners in liquidation of Dividend Capital OP.

Neither the Advisor nor any of its affiliates will be entitled to receive any other form of distribution or incentive compensation. Dividend Capital Trust may not reimburse any entity for operating expenses in that would cause operating expenses to be in excess of the greater of 2% of our average invested assets or 25% of our net income for the year. Operating Expenses for these purposes include aggregate expenses of every character paid or incurred by Dividend Capital Trust other than the expenses of raising capital (such as organizational and offering expenses), interest payments, taxes, non-cash expenditures such as depreciation and amortization, property acquisition fees and property acquisition expenses.

        If at any time the shares become listed on a national securities exchange or traded on an over-the-counter market, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

  •
  The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  The success of the Advisor in generating opportunities that meet our investment objectives;

  •
  The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

  •
  Additional revenues realized by the Advisor and its affiliates through their relationships with us;

  •
  The quality and extent of service and advice furnished by the Advisor;

  •
  The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

  •
  The quality of our portfolio in relationship to the investments generated by the Advisor or its affiliates for the account of other clients.

        The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

        The Advisor and its affiliates will also be reimbursed only for the actual cost of goods, services and materials used for or by Dividend Capital Trust. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of Dividend Capital Trust provided that the reimbursement shall be at the lower of the Advisor's actual cost or the amount Dividend Capital Trust would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

        Since the Advisor and its affiliates are entitled to different levels of compensation for undertaking different transactions on behalf of Dividend Capital Trust (such as the property management fees for operating the properties and the acquisition and advisory fees), the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the Advisory Agreement. (See "Management—The Advisory Agreement"). Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including conflicts related to the compensation arrangements between the Advisor and its affiliates and Dividend Capital Trust (see "Management—Management Compensation") and conflicts related to the interests in Dividend Capital OP held by the Advisor and its parent. (See "The Partnership Agreement"). The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

        Other than its activities related to its status as advisor to Dividend Capital Trust, the Advisor presently has no interest in other real estate programs. Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to Dividend Capital Trust. Present activities of these affiliates include investments in the ownership, acquisition, development and management of industrial and retail properties located in various markets in Mexico, the ownership, acquisition, development and management of multifamily, condominium, golf and residential community properties primarily located in Denver, Colorado and New York, New York and the ownership and management of various other real estate assets primarily located in Denver, Colorado. Affiliates of the Advisor are not presently involved in any real estate activities related to the acquisition, development or management of industrial properties located in the United States.

Other Activities of the Advisor and its Affiliates

        Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved in non-real estate activities. These activities presently include the ownership, management and operation of CapEx, LP a $60 million private equity and mezzanine debt fund which invests in and provides capital to non-real estate operating companies, as well as the direct ownership, management and operation of various other non-real estate operating companies.

Competition

        Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs affiliated with the Advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that Dividend Capital Trust and a related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that Dividend Capital Trust and a related entity were to attempt to sell similar properties at the same time. (See "Risk Factors—Investment Risks"). Conflicts of interest may also exist at such time as Dividend Capital Trust or our affiliates managing property on our behalf seek to employ developers, contractors or building managers. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the Advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

Affiliated Dealer Manager

        Since the Dealer Manager is an affiliate of the Advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution").

Affiliated Property Manager

        The Property Manager is affiliated with the Advisor and a number of the members and managers of the Advisor and the Property Manager may overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. (See "Management—Affiliated Companies").

Lack of Separate Representation

        Clifford Chance US LLP serves as counsel to Dividend Capital Trust, the Advisor, the Dealer Manager and the Property Manager in connection with this offering and may continue to do so in the future. Clifford Chance US LLP also serves as counsel to certain affiliates of the Advisor in matters unrelated to this offering. Moye, Giles, O'Keefe, Vermeire & Gorrell LLP serves as special securities counsel to Dividend Capital Trust, the Advisor and the Dealer Manager in connection with this offering and may continue to do so in the future. Skadden, Arps, Slate, Meagher & Flom LLP serves, and Paul, Weiss, Rifkind, Wharton & Garrison has served, as special tax counsel to Dividend Capital Trust. Skadden, Arps, Slate, Meagher & Flom LLP and Paul, Weiss, Rifkind, Wharton & Garrison have also served as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between Dividend Capital Trust and the Advisor, the Dealer Manager, the Property Manager or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

        Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with third parties, including affiliates of the Advisor, to acquire and own properties. (See "Investment Objectives and Criteria—Joint Venture Investments"). The Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. The venture partner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated venture partner and in managing the joint venture. Since the Advisor will make investment decisions on behalf of Dividend Capital Trust, agreements and transactions between the Advisor's affiliates and us as venture partners with respect to any such joint venture will not have the benefit of arm's length negotiation of the type normally conducted between unrelated parties. (See "Risk Factors—Investment Risks").

Fees and Other Compensation to the Advisor

        A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the shareholders or partners of Dividend Capital OP of their capital contributions plus cumulative non-compounded annual returns on such capital. Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to Dividend Capital Trust. (See "Management—Management Compensation" and "The Partnership Agreement").

        Every transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

        In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with the Advisor and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

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  We will not accept goods or services from the Advisor or its affiliates or any directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) approve such transactions as fair and reasonable to Dividend Capital Trust and on terms and conditions not less favorable to Dividend Capital Trust than those available from unaffiliated third parties.

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  We will not purchase or lease properties in which the Advisor or its affiliates has an interest without a determination by a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) that such transaction is competitive and commercially reasonable to Dividend Capital Trust and at a price to Dividend Capital Trust no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to Dividend Capital Trust.

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  We will not make any loans to the Advisor or its affiliates or to our directors. In addition, the Advisor and its affiliates will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties. Any loans made to us by the Advisor or its affiliates or to our directors for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors), as fair, competitive and commercially reasonable, and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties. The Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of Dividend Capital Trust or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management—The Advisory Agreement" section of this prospectus.

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  In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable, under all of the factors considered by the Advisor, for Dividend Capital Trust, then the Advisor shall present the opportunity to the board of directors of Dividend Capital Trust. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors as they relate to Dividend Capital Trust and each other program:

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  The cash requirements of each program;

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  The effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

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  The policy of each program relating to leverage of properties;

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  The anticipated cash flow of each program;

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  The income tax effects of the purchase on each program;

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  The size of the investment; and

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  The amount of funds available to each program and the length of time such funds have been available for investment.

        If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

INVESTMENT OBJECTIVES AND CRITERIA

General

        We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties, net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distribution and logistics markets in the United States. Such properties may include properties which are under development or construction, newly constructed or have been constructed and have operating histories.

        Our investment objectives are:

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  To pay consistent quarterly cash dividends to our investors and to increase our dividend over time;

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  To manage risk in order to preserve, protect and return our investors' capital contributions;

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  To realize capital appreciation upon our ultimate sale of our properties; and

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  To ultimately list our common stock on a national securities exchange or an over-the counter market, complete a sale or merger of Dividend Capital Trust in a transaction which provides our investors with securities of a publicly-traded company or, if we do not complete such a transaction or obtain such listing of the shares within ten years after our initial closing, we must begin selling our properties and other assets and distribute the net proceeds to our investors.

        We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares. Decisions relating to the purchase or sale of properties will be made by the Advisor, subject to approval by the board of directors. See "Management" for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

        We will generally seek to invest substantially all of the net offering proceeds in high-quality commercial real estate, the majority of which is anticipated to include industrial buildings located primarily in the top 20% of U.S. industrial markets. We may also consider investment in certain commercial properties located in Mexico, and to a lesser extent, Canada. We may acquire properties which are newly constructed, under construction, or which have been previously constructed and have operating histories. These properties are generally anticipated to provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. We will primarily attempt to acquire existing properties, the space in which has been leased or pre-leased to national and regional users who satisfy our standards of creditworthiness. (See "Investment Objectives and Criteria—Terms of Leases and Tenant Creditworthiness").

        We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential to grow in both income and value. To the extent feasible, we will attempt to invest in a diversified portfolio of properties, in terms of geography and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties. However, there may nevertheless be concentrations in our portfolio based on the geographic location, type of property and industry group of tenants which may expose us to greater risks than would exist in a more diversified portfolio.

        We anticipate that a minimum of 90.9% of future gross offering proceeds, including the sale of shares pursuant to our Distribution Reinvestment Plan, will be used to acquire properties and the balance will be used to pay various fees and expenses.

        We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in Dividend Capital OP, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the Advisor or other persons. (See "Investment Objectives and Criteria—Joint Venture Investments"). In addition, we may purchase properties and lease them back to the sellers of such properties.

        While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. (See "Federal Income Tax Considerations—Sale-Leaseback Transactions"). Although we are not limited as to the geographic area where we may conduct our operations, we normally intend to invest in properties located in the United States.

        We are not specifically limited in the number or size of properties we may acquire or on the percentage of net offering proceeds which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

        In recommending investments to the Board of Directors and/or the Investment Committee, the Advisor will consider relevant real estate property and financial factors, including the local industrial market conditions, location of the property, its design and functionality, the strength of the tenancy, its income-producing capacity, its prospects for long-range appreciation and its liquidity relative to other real estate assets. With respect to land and development opportunities, additional factors such as total development costs, construction and leasing risk, if any, will also be considered. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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  Plans and specifications;

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  Environmental reports;

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  Surveys;

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  Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

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  Audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our shareholders; and

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  Title and liability insurance policies.

        We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property acquired and are generally satisfied with the environmental status of the property.

        In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

        In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

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  Changes in general economic or local conditions;

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  Changes in supply of or demand for similar or competing properties in an area;

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  Bankruptcies, financial difficulties or lease defaults by our tenants;

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  Changes in tax, real estate, environmental and zoning laws;

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  Changes in the cost or availability of insurance;

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  Periods of high interest rates and tight money supply;

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  Changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

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  Tenant turnover; and

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  General overbuilding or excess supply in the market area.

Development and Construction of Properties

        We may invest a portion of the net offering proceeds in properties on which improvements are to be constructed or completed. However, we may not invest in excess of 10% of the offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the general contractors of properties which are under construction, we expect that completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors—Real Estate Risks"). The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated by Dividend Capital Trust.

Acquisition of Properties from the Advisor

        We may acquire properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described above. (See "Conflicts of Interest—Certain Conflict Resolution Procedures").

Terms of Leases and Tenant Creditworthiness

        The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "net" leases. A "net" lease provides that the tenant will be required to pay or reimburse Dividend Capital Trust for repairs, maintenance, property taxes, utilities, insurance, and other operating costs. Dividend Capital as landlord will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

        The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be corporations or other entities which have significant net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor.

        We anticipate that any tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our net offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors—Real Estate Risks").

Joint Venture Investments

        We may enter into joint ventures in the future, including with affiliated entities, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and leasing real properties. (See "Conflicts of Interest"). In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of Dividend Capital Trust. (See "Investment Objectives and Criteria").

        At such time as the Advisor believes that a reasonable probability exists that we will enter into a joint venture for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. This could occur upon the signing of a legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement. However, this may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of properties, but only provided that:

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  A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to Dividend Capital Trust; and

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  The investment by Dividend Capital Trust and such affiliate are on substantially the same terms and conditions.

        To the extent possible we will attempt to obtain a right of first refusal to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each partner in each such property. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest. (See "Conflicts of Interest—Joint Ventures with Affiliates of the Advisor").

Dividend Capital OP's Private Placement

        Dividend Capital OP has developed certain transaction structures that are designed to provide investors that own real property, either directly or indirectly through a limited liability company or limited partnership, with the opportunity to receive limited partnership units in Dividend Capital OP (DCX Units) in exchange for their direct or indirect interests in such real property on a tax-deferred basis. Each of the transaction structures involves an exchange of the property then owned directly or indirectly by the investor by its direct owner for a replacement property identified by Dividend Capital OP in a like-kind exchange under either or both of Sections 1031 and 721 of the Internal Revenue Code.

        Dividend Capital OP's issuance of DCX Units in exchange for direct or indirect interest in real property may provide certain investors with the opportunity to complete a real estate transaction and defer their Federal tax liability on any gain he or she would otherwise recognize on an exchange of such interests directly for shares of the Dividend Capital Trust's common stock or cash until such time as the investor redeems his or her DCX Units for shares of the Dividend Capital Trust's common stock, or at the option of Dividend Capital OP, for cash. Each DCX Unit is intended to be the substantial economic equivalent of one share of the Dividend Capital Trust's common stock.

Borrowing Policies and Related Indebtedness

        Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Additionally, all financing arrangements must be approved by a majority of the board members including a majority of the independent board members.

        There is no limitation on the amount we may invest in any single improved property. However, under our articles of incorporation, we have a limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of our gross assets before non-cash reserves and depreciation.

        By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors—Real Estate Risks"). To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. The Advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

        We may not borrow money from any of our directors or from the Advisor or its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties.

Senior Secured Revolving Credit Facility

        On October 30, 2003 we executed an agreement with Bank One, N.A. for a senior secured revolving credit facility (the "Credit Facility") for $50 million which may be increased up to $200 million in total. The Credit Facility bears interest at LIBOR plus 1.125% to 1.500%. The Credit Facility matures in April 2004 however, upon successful syndication of this facility, it is expected that the facility will be amended and restated, under the terms consistent with the current facility, to include a maturity date three years after the closing of the syndication.

Disposition Policies

        We intend to acquire properties for investment with an expectation of holding each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

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  In the judgment of the Advisor, the value of a property might decline;

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  We can increase cash flow through the disposition of the property and reinvestment of the net sales proceeds;

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  An opportunity has arisen to improve other properties;

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  In the judgment of the Advisor, the sale of the property is in our best interests.

        The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser a significant portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement").

        The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing interest rates and real estate market conditions. If our common stock is not listed for trading on a national securities exchange or an over-the-counter market within ten years after the initial closing under this offering, our articles of incorporation require us to begin selling our properties and other assets and to distribute the net proceeds to our investors. In making the decision to apply for listing of our common stock, the directors will try to determine whether listing our common stock or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list our common stock or to pursue a stock for stock merger with a listed company. If our common stock is not listed or included for quotation within ten years after the initial closing under this offering, we will promptly begin to sell our portfolio. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

        Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

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  Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% Income Test described below under "Federal Income Tax Considerations" when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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  Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least eight years after the end of the year in which the loan is repaid, refinanced or otherwise disposed of by us and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

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  Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, the Advisor or its affiliates;

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  Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

  •
  Invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of Dividend Capital Trust would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

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  Borrow in excess of 50% of the undepreciated gross assets owned by us;

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  Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

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  Issue equity securities on a deferred payment basis or other similar arrangement;

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  Issue debt securities in the absence of adequate cash flow to cover debt service;

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  Issue equity securities which are assessable;

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  Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

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  Grant warrants or options to purchase shares to officers or affiliated directors or to the Advisor or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

  •
  Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

  •
  Make any investment which is inconsistent with qualifying as a REIT; or

  •
  Lend money to the Advisor or its affiliates.

        The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our assets that are placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

        Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefore shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

REAL ESTATE INVESTMENTS

General

        We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties net leased to creditworthy corporate tenants. These facilities will generally be located in the top 20% of the distribution and logistics markets in the United States. We primarily enter into "net" leases, the majority of which we expect will have five to ten year original lease terms, and many of which will have renewal options for additional periods. "Net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that the majority of our leases will provide that we as landlord have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

Properties

        The following table provides information regarding the properties we have acquired fee ownership of through the date of this filing. We purchased these properties from unaffiliated third parties. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, Dividend Capital Trust Inc. considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants and the in-place rental rates compared to market rates.

        We currently do not anticipate making any significant repairs and improvements to any of the following properties over the next few years.

        When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 39 and 20 years, respectively.

Property Location	Year Built	Date Acquired	Approximate Acquisition Costs, Including Expenses	Amount of Mortgage Payable		Gross Leasable Area	Occupancy		Significant Tenants(1)
Nashville, TN	2003	6/10/03	$24,500,000	—		756,000	100%		Bridgestone/Firestone North American Tire, LLC
Memphis, TN	2000	7/22/03	$14,800,000	—		392,000	94.2	%(3)	UPS Freight Services, Inc. Sunrise Medical HHG, Inc. CosCos, Inc. Crown Bolt, Inc.
Rancho Cucamonga, CA	2002	9/17/03	$10,350,000	—		201,493	100%		CHEP USA, GP Ozburn-Hessey Logistics, LLC
Chicago, IL	1999	10/29/03	$11,400,000	—		222,122	100%		Iron Mountain Inc.
Houston, TX	1997	10/30/03	$8,600,000	—		189,467	100%		Inventec (USA) Corporation

Totals/Weighted Ave.			$69,650,000	—	(2)	1,761,082	98.7%

(1)
Significant tenants include tenants that occupy 10% or more of the gross leasable area of the property.

(2)
While no amounts of debt are currently outstanding, we may place specific debt financing on these properties at a later date or pledge them as collateral to our senior secured line of credit (see "Borrowing Policies").

(3)
The seller has entered into a master lease agreement whereby the seller will lease the remaining space through the earlier of commencement of rent from a new tenant or July 2004.

Nashville, TN

        The Nashville facility is a one-story, single-tenant, newly constructed industrial building with 756,000 square feet of leasable space. This building is a 650 foot deep cross-dock facility completed in March 2003 and features 30 foot clear height, extensive trailer storage and is expandable to one million square feet. Prior to the end of the seventh year of the initial lease, Bridgestone/Firestone North American Tire, LLC has the option to require Dividend Capital to build out the additional 250,000 square feet of expansion space. Upon completion of the build-out, the tenant would be required to lease the entire facility for at least five additional years from the expansion commencement date.

        The cost of the Nashville facility (including an acquisition fee of $705,000 payable to our advisor, Dividend Capital Advisors, LLC) was approximately $24,500,000. The total acquisition cost may increase by additional costs which have not yet been determined. We do not expect any additional costs to be material. We have obtained what we believe is adequate insurance on the property.

        For federal income tax purposes, the depreciable basis in the Nashville building will be approximately $21,955,000. The calculation of depreciation expense for building and improvements for tax purposes is performed on a straight-line basis using estimated useful lives of 39 years.

Memphis, TN—Chickasaw Distribution Center

        The two Chickasaw buildings are part of a master planned industrial park called Chickasaw Distribution Center. The 256 acre industrial park is located in the center of the Memphis Airport/Southeast industrial market and contains over 3.5 million square feet of industrial space. The newly constructed, single-story, buildings, building A and building H, are tilt-up panel construction with minimum clear heights of 24' and 30' respectively.

        The cost of the facilities was approximately $14,800,000 (including an acquisition fee of $428,000 payable to our advisor, Dividend Capital Advisors, LLC). The acquisition was funded entirely with proceeds from our offering. It is contemplated that financing will be placed on these facilities, however the terms of such financing have not yet been determined.

        For federal income tax purposes, the depreciable basis for the Chickasaw buildings will be approximately $13,660,000. The calculation of depreciation expense for building and improvements for tax purposes is performed on a straight-line basis using estimated useful lives of 39 years.

Rancho Cucamonga, CA—Rancho Technology Park

        The Rancho Technology Park facility (the "Rancho Facility") is a one-story, newly constructed distribution facility with 201,493 square feet of leasable space. This building is located in the westernmost segment of the Inland Empire, an industrial sub-market of Los Angeles. The building is 100% net leased whereby the landlord is generally responsible for all capital repairs including the roof, truck court and slab.

        The cost of the Rancho Facility (including an acquisition fee of $297,795 payable to our Advisor) was approximately $10,350,000. These costs include certain escrow amounts related to the newly negotiated lease with Ozburn-Hessey Logistics, LLC (OHL) totaling approximately $585,000, which primarily represents amounts to be paid for tenant finish and leasing commissions. The total acquisition cost may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material.

        CHEP USA, GP entered into a net lease for approximately 50% of the facility's gross leasable square feet. CHEP USA, GP, a wholly-owned subsidiary of Brambles Group, operates globally and distributes, collects, reworks and reissues more than 200 million pallets and containers annually. The tenant pays a pro rata portion of the maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 5 years and may be extended at the option of the tenant for up to two additional five-year terms. The initial aggregate annual rent under the current lease is $387,364 payable monthly in equal installments of $32,280.

        The remaining space is currently leased to OHL. As a full service logistics company, OHL provides distribution services, transportation management and equipment sourcing to large national and regional companies. Per the lease agreement, rent will commence either; 1) November 15, 2003, if the temporary occupancy permit has been obtained, or 2) the later of January 15, 2004 or upon obtaining the occupancy permit. Per the master lease agreement with the seller, the seller is obligated to pay rent on this space at the same $32,197 monthly rate that OHL will assume until the space is occupied and rent has commenced. The term of the lease agreement with OHL is for three years with an option to renew at 95% of the then current market rate for a period of three years. The tenant pays a pro rata portion of the maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility.

Chicago, IL—Mallard Lake Distribution Center

        On October 29, 2003, the Company acquired the Mallard Lake Distribution Center ("Mallard Lake"), a 222,122 square foot distribution facility located in a business park in Hanover Park, Illinois. The Company purchased the building from an investment fund affiliated with the Opus Group of Companies, a leading national developer of industrial properties that developed Mallard Lake. The facility is fully leased to Iron Mountain Inc. (NYSE: IRM), an international information storage, management and protection services company.

        The total cost of Mallard Lake (including an acquisition fee of approximately $330,000 payable to our Advisor) was approximately $11,400,000. The total acquisition cost may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material.

        Mallard Lake is currently 100% leased to Iron Mountain Inc. through May 2014 with various rental increases. The tenant has the option to purchase the property in 2009 and 2014 for $11.5 and $12.9 million, respectively. The current annual rental rate under the lease is approximately $880,000 payable in monthly installments of approximately $73,300 with rent increasing to approximately $82,000 a month in May 2004.

Houston, TX—West by Northwest Business Center

        On October 30, 2003, the Company acquired a 189,467 square foot industrial distribution building ("West by Northwest") in the West by Northwest Business Center. The West by Northwest Business Center is located in Houston's northwest submarket and was developed by the Opus Group of Companies during 1997. The total cost of West by Northwest (including an acquisition fee of approximately $248,000 payable to our Advisor) was approximately $8,610,000 of which $290,000 is being held in escrow for future tenant improvements.

        The building is fully leased to Inventec Electronics Corp, USA., the American subsidiary of Inventec Corp., a Taiwanese designer and manufacturer of technology products, including computers, handhelds and servers. Over the next year, Inventec Electronics is obligated to an average annual rental rate of approximately $553,000. The current annualized obligation is $283,500 with rent adjustments through May 2004, at which time annual rent will be approximately $705,000 payable in equal monthly installments.

Significant Tenants

        As of the date of this filing, the following tenants occupied 10% or more of our total leasable space or represented 10% or more of our annual rents:

	Percentage of Total Square Feet	Percentage of Total Annual Revenues
Bidgestone/Firestone North American Tire LLC	42.9%	35.2%
Inventec (USA) Corporation	10.8%	11.4%
Iron Mountain Corp.	12.6%	16.1%

Bridgestone/Firestone North American Tire LLC

        Concurrently with the acquisition of the facility, Bridgestone/Firestone North American Tire, LLC entered into a net lease with us for 100% of the facility's gross leasable square feet. The tenant pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The landlord is responsible for capital repairs including the roof, truck court and slab. The initial term of the lease is 10 years and may be extended at the option of the tenant for up to two additional five year terms.

        The initial aggregate annual rent under the current lease is $1,924,296 payable monthly in equal installments of $160,358. The lease provides for periodic rent increases as follows:

	Annual Rent	Per Square Foot
Years 1-5	$1,924,296	$2.55
Years 6-10	2,156,796	2.85

        Bridgestone/Firestone North American Tire, LLC is a wholly owned subsidiary of Bridgestone Americas Holding, Inc. the North American holding company and a wholly owned subsidiary of the Japanese parent, Bridgestone Corporation.

Inventec (USA) Corporation

        Upon the acquisition of West by Northwest, the Company assumed the in-place lease with Inventec (USA) Corporation, a leading designer, developer and manufacturer in the technology industry. Inventec has net leased 100% of this facility. The tenant pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The landlord is responsible for capital repairs including the roof, truck court and slab. The initial term of the lease is 4 years and may be extended at the option of the tenant for up to two additional three year terms.

        Inventec currently occupies 76,201 square feet and the remaining space of 113,266 is currently undergoing new tenant improvements. By May of 2004, Inventec will occupy 100% of the lease space in this facility. Therefore the initial aggregate annual rent under the current lease is $283,468 payable in equal monthly installments. Upon 100% occupancy, the lease provides for periodic rent increases as follows:

	Annual Rent	Per Square Foot
Years 1-3	$704,817	$3.72
Year 4	738,921	3.90

Iron Mountain Corp.

        Upon the acquisition of Mallard Lake, the Company assumed the in-place lease with Iron Mountain Corp., a leading records and information management company. Iron Mountain has net leased 100% of this facility. The tenant pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The landlord is responsible for capital repairs including the roof, truck court and slab. The remaining term of the lease is 11 years and may be extended at the option of the tenant for up to three additional five year terms. In addition, the tenant has the option to purchase the facility in 2009 for $11.5 million and the tenant has a second option to purchase the facility in 2014 for the lesser of fair market value or $12.9 million.

        The initial aggregate annual rent under the current lease is $880,230 payable monthly in equal installments of $73,353. The lease provides for periodic rent increases as follows:

	Annual Rent	Per Square Foot
Year 1	$880,230	$3.97
Years 2-6	984,570	4.44
Years 7-11	1,101,564	4.96

Tenant Lease Expiration

        The following table sets forth lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. This should not be deemed indicative of or a predication of future actual results. It is the opinion of the Company's management that the space for expiring leases will be released at market rates existing at the time of the expiration of those leases.

Year Ending December 31,	Number of Leases Expiring	Approximate Area of Leases Expiring	Annual Rents of Leases Expiring	Percentage of Total Project Rents Expiring
2003	—	—	—	—
2004	—	—	—	—
2005	—	—	—	—
2006	2	153,100	$609,500	11.1%
2007	4	415,200	$1,411,500	25.8%
2008	2	191,900	$645,800	11.8%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
Thereafter	2	978,000	$2,804,500	51.3%

Total	10	1,738,200	$5,471,300	100.0%

Insurance Coverage on Properties

        The Company carries comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to tenants whenever possible.

Depreciable Tax Basis and Real Estate Tax

        The following table provides information regarding our tax basis and real estate taxes at each of our properties.

Property Location	Approximate Depreciable Tax Basis	Estimated 2003 Real Estate Taxes
Nashville, TN	$21,955,000	$307,500
Memphis, TN	13,660,000	248,000
Rancho Cucamonga, CA	7,574,000	135,000
Chicago, IL	8,808,000	247,000
Houston, TX	7,564,000	278,000

Total	$59,561,000	$1,215,500

Potential Property Acquisitions

        As of the date of this filing, the Company had not identified any additional properties that have a reasonable probability to be acquired. When the Company either acquires a significant property or deems there to be a reasonable probability that the Company will acquire a significant property, the Company will provide a supplement to this prospectus to describe the property. You should not assume that the Company will actually acquire the property that the Company describes in a supplement as a probable acquisition because one or more contingencies to the purchase may prevent the acquisition.

PRIOR PERFORMANCE SUMMARY

        The information presented in this section represents the historical experience of real estate programs sponsored by affiliates of the Advisor. Such affiliates consist of John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors in Dividend Capital Trust should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

        As of March 31, 2002, Messrs. Blumberg, Mulvihill and Zucker, directly or through affiliated entities, had served as sponsors, officers, managers, partners or joint venture partners of one public REIT (American Real Estate Investment Trust) and 54 non-public real estate limited partnerships. The public real estate investment trust raised approximately $93,230,000 from more than 130 investors. The 54 non-public real estate limited partnerships raised approximately $174,437,000 from approximately 415 investors. Collectively, the public real estate investment trust and the private partnerships purchased interests in 75 real estate projects. The aggregate combined acquisition and development cost of these 75 projects was approximately $503,600,000.

        Of the 75 total real estate projects, 21 were purchased by the public real estate investment trust and consisted of multi-family properties (comprising 36% of the total amount of the public program), office properties (comprising 28% of the total amount of the public program), industrial properties (comprising 26% of the total amount of the public program), and retail properties (comprising 11% of the total amount of the public program). Of these 21 projects, four were located in Colorado, 15 were located in New Jersey, one was located in California and one was located in Arizona.

        The 54 remaining real estate projects were purchased or developed by the private real estate limited partnerships and consisted of industrial properties (comprising 39% of the total amount of the private programs), multi-family properties (comprising 34% of the total amount of the private programs), land assets (comprising 15% of the total amount of the private programs), golf course properties (comprising 11% of the total amount of the private programs) and retail properties (comprising 1% of the total amount of the private programs). Of these 54 projects, 25 were located in Colorado, 24 were located in Mexico, four were located in New Jersey and one was located in New York.

        In the public real estate investment trust, 100% of the properties were purchased, none were developed and four properties were sold while certain sponsors of Dividend Capital Trust served as Chairman of the Board and President. In the private real estate limited partnerships, 76% of the projects were developed, 24% were purchased and 25 of the properties had been sold as of March 31, 2002. Of the $503,600,000 combined acquisition and development value of all prior public and private projects, approximately 34.30% had investment objectives similar to those of Dividend Capital Trust.

        The Prior Performance Tables included as Appendix A to this prospectus contain information regarding certain of the programs described above. The Prior Performance Tables are required to present information only for projects which have investment objectives similar to those of Dividend Capital Trust and which were completed within certain time periods. As a result, the Prior Performance Tables do not contain information relating to the one public real estate investment trust or certain of the non-public programs summarized above.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of United States material federal income tax considerations associated with an investment in our common shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

        Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations addressed that are likely to be material to U.S. shareholders (as defined herein) of our common shares. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

        We urge you, as a prospective shareholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

        We intend to elect to be taxable as a REIT commencing with the year ending December 31, 2003. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

        In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion to us that commencing with Dividend Capital Trust's taxable year that began on January 1, 2003, Dividend Capital Trust was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its actual method of operation, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.

        It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to the organization and operation of Dividend Capital Trust, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of the Company

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

  •
  We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

  •
  Under some circumstances, we may be subject to "alternative minimum tax";

  •
  If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

  •
  If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

  •
  If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

  •
  If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

  •
  We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid; and

  •
  If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

Requirements for Qualification as a REIT

        In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

Organizational Requirements

        In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

  1.)
  Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

  2.)
  Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year ending December 31, 2003;

  3.)
  Be managed by one or more trustees or directors;

  4.)
  Have our beneficial ownership evidenced by transferable shares;

  5.)
  Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

  6.)
  Use a calendar year for federal income tax purposes;

  7.)
  Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

  8.)
  Not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

        We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

        We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2003 and we intend to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years. In addition, our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items 7 and 8 above. (See "Description of Securities—Restriction on Ownership of Shares").

        For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements—Asset Tests"), all of the capital stock of which is owned by a REIT.

        In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of Dividend Capital OP and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or Dividend Capital OP have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements—Gross Income Tests

        To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

  •
  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

  •
  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

        The rents we will receive or be deemed to receive will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

  •
  The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

  •
  In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

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  Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

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  We normally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income or through a "taxable REIT subsidiary." However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

        Prior to the making of investments in properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual "consumer price index" or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by the Property Manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. In addition, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

        Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

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  Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  We attach a schedule of our income sources to our federal income tax return; and

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  Any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy four tests ("Asset Tests") relating to the nature and diversification of our assets.

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  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

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  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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  Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

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  Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

        The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of real property and we therefore expect to satisfy the Asset Tests.

        If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements—Annual Distribution Requirement

        In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

        Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

        In addition, if we fail to distribute during each calendar year at least the sum of:

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  85% of our ordinary income for that year;

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  95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

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  any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

        We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by Dividend Capital OP that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

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  We would be required to pay the federal income tax on these gains;

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  Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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  The basis of the shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

        In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

        Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

        We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the IRS. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

        If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our shareholders that are individuals will generally be taxable at capital gains rates (through 2008), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such re-characterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the re-characterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our distributions being treated as ordinary dividend income to our shareholders.

Taxation of Taxable U.S. Shareholders

Definition

        In this section, the phrase "U.S. shareholder" means a holder of our common stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common shares generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see "Description of Securities—Distribution Reinvestment Plan." For a summary of the federal income tax treatment of shares redeemed by us under our share redemption program, see "Description of Securities—Share Redemption Program."

Distributions Generally

        Distributions to U.S. shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations pursuant to the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003. Shareholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of "built-in gain" property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

        Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock. A corporate U.S. shareholder might be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See "Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement" for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

        Our distributions and any gain you realize from a disposition of our common shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

        In general, any gain or loss realized upon a taxable disposition of our common shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

Information Reporting Requirements and Backup Withholding for U.S. Shareholders

        We will report to U.S. shareholders of our common shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the shareholder:

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  Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

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  Furnishes an incorrect taxpayer identification number;

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  Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

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  Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

        Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

        Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income" ("UBTI"), as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by Dividend Capital OP in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common shares. A tax-exempt entity that incurs indebtedness to finance its purchase of our common shares, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

        In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10 percent by value of the shares of a REIT may be required to treat a specified percentage of REIT dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Shareholders

        The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. holders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

        The portion of dividends received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. holder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions

        Unless our common stock constitutes a U.S. real property interest (a "USRPI"), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder's basis in our stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital Gain Dividends

        Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

        Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We currently anticipate that we will be a domestically-controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder's sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in us. Our common stock currently are not "regularly traded" on an established securities market.

        If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

        Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

        We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Dividend Capital Trust, Dividend Capital OP, any operating subsidiaries, joint ventures or other arrangements we or Dividend Capital OP may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our investment in Dividend Capital OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

        We will be entitled to include in our income a distributive share of Dividend Capital OP's income and to deduct our distributive share of Dividend Capital OP's losses only if Dividend Capital OP is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Dividend Capital OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

        Even though Dividend Capital OP will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership's gross income for each taxable year consists of "qualifying income" under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests").

        Under applicable Treasury Regulations the ("PTP Regulations"), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Dividend Capital OP presently qualifies for the Private Placement Exclusion. Even if Dividend Capital OP were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, Dividend Capital OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Dividend Capital OP will be classified as a partnership for federal income tax purposes.

        If for any reason Dividend Capital OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" and "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests"). In addition, any change in Dividend Capital OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Dividend Capital OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Dividend Capital OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Dividend Capital OP's taxable income.

Income Taxation of Dividend Capital OP and its Partners

        Partners, Not Partnership, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. As a partner in Dividend Capital OP, we will be required to take into account our allocable share of Dividend Capital OP's income, gains, losses, deductions, and credits for any taxable year of Dividend Capital OP ending within or with our taxable year, without regard to whether we have received or will receive any distributions from Dividend Capital OP.

        Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Dividend Capital OP's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

        Under the partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of Dividend Capital OP generally will be allocated among the partners in accordance with their respective interests in Dividend Capital OP, except to the extent that Dividend Capital OP is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to Dividend Capital OP will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

        Basis in Partnership Interest.    The adjusted tax basis of our partnership interest in Dividend Capital OP generally will be equal to (1) the amount of cash and the basis of any other property contributed to Dividend Capital OP by us, (2) increased by (A) our allocable share of Dividend Capital OP's income and (B) our allocable share of indebtedness of Dividend Capital OP, and (3) reduced, but not below zero, by (A) our allocable share of Dividend Capital OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Dividend Capital OP. If the allocation of our distributive share of Dividend Capital OP's loss would reduce the adjusted tax basis of our partnership interest in Dividend Capital OP below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Dividend Capital OP or a reduction in our share of Dividend Capital OP's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Dividend Capital OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

        Depreciation Deductions Available to Dividend Capital OP.    Dividend Capital OP will use a portion of contributions made by Dividend Capital Trust from net offering proceeds to acquire interests in properties. To the extent that Dividend Capital OP acquires properties for cash, Dividend Capital OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Dividend Capital OP. Dividend Capital OP plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, Dividend Capital OP generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Dividend Capital OP acquires properties in exchange for units of Dividend Capital OP, Dividend Capital OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Dividend Capital OP. Although the law is not entirely clear, Dividend Capital OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

        Sale of Dividend Capital OP's Property.    Generally, any gain realized by Dividend Capital OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by Dividend Capital OP on the sale of any property held by Dividend Capital OP as inventory or other property held primarily for sale to customers in the ordinary course of Dividend Capital OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow Dividend Capital OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Dividend Capital OP's trade or business.

ERISA CONSIDERATIONS

        The following is a summary of some non-tax considerations associated with an investment in our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (collectively, Benefit Plans), seeking to invest plan assets in our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

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  Whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

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  Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  Whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations—Treatment of Tax-Exempt Shareholders"); and

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  The need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary's responsibilities include the following duties:

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  To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  To invest plan assets prudently;

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  To diversify the investments of the plan unless it is clearly prudent not to do so;

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  To ensure sufficient liquidity for the plan; and

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  To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

        In order to determine whether an investment in our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

        In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our common stock might be deemed to result in an impermissible commingling of IRA assets with other property.

        If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

        The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

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  Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

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  "Widely held," i.e., part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

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  "Freely transferable."

        Our common stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have over 100 independent shareholders as of the initial closing under this offering, therefore our common stock is "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our common stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.

        Our common stock is "widely held" and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if Dividend Capital Trust, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

        In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. Unless and until our common stock is listed on a national securities exchange or an over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal

Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

        For so long as we are offering shares, we intend to use the most recent offering price as the per share net asset value. During such time as we are not offering shares, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of the Advisor.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

        We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

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  That the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

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  That shareholders could realize this value if they were to attempt to sell their shares; or

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  That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SECURITIES

        The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock, and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our common stock that would result in a violation of the ownership limits described below. As of December 1, 2003, approximately 10.8 million shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

        The holders of common stock is entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock is entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

        We will not issue certificates for our common stock. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Gemisys Financial Services Corp. acts as our registrar and as the transfer agent for our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

  Gemisys Financial Services Corp.
  7103 South Revere Parkway
  Englewood, CO 80112
  (303) 705-6000

Preferred Stock

        Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without shareholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Dividend Capital Trust. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

Soliciting Dealer Warrants

        We will issue to the Dealer Manager one soliciting dealer warrant $.001 for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Dividend Capital Trust at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

Meetings, Special Voting Requirements and Access to Records

        An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

        Under Maryland Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of Dividend Capital Trust, (3) reorganization of Dividend Capital Trust, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) revocation of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

        The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors. While the shareholders do not have the ability to vote to replace the Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board. Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

        Any shareholder shall be permitted access to all records of Dividend Capital Trust at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our shareholders, along with the number of shares held by each of them, shall be maintained as part of the books and records of Dividend Capital Trust and shall be available for inspection by any shareholder or the shareholder's designated agent at the office of Dividend Capital Trust. The shareholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any shareholder who requests the list within ten days of the request. Dividend Capital Trust may impose a reasonable charge for expenses incurred in reproducing the list. A shareholder may request a copy of the shareholder list in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. If a proper request for the shareholder list is not honored, then the requesting shareholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder shall not have the right to secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder's interest in the affairs of the Company.

Restriction on Ownership of Common Stock

        In order for us to qualify as a REIT, beginning in 2003 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2002. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by Dividend Capital OP from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our articles of incorporation contain limitations on ownership and transfer of shares which from the date of the first closing of this offering prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the outstanding shares of any class or series of our stock, prohibit the beneficial ownership of our outstanding shares by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to our common stock that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons. In addition, our articles of incorporation prohibit, from the date of the first closing of this offering, any transfer of or other event with respect to our common stock that would cause us to violate the Closely Held Test, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of Dividend Capital OP or any direct or indirect subsidiary of Dividend Capital OP or that would otherwise cause us to fail to qualify as a REIT. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is approved by the board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

        The shares that, if transferred, would result in a violation of any applicable ownership limit notwithstanding the provisions described above which are attempted to be transferred will be exchanged for "shares-in-trust" and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares-in-trust.

        The trustee will transfer the shares-in-trust to a person whose ownership of our common stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our common stock has occurred. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise), and (b) the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of shares-in-trust will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares-in-trust of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares-in-trust or the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

        Any person who (1) acquires or attempts to acquire shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to Dividend Capital Trust of such event or (2) purports to transfer or receive shares subject to such limitations is required to give Dividend Capital Trust 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to Dividend Capital Trust such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until (1) the board of directors determines it is no longer in the best interest of Dividend Capital Trust to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of Dividend Capital Trust.

        The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned.

Dividends

        Dividends will be paid on a quarterly basis. Dividends will be paid to investors who are shareholders as of the record dates selected by the directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends beginning with the quarter in which their shares are purchased. We then make quarterly dividend payments following the end of each calendar quarter.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). (See "Federal Income Tax Considerations—Requirements for Qualification as a REIT"—Operational Requirements—Annual Distribution Requirement"). Dividends will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

        We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. The receipt of marketable securities in lieu of cash dividends may cause shareholders to incur transaction expenses in liquidating the securities.

        Dividends are declared by our board of directors and are calculated on a daily basis. The following table sets forth the dividends declared by our board of directors and the dividends that have been paid to date:

Quarter	Amount Declared(1)	Date Paid
2nd Quarter—2003	$0.0156	July 15, 2003
3rd Quarter—2003	$0.0158	October 15, 2003
4th Quarter—2003	$0.0158	January 15, 2004(2)

(1)
Assumes share was owned for the entire quarter

(2)
Anticipated payment date

Distribution Reinvestment Plan

        We currently have a distribution reinvestment plan available that allows you to have cash otherwise distributable to you invested in additional shares of Dividend Capital Trust at a discounted purchase price. You may purchase shares under the distribution reinvestment plan for an amount per share equal to the current offering price of the share on the relevant distribution date less a 5% discount (currently $9.50). Shares issued pursuant to the Distribution Reinvestment Plan will be subject to a 1.0% service fee payable to our Dealer Manager, which may be re-allowed to participating broker-dealers. Shares may be issued under this plan until all of the shares registered as part of this offering have been sold. Until there is more than a de minimus amount of trading in our common stock, the fair market value of our common stock purchased from us under the distribution reinvestment plan will be the same as the price of a share in this offering. After that time, our board will estimate the fair market value of our common stock by reference to the applicable sales price in respect of the most recent trades occurring on or prior to the relevant distribution date. After all the shares registered as part of this offering have been sold, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Distribution Reinvestment Plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days' prior written notice to participants.

        If you hold limited partnership interests in Dividend Capital OP, such as DCX Units, you may also participate in the distribution reinvestment plan and have cash otherwise distributable to you by Dividend Capital OP invested in our common stock at a discount equal to 5% of the current offering price of our common stock.

        Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common stock would cause the share ownership limitations contained in our articles of incorporation to be violated.

        If you elect to participate in the distribution reinvestment plan and are subject to United States federal income taxation, you will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our stock purchased with reinvested distributions, even though you have elected not to receive the distributions used to purchase those shares in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders" in the case of a taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders" in the case of a Non-U.S. Shareholder (as defined therein). However, the tax consequences to you of participating in our distribution reinvestment plan will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the plan.

Share Redemption Program

        Prior to the time that our common stock is listed on a national securities exchange or traded on an over-the-counter market, shareholders of Dividend Capital Trust who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount recieved from the redemption of shares will be equal to the lesser of the price actually paid for the shares or the redemption price which is dependent upon the number of years the shares are held as described in the following table:

Share Purchase Anniversary	Redemption Price Per Share
0 - 1	No Redemption Allowed
1	$ 9.25
2	$ 9.50
3	$ 9.75
4	$10.00

        In the event that you are redeeming all of your shares, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of Dividend Capital OP who redeem their limited partnership units for shares in Dividend Capital Trust shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Dividend Capital OP. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption for any reason or no reason, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

        Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, during any calendar year we will limit the number of shares redeemed pursuant to our share redemption program to the lesser of: (1) three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) that number of shares we can redeem with the proceeds we receive from the sale of shares under our distribution reinvestment plan. In either case, the aggregate amount of redemptions under our share redemption program is not expected to exceed aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. The board of directors, in its sole discretion, may choose to use other sources of funds to redeem shares, to terminate the share redemption program or to increase or reduce in connection with the limits set forth above the number of shares purchased under the share redemption program. (See "Risk Factors—Investment Risks").

        In addition, shares of our common stock contain a death put whereby upon the death of a shareholder, the shareholder's estate or trustee may put the shares to the Company for the lesser of the price paid for the shares or the share redemption price. In either case, the shares become redeemable upon the death of the shareholder regardless of share purchase aniversary.

        We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

        The share redemption program is only intended to provide possible interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

        The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws. If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.

        The federal income tax treatment of shareholders whose shares are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the shareholder's interest in our company, qualifies as "substantially disproportionate" with respect to the shareholder or is treated as "not essentially equivalent to a dividend" with respect to the shareholder. In order for the redemption to be substantially disproportionate, the percentage of our voting shares considered owned by the shareholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares considered owned by the shareholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the shareholder, the redemption must result in a "meaningful reduction" in the shareholder's interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of applicable constructive ownership rules, as well as the shares actually owned by the shareholder, normally will be taken into account.

        In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Certain Dispositions of Our Common Shares" in the case of a taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Sale of Our common stock by a Non-U.S. Shareholder" in the case of a Non-U.S. shareholder (as defined therein) whose income derived from the investment in our common stock is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of our common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Distributions Generally" in the case of a taxable U.S. shareholder and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Shareholders—Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest" in the case of a Non-U.S. shareholder whose income derived from the investment in our common stock is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Restrictions on Roll-Up Transactions

        In connection with any proposed transaction considered a "Roll-up Transaction" involving Dividend Capital Trust and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. If the appraisal is included in a prospectus used to offer the securities of the Roll-up Entity, then the appraisal will be filed with the Securities and Exchange Commission and state securities administrators as an exhibit to the registration statement covering the offering. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction.

        The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction. A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of Dividend Capital Trust and the issuance of securities of a Roll-up Entity. This term does not include:

  •
  A transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded on an over-the-counter market; or

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  A transaction involving the conversion to corporate, trust, or association form of only Dividend Capital Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

        In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of: (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or (2) one of the following: (A) remaining as shareholders of Dividend Capital Trust and preserving their interests therein on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-up Transaction:

  •
  Which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of Dividend Capital Trust;

  •
  Which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

  •
  In which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Securities—Meetings and Special Voting Requirements;" or

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  In which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

Business Combinations

        Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

        After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

        These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

        The business combination statute may discourage others from trying to acquire control of Dividend Capital Trust and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving Dividend Capital Trust, but the board of directors retains the discretion to change this provision in the future. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

  •
  One-fifth or more but less than one-third;

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  One-third or more but less than a majority; or

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  A majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

        If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

        If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

THE PARTNERSHIP AGREEMENT

General

        Dividend Capital OP was formed in April, 2002 to acquire, own and lease properties on our behalf. We utilize this Umbrella Partnership Real Estate Investment Trust ("UPREIT") structure generally to enable us to acquire real property in exchange for limited partnership interests in Dividend Capital OP from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of Dividend Capital OP will be deemed to be assets and income of the REIT.

        The property owner's goals are accomplished because the owner may contribute property to Dividend Capital OP in exchange for limited partnership units on a tax deferred basis. Further, Dividend Capital OP is structured to make distributions with respect to regular limited partnership units which are equivalent to the dividend distributions made to shareholders of Dividend Capital Trust. Finally, a limited partner in Dividend Capital OP may later redeem his regular limited partnership units for shares of Dividend Capital Trust (in a taxable transaction) and, if our common stock is then listed, achieve liquidity for his investment.

        We intend to hold substantially all of our assets in Dividend Capital OP or in subsidiary entities in which Dividend Capital OP owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Dividend Capital Trust is the sole general partner of Dividend Capital OP. The Advisor and the parent of the Advisor have contributed $201,000 to Dividend Capital OP for limited partner interest. As the sole general partner of Dividend Capital OP, we have the exclusive power to manage and conduct the business of Dividend Capital OP. We also own a substantial majority of the limited partnership interest of Dividend Capital OP.

        The following is a summary of certain provisions of the Partnership Agreement of Dividend Capital OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

        As we accept subscriptions for shares, we will transfer substantially all of the net offering proceeds to Dividend Capital OP in exchange for limited partnership units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and Dividend Capital OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

        If Dividend Capital OP requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to Dividend Capital OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Dividend Capital OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Dividend Capital OP and Dividend Capital Trust.

Operations

        The partnership agreement requires that Dividend Capital OP be operated in a manner that will enable Dividend Capital Trust to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that Dividend Capital OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Dividend Capital OP being taxed as a corporation, rather than as a partnership. (See "Federal Income Tax Considerations—Federal Income Tax Aspects of Our Partnership—Classification as a Partnership").

Redemption Rights

        The limited partners of Dividend Capital OP (other than Dividend Capital Trust, the Advisor and the holder of the Special Units) generally have the right to cause Dividend Capital OP to redeem all or a portion of their limited partnership units for, at our sole discretion, shares of our common stock or cash. If we elect to redeem limited partnership units for shares of our common stock, we will generally deliver one share of our common stock for each limited partnership unit redeemed. If we elect to redeem limited partnership units for cash, the amount of cash to be paid will be equal to the value of an equivalent number of our common stock of common stock. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of our ownership limits in our articles of incorporation. The Special Units will be redeemed for a specified amount of cash upon the occurrence of specified termination events under the Advisory Agreement or the listing of our common stock. See "Management—Management Compensation."

        Subject to the foregoing, limited partners (other than the Advisor and the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 limited partnership units, unless the limited partner holds less than 1,000 units, in which case, it must exercise its redemption right for all of its units.

Transferability of Interests

        Dividend Capital Trust may not (1) voluntarily withdraw as the general partner of Dividend Capital OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Dividend Capital OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Dividend Capital OP in return for an interest in Dividend Capital OP and agrees to assume all obligations of the general partner of Dividend Capital OP. Dividend Capital Trust may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Dividend Capital OP, other than the Advisor and its affiliates. With certain exceptions, the limited partners may not transfer their interests in Dividend Capital OP, in whole or in part, without the written consent of Dividend Capital Trust as general partner. In addition, the Advisor may not transfer its interest in Dividend Capital OP as long as it is acting as our advisor to Dividend Capital Trust.

        The partnership agreement generally provides that, except as provided below with respect to the Special Units, Dividend Capital OP will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of Dividend Capital OP in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by Dividend Capital Trust as general partner such that a holder of one unit of limited partnership interest in Dividend Capital OP (other than the holder of the Special Units) will receive the same amount of annual cash flow distributions from Dividend Capital OP as the amount of annual dividends paid to the holder of one of our common stock.

        Similarly, the partnership agreement of Dividend Capital OP provides that income of Dividend Capital OP from operations and, except as provided below, income of Dividend Capital OP from disposition of assets, normally will be allocated to the partners of Dividend Capital OP (other than the holder of the Special Units) in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Dividend Capital OP will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in Dividend Capital OP. Upon the liquidation of Dividend Capital OP, after payment of debts and obligations, any remaining assets of Dividend Capital OP will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance. If Dividend Capital Trust were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Dividend Capital OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

        The holders of the Special Units will be entitled to distributions from Dividend Capital OP in an amount equal to 15% of net sales proceeds received by Dividend Capital OP on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which Dividend Capital OP owns an interest, after the holders of regular partnership interests have received cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 7% cumulative non-compounded annual return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of Dividend Capital OP made to the holder of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of Dividend Capital OP.

        In addition to the administrative and operating costs and expenses incurred by Dividend Capital OP in acquiring and operating real properties, Dividend Capital OP will pay all administrative costs and expenses of Dividend Capital Trust and such expenses will be treated as expenses of Dividend Capital OP. Such expenses will include:

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  All expenses relating to the formation and continuity of existence of Dividend Capital Trust;

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  All expenses relating to the public offering and registration of securities by Dividend Capital Trust;

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  All expenses associated with the preparation and filing of any periodic reports by Dividend Capital Trust under federal, state or local laws or regulations;

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  All expenses associated with compliance by Dividend Capital Trust with applicable laws, rules and regulations; and

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  All other operating or administrative costs of Dividend Capital Trust incurred in the ordinary course of its business on behalf of Dividend Capital OP.

PLAN OF DISTRIBUTION

        We are offering a maximum of 25,000,000 shares to the public through Dividend Capital Securities LLC, a registered broker-dealer affiliated with the Advisor. (See "Conflicts of Interest"). The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker-dealers will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares. We are also offering 4,000,000 shares pursuant to our distribution reinvestment plan. An additional 1,000,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell.

        Therefore, a total of 30,000,000 shares are being registered in this offering. Except as provided below, the Dealer Manager will receive sales commissions of up to 6.0% of future gross offering proceeds. The Dealer Manager will receive additional compensation in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally managing the offering of our common stock. The Dealer Manager will receive a dealer manager fee of up to 2.0% of future gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the distribution reinvestment plan will be charged sales commissions and dealer manager fees on shares purchased pursuant to the distribution reinvestment plan on the same basis as shareholders purchasing shares directly in this offering.

        We will issue to the Dealer Manager one soliciting dealer warrant for $.001 for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Dividend Capital Trust at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

        The Dealer Manager will authorize certain other broker-dealers who are members of the NASD to sell shares. In connection with the sale of shares by such participating broker-dealers, the Dealer Manager may re-allow its commissions to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may re-allow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.0% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expenses based on such factors as the number of shares sold by such participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide conference fees incurred. Out of organization and offering expenses, we may also reimburse actual due diligence expenses incurred by the Dealer Manager or non-affiliated broker-dealers in an amount of up to 0.5% of gross offering proceeds.

        We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 6.6% of future gross offering proceeds (assuming we issue all shares pursuant to our Distribution Reinvestment Plan), except for the soliciting dealer warrants and reimbursement of due diligence expenses described above.

        We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The broker-dealers participating in the offering of our common stock is not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

        Our executive officers and directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our Articles of Incorporation, there is no limit on the number of shares that may be sold to such persons.

        The purchase price for such shares shall be $9.20 per share reflecting sales commissions in the amount of $0.60 per share and dealer manager fees in the amount of $0.20 per share that will not be paid in connection with such sales. The net offering proceeds we receive will not be affected by sales of such shares. The Advisor and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote. Shares purchased by our executive officers and directors and by officers, employees or other affiliates of the Advisor shall not count toward the sale of the minimum number of shares required to be sold in this offering.

        You should pay for your shares by check payable to "Dividend Capital Trust Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus and until you have received a confirmation of your purchase. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our distribution reinvestment plan.

        In certain states, including Arizona and Iowa, the offering may continue for just one year unless we renew the offering period for up to one additional year. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.

        Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as shareholders of Dividend Capital Trust on the day on which their subscriptions are accepted. Our offering will terminate upon the earlier of July 16, 2004, or the date on which all 30,000,000 shares have been sold.

        In connection with sales of 25,000 or more shares ($250,000) to a Qualifying Purchaser (as defined below), a participating broker-dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction will be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

        The following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker-dealers for shares sold:

	Sales Commissions			Dealer Manager Fee Per Share
Dollar Volume Shares Purchased			Purchase Price Per Share		Net Proceeds Per Share
	Percent	Per Share
Under $499,999	6.0%	$0.6000	$10.0000	$0.20	$9.20
$500,000–$999,999	5.0%	$0.4947	$9.8947	$0.20	$9.20
$1,000,000–$1,499,999	4.0%	$0.3917	$9.7917	$0.20	$9.20
$1,500,000–$1,999,999	3.0%	$0.2907	$9.6907	$0.20	$9.20
$2,000,000–$2,999,999	2.0%	$0.1918	$9.5918	$0.20	$9.20
$3,000,000 and Over	1.0%	$0.0949	$9.4949	$0.20	$9.20

        For example, if a Qualifying Purchaser purchases 100,000 shares for $989,470 instead of $1,000,000, the sales commission would be $49,470 ($0.4947 per share), and, after payment of the dealer manager fee, we would receive net proceeds of $920,000 ($9.20 per share). The net proceeds to Dividend Capital Trust will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to Dividend Capital Trust for purposes of declaring and paying dividends, a Qualifying Purchaser will receive a better return on his investment than investors who do not qualify for such discount.

        Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any Qualifying Purchaser, provided all such shares are purchased through the same broker-dealer. Any such reduction in sales commissions shall be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager and any such request will be subject to verification by the Dealer Manager.

        The term Qualifying Purchaser includes:

  •
  An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

  •
  A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  An employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

  •
  All commingled trust funds maintained by a given bank.

        Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 1%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in sales commissions will be prorated among the separate subscribers.

        Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

        In order to encourage purchases in amounts of 300,000 or more shares, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to the sale of such shares to as low as 0.5% and the sales commission with respect to the sale of such shares to as low as 0.5%. Additionally, the Advisor may, in its sole discretion, agree with a Qualifying Purchaser to reduce the offering expense reimbursements with respect to the sale of such shares to as low as 0.5%. If a Qualifying Purchaser acquired 300,000 or more shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased, rather than $10.00 per share. The net proceeds to Dividend Capital Trust would not be affected by such fee reductions.

        In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their shares paid over a six year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.50 per share purchased upon subscription (rather than $10.00 per share) with respect to which $0.10 per share will be payable as the commission due upon subscription. For the period of six years following the subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used to pay deferred commissions. The net proceeds to Dividend Capital Trust will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 6% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such shareholder. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described above. In addition, we may create other deferred commission structures, however, such structures will not exceed 7% of the current selling price of the Company's common stock.

        Shareholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld and will instead be paid to satisfy commission obligations.

        Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize Dividend Capital Trust to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may Dividend Capital Trust withhold in excess of $0.70 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by Dividend Capital Trust, the Dealer Manager, the Advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

        In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by Dividend Capital Trust. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by Dividend Capital Trust out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of Dividend Capital Trust and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, the amount of remaining commissions shall be deducted and paid by Dividend Capital Trust out of dividends or net sales proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations.

        Investors may also agree with the participating broker-dealer selling them shares (or with the Dealer Manager if no participating broker-dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of proceeds to Dividend Capital Trust will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Trust.

Supplemental Sales Material

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL OPINIONS

        The legality of the shares being offered hereby has been passed upon for Dividend Capital Trust by Clifford Chance US LLP. Such firm has represented the Advisor and certain of its affiliates in other matters and may continue to do so in the future. (See "Conflicts of Interest"). The statements relating to certain federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and the qualification of Dividend Capital Trust as a REIT for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The consolidated financial statements of Dividend Capital Trust Inc. as of December 31, 2002 and April 12, 2002, and for the period from inception (April 12, 2002) to December 31, 2002, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The statements of revenue and certain expenses of the Chickasaw Distribution Facilities located in Memphis, Tennessee, the Mallard Lake Distribution Center located in Chicago, Illinois and the West by Northwest Distribution Facility located in Houston, Texas for the year ended December 31, 2002 have also been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

DIVIDEND CAPITAL TRUST INC.
Audited Financial Information:
Independent Auditors' Report
Consolidated Balance Sheets as of April 12, 2002 and December 31, 2002
Consolidated Statement of Operations for the Period from Inception (April 12, 2002) to December 31, 2002
Consolidated Statement of Shareholder's Equity (Deficit) for the Period from Inception (April 12, 2002) to December 31, 2002
Consolidated Statement of Cash Flows for the Period from Inception (April 12, 2002) to December 31, 2002
Notes to Consolidated Financial Statements
Unaudited Financial Information:
Condensed Consolidated Balance Sheets as of September 30, 2003 (Unaudited) and December 31, 2002
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2003, for the Three Months Ended September 30, 2002 and for the Period from Inception (April 12, 2002) through September 30, 2002 (Unaudited)
Condensed Consolidated Statements of Shareholders' Equity (Deficit) for the Nine Months Ended September 30, 2003 (Unaudited)
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2003 and for the Period from Inception (April 12, 2002) to September 30, 2002 (Unaudited)
Notes to Condensed Consolidated Financial Statements (Unaudited)
Pro Forma Financial Information
Pro Forma Consolidated Balance Sheet as of September 30, 2003 (Unaudited)
Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2003 (Unaudited)
Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 2002 (Unaudited)
Notes to Pro Forma Consolidated Financial Statements (Unaudited)
PROPERTIES ACQUIRED
Chickasaw Distribution Facilities:
Independent Auditors' Report
Statements of Revenue and Certain Expenses for the Six Months Ended June 30, 2003 (Unaudited) and for the Year Ended December 31, 2002
Notes to Statements of Revenue and Certain Expenses
Mallard Lake Distribution Facility:
Independent Auditors' Report
Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2003 (Unaudited) and for the Year Ended December 31, 2002
Notes to Statements of Revenue and Certain Expenses
West by Northwest Distribution Facility:
Independent Auditors' Report
Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2003 (Unaudited) and for the Year Ended December 31, 2002
Notes to Statements of Revenue and Certain Expenses

INDEPENDENT AUDITORS' REPORT

To Dividend Capital Trust Inc.:

        We have audited the accompanying consolidated balance sheets of Dividend Capital Trust Inc. (a Maryland corporation) and subsidiary (a development stage company) as of April 12, 2002 and December 31, 2002, and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for the period from inception (April 12, 2002) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Trust Inc. and subsidiary (a development stage company) as of April 12, 2002 and December 31, 2002, and the results of their operations and their cash flows for the period from inception (April 12, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Denver, Colorado
March 26, 2003

Dividend Capital Trust Inc. and Subsidiary
(A Maryland Corporation in the Development Stage)

Consolidated Balance Sheets

	As of April 12, 2002	As of December 31, 2002
ASSETS:
Cash and cash equivalents	$174,215	$11,055
Restricted cash	—	681,890
Advance for offering costs, related party	27,785	52,923
Other assets	—	5,810

Total Assets	$202,000	$751,678

LIABILITIES & SHAREHOLDER'S EQUITY (DEFICIT):
Liabilities:
Accrued expenses	$—	$79,500
Subscriptions for common shares	—	681,890

Total Liabilities	—	761,390
Commitments and Contingencies
Minority interest	200,000	1,000
Shareholder's equity (deficit):
Preferred shares
Authorized—50,000,000 shares, none outstanding	—	—
Shares-in-trust
Authorized—100,000,000 shares, none outstanding	—	—
Common shares, $0.01 par value
Authorized—350,000,000 shares, 200 shares issued and outstanding	2	2
Additional paid-in capital	1,998	1,998
Accumulated deficit incurred during the development stage	—	(12,712)

Total Shareholder's Equity (Deficit)	2,000	(10,712)

Total Liabilities and Shareholder's Equity (Deficit)	$202,000	$751,678

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiary
(A Maryland Corporation in the Development Stage)

Consolidated Statement of Operations
For the Period from Inception (April 12, 2002)
to December 31, 2002

REVENUE	$—
COSTS AND EXPENSES:
General and administrative	212,867

Total Operating Expenses	212,867

OTHER INCOME:
Interest income	155

Total Other Income	155

Net loss before minority interest	(212,712)
Minority interest	200,000

NET LOSS	$(12,712)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(63.56)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and Diluted	200

The accompanying notes are an integral part of this consolidated financial statement.

Dividend Capital Trust Inc. and Subsidiary
(A Maryland Corporation in the Development Stage)

Consolidated Statement of Shareholder's Equity (Deficit)
For the Period from Inception (April 12, 2002)
to December 31, 2002

	Common Shares
			Additional Paid-in Capital	Accumulated Deficit Incurred During the Development Stage	Total Shareholder's Equity (Deficit)
	Shares	Amount
Balances, Inception (April 12, 2002)	—	$—	$—	$—	$—
Contribution	200	2	1,998	—	2,000
Net loss	—	—	—	(12,712)	(12,712)

Balances, December 31, 2002	200	$2	$1,998	$(12,712)	$(10,712)

The accompanying notes are an integral part of this consolidated financial statement.

Dividend Capital Trust Inc. and Subsidiary
(A Maryland Corporation in the Development Stage)

Consolidated Statement of Cash Flows
For the Period from Inception (April 12, 2002)
to December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in advance for offering costs, related party	(52,923)
Increase in other assets	(5,810)
Increase in restricted cash	(681,890)
Increase in accrued expenses	79,500
Minority interest	(200,000)

Net cash used in operating activities	(873,835)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subscriptions for common shares	681,890
Proceeds from issuance of common shares to related party	2,000
Proceeds from issuance of Partnership units to related party	200,000
Proceeds from issuance of Special Units to related party	1,000

Net cash provided by financing activities	884,890

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,055
CASH AND CASH EQUIVALENTS, Inception (April 12, 2002)	—

CASH AND CASH EQUIVALENTS, December 31, 2002	$11,055

The accompanying notes are an integral part of this consolidated financial statement.

Dividend Capital Trust Inc. and Subsidiary
(A Maryland Corporation in the Development Stage)

Notes to Consolidated Financial Statements

Note 1—Organization

        Dividend Capital Trust Inc. (the "Company") was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties consisting primarily of high-quality industrial buildings triple-net leased to creditworthy corporate tenants. The Company intends to qualify as a real estate investment trust ("REIT") for federal tax purposes commencing with its taxable year ending December 31, 2003. The Company is structured as an umbrella partnership REIT ("UPREIT") under which substantially all of the Company's current and future business is and will be conducted through a majority owned subsidiary, Dividend Capital Operating Partnership LP (the "Partnership"), a Delaware limited partnership.

        The Company is managed by the Dividend Capital Advisors LLC (the "Advisor") and the Company's property manager will be Dividend Capital Property Management LLC (the "Property Manager"). Dividend Capital Securities LLC (the "Dealer Manager") serves as the dealer manager of the Company's public offering. These related parties receive compensation and fees for services relating to the offering and for the investment and management of the Company's assets (see Note 9).

        As of December 31, 2002 and through March 26, 2003, the Company had neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. As a result, the Company is still in the development stage and the accompanying consolidated financial statements are presented as such.

        In April 2002, the Company sold 200 shares of common stock, $0.01 par value, to an affiliate of the Advisor at a price of $10 per share. On April 15, 2002, the Company filed a Form S-11 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission covering a public offering of its common stock. The Registration Statement was declared effective on July 17, 2002 and the Company received approval of its offering in all fifty states in December 2002. The common stock is being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The Registration Statement also covers up to 4,000,000 shares available pursuant to the Company's dividend reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants that may be sold to broker-dealers participating in the offering. Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors (see Note 13).

        The Partnership issued to the Advisor 20,000 limited partnership units in exchange for $200,000 representing a 99% limited partnership interest in the Partnership. The Company contributed $2,000 to the Partnership in exchange for 200 general partnership units representing a 1% general partnership interest in the Partnership. Subject to certain restrictions, the limited partners may require the Partnership to redeem some or all of their operating partnership units for the Company's common shares or, at the option of the Partnership, for cash. The rights of the limited partners are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Partnership's assets. Due to the Company's control of the Partnership through its general partner interest and the limited rights of the limited partners, the Partnership is consolidated with the Company and the limited partnership interest not held by the Company is reflected as minority interest in the accompanying consolidated financial statements.

        Dividend Capital Advisors Group LLC, the parent company of the Advisor, has invested $1,000 in the Partnership in exchange for 10,000 special partnership units (the "Special Units"). Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events as further described below. In general, after holders of regular partnership interests have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by the Partnership upon the disposition of the Partnership's assets.

        The Special Units will be redeemed by the Partnership for cash upon the occurrence of specified events that result in a termination or non-renewal of the agreement between the Advisor and the Company (the "Advisory Agreement") (see Note 9). If the Advisory Agreement is terminated by the Company for cause, the redemption price shall be $1. If the Company's shares are listed for public trading or if the Advisory Agreement is terminated upon the occurrence of certain other events, the redemption price of the Special Units will be the amount which would have been distributed to the holder of the Special Units in accordance with the partnership agreement of the Partnership out of the net sales proceeds. Net sales proceeds will be determined by the public market price of the then listed stock in the event of a listing of the Company's shares or by the net sales proceeds received in the event of the disposition of the Company's properties. In the case of certain other events, net sales proceeds will be determined by the then fair market value of the Partnership's assets, as determined by an appraisal, less all of its liabilities.

Note 2—Summary of Significant Accounting Policies

PRINCIPLES OF CONSOLIDATION

        The accounts of the Company and the Partnership, its controlled subsidiary, are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.

RESTRICTED CASH

        On April 15, 2002, the Company filed the Registration Statement with the Securities and Exchange Commission covering a public offering of its common stock. The Registration Statement was declared effective on July 17, 2002 and the Company received approval of its offering in all fifty states in December 2002. The Company's common stock is being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis (see Note 1). Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. As of December 31, 2002, the proceeds received from the sale of subscriptions are shown as restricted cash in the accompanying consolidated financial statements. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors (see Note 13).

INVESTMENT IN REAL ESTATE

        As of December 31, 2002, the Company had neither purchased nor contracted to purchase any properties, nor had the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. Upon the acquisition of real estate, the Company will capitalize direct and certain related indirect costs associated with the successful acquisition, development or improvement of real estate. Capitalized costs associated with unsuccessful acquisition or development pursuits will be expensed at the time the pursuit is abandoned.

        Upon acquisition, the purchase price of a property will be allocated to land, building, leasing commissions and other intangible assets and associated liabilities as required by Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations." The allocation to land will be based on the Company's estimate of its fair value based on all available information including appraisals. The allocation to leasing commissions, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commission, legal and other related costs. Also required by SFAS No. 141, is the creation of an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment to revenue.

        Real estate, property, and equipment will be stated at cost. Depreciation and amortization will be computed on a straight-line basis over the estimated useful lives as follows:

Description	Estimated Useful Lives
Land	Not depreciated
Buildings	20 to 40 years
Equipment	5 to 7 years
Tenant improvements and lease commissions	Term of lease

        Maintenance and repairs will be expensed as incurred and improvements will be capitalized. The cost of assets sold or retired and the related accumulated depreciation and/or amortization will be removed from the accounts and the resulting gain or loss will be reflected in operations in the period in which such sale or retirement occurs.

LONG-LIVED ASSETS

        Long-lived assets to be held and used by the Company will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will continually evaluate the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

COSTS OF RAISING CAPITAL

        Costs incurred in connection with the issuance of equity securities are deducted from shareholder's equity.

REVENUE RECOGNITION

        As of December 31, 2002, the Company had not recognized revenue. Upon the acquisition of real estate, the properties may have certain leases that provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. Accordingly, the Company will record a receivable from tenants that the Company expects to collect over the remaining lease term rather than currently, which will be recorded as deferred rents receivable. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation.

INCOME TAXES

        During 2002, the Company was taxed as a C corporation for federal and state purposes. For 2002, the Company recognized nominal taxable income and will be obligated to pay a nominal amount of federal and state income tax. The Company intends to meet all the requirements to qualify for REIT status and will make an election under Internal Revenue Code Section 856 for the taxable year ending December 31, 2003. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. The Company does not anticipate that it will have any built-in gains at the time of its conversion to REIT status. As a REIT, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually all of its REIT taxable income, as defined in the Internal Revenue Code, to its shareholders and satisfies other requirements. No provision has been made for federal income taxes in the accompanying consolidated financial statements.

STOCK-BASED COMPENSATION

        The Company has two stock-based employee and director compensation plans, which are fully described in Note 8. At December 31, 2002, the Company had not granted any options under these plans. The Company intends to account for these plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost will be reflected in net income (loss) if all options granted under the plans have an exercise price greater than or equal to the market value of the underlying common stock on the date of grant. The Company will disclose the effect on net income (loss) and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

FAIR VALUE

        The Company's financial instruments include an advance to an affiliate relating to certain organizational and offering expenses and a liability for investor subscriptions. The fair values of these financial instruments were not materially different from their carrying or contract values as of December 31, 2002.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

        Basic net loss per common share is determined by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share includes the effects of potentially issuable common stock, but only if dilutive. There were no dilutive instruments outstanding as of December 31, 2002.

NEW ACCOUNTING PRINCIPLES

        In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". The Company is required to adopt SFAS No. 145 on January 1, 2003. SFAS No. 145 significantly limits the treatment of losses associated with early extinguishment of debt as an extraordinary item. Upon adoption, early extinguishments will not continue to qualify for extraordinary item treatment. The Company does not anticipate that the adoption of SFAS No. 145 will have a material impact on its financial position, results of operations or cash flows.

        In July 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." The Company is required to adopt SFAS No. 146 on January 1, 2003. SFAS No. 146 requires that certain expenses associated with restructuring charges be accrued as liabilities in the period in which the liability is incurred. The Company does not anticipate the adoption of SFAS No. 146 will have a material impact on its financial position, results of operations or cash flows.

        In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123." The Company is required to adopt SFAS No. 148 for financial statements for fiscal years ending after December 15, 2002. As of December 31, 2002, the Company had not issued any stock-based compensation. The Company does not anticipate the adoption of SFAS No. 148 will have a material impact on its financial position, results of operations or cash flows.

        In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities." The Company is required to adopt the Interpretation for financial statements for the fiscal year or interim period beginning after June 15, 2003. This Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and requires the consolidation of results of variable interest entities in which the Company has a majority variable interest. The Company has not yet determined the impact of this Interpretation.

Note 3—Public Offering

        In April 2002, the Company sold 200 shares of common stock, $0.01 par value, to an affiliate of the Advisor at a price of $10 per share. On April 15, 2002, the Company filed the Registration Statement with the Securities and Exchange Commission covering a public offering of its common stock. The Registration Statement was declared effective on July 17, 2002 and the Company received approval of its offering in all fifty states in December 2002. The common stock is being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The

Registration Statement also covers up to 4,000,000 shares available pursuant to the Company's dividend reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants that may be sold to broker-dealers participating in the offering. Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors (see Note 13). As of December 31, 2002, the Company had engaged primarily in organizational and offering activities and no shares had been sold in the offering.

Note 4—Advance for Offering Costs

        Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be the responsibility of and paid for by the Advisor. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses. As of April 12, 2002 and December 31, 2002 the Company had recorded $27,785 and $52,923, respectively, as amounts due from the Advisor for offering costs paid by the Company in excess of 3% of gross offering proceeds. As of December 31, 2002 there had been no gross offering proceeds and as a result, the Advisor is obligated to reimburse the Company for all of these costs until such time gross offering proceeds have been received.

Note 5—Subscription for Common Shares

        The initial proceeds of the offering were held in escrow until subscriptions for at least 200,000 shares were received from at least 100 non-affiliated investors. These requirements were met on February 10, 2003, and at such time 226,567 of common shares were issued to investors (see Note 13). As specified in the Prospectus, the net proceeds from the sale of these securities were transferred to the Partnership on a one-for-one basis for limited partnership units.

Note 6—Shareholder's Equity

Preferred Shares

        The board of directors, through the articles of incorporation, has the authority to authorize the issuance of 50,000,000 preferred shares of any class or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of preferred shareholders shall never exceed the voting rights of common shareholders. As of December 31, 2002, the Company had no outstanding shares of preferred stock.

Shares-in-Trust

        The board of directors, through the articles of incorporation, has the authority to authorize the issuance of shares-in-trust which are shares that are automatically exchanged for common or preferred shares as a result of an event that would cause an investor to own, beneficially or constructively, a number of shares in excess of certain limitations. As of December 31, 2002, the Company had no outstanding shares-in-trust.

Common Shares

        The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of the Company's directors. The articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of the majority of the outstanding common shares can elect the entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the Company's public offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights. As of December 31, 2002, the Company had 200 shares of common stock outstanding.

Note 7—Minority Interest

        Minority interest consists of the following as of:

	April 12, 2002	December 31, 2002
Limited partnership units	$200,000	$—
Limited partnership special units	—	1,000

Total	$200,000	$1,000

Limited Partnership Units

        At December 31, 2002, the Advisor owned approximately 99% of the Partnership. Limited partnership units are redeemable at the option of the unit holder. The Partnership has the option of redeeming the limited partnership units with cash or with common shares. At inception (April 12, 2002) the Partnership issued 20,000 limited partnership units to the Advisor for gross proceeds of $200,000. The allocation of net loss to the limited partnership unit holders for the period ended December 31, 2002 has reduced the minority interest balance to zero. The excess loss attributable to the minority interest, $10,758, will be applied to future income attributable to the minority interest.

Limited Partnership Special Units

        During the quarter ended September 30, 2002, the Partnership issued 10,000 Special Units to an affiliate of the Advisor for consideration of $1,000. The holders of Special Units do not participate in the profits and losses of the Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of regular partnership interests have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by the Partnership upon the disposition of the Partnership's assets.

Note 8—Stock Option Plans and Warrants

Stock Option Plans

        The Company has adopted an independent director stock option plan which it will use in an effort to attract and retain qualified independent directors (the "Independent Director Option Plan"). The Company intends to grant non-qualified stock options to purchase 10,000 shares to each independent director pursuant to the Independent Director Option Plan upon the sale of at least 200,000 shares in the Company's initial offering. In addition, the Company intends to issue options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder's meeting. A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. Options may not be granted under the Independent Director Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Option Plan and the Employee Option Plan to exceed 10% of the Company's issued and outstanding shares. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. As of December 31, 2002, there were no options outstanding under the Independent Director Option Plan.

        The Company has adopted an employee stock option plan (the "Employee Option Plan"). The Employee Option Plan is designed to enable the Company, the Advisor and the Property Manager to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of Dividend Capital Trust) considered essential to the Company's long-term success and the success of the Advisor and the Property Manager by offering such employees an opportunity to participate in the growth of the Company through ownership of its shares. The Employee Option Plan will be administered by the Compensation Committee, which is authorized to grant "non-qualified" stock options (the "Employee Options") to selected employees of the Advisor and the Property Manager. Employee Options may not be granted under the Employee Option Plan at any time when the grant would cause the total number of options outstanding under the Employee Option Plan and the Independent Director Option Plan to exceed 10% of the Company's issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The Compensation Committee shall set the term of the Employee Options at its discretion, which shall not exceed ten years. The Compensation Committee shall set the period during which the right to exercise an Employee Option vests. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize the Company's status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the Company's articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution. As of December 31, 2002, there were no options outstanding under the Employee Option Plan.

Stock Warrants

        The Company will issue to the Dealer Manager one soliciting dealer warrant for $.001 for every 25 shares sold during the offering period subject to a maximum of 1,000,000 soliciting dealer warrants. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Company at a price of $12 per share during the period beginning on the first anniversary of the effective date of the offering (July 17, 2002) and ending five years after the effective date of the offering (July 16, 2007). Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement. As of December 31, 2002, there were no warrants outstanding under the warrant purchase agreement.

Note 9—Related Party Transactions

Advisory Agreement

        The Company has entered into the Advisory Agreement with the Advisor pursuant to which the Company will pay certain acquisition and advisory fees to the Advisor. The Advisor is considered a related party as certain owners and employees of the Advisor serve as executives of the Company. The amount of such fees shall equal up to 3% of the aggregate purchase price of all properties acquired by the Company. The Company has also agreed to reimburse the Advisor for certain expenses incurred in connection with property acquisitions. Such expense reimbursements shall equal up to 0.5% of the aggregate purchase price of all properties acquired by the Company.

        The Company will be responsible for the payment of all organization and offering expenses not to exceed 3% of gross offering proceeds. The Advisor will reimburse the Company for all organization and offering expenses in excess of 3% of gross offering proceeds. As a result, the organization and offering expenses paid to date by the Company are accounted for as an advance until such time that the Company receives its initial proceeds from the offering (see Note 13). In addition to the organization and offering costs paid by the Company, the Advisor has paid approximately $3.4 million of organization and offering expenses as of December 31, 2002.

        The Advisor is obligated to reimburse the Company for the amount by which operating expenses (as defined in the Advisory Agreement) of the Company exceed the greater of 2% of Average Invested Assets or 25% of Net Income (as such terms are defined in the Advisory Agreement) for a twelve-month period to be measured each fiscal quarter (the "2%/25% Guidelines"). If in any twelve month period the operating expenses of the Company exceed the 2%/25% Guidelines, the Advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. If the Independent Directors find that such expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future periods for the full amount or any portion of such excess expense, but only to the extent that such reimbursement would not cause the Company's operating expense to exceed the 2%/25% Guidelines in any such year.

Dealer Manager Agreement

        The Company has entered into a dealer manager agreement with the Dealer Manager pursuant to which the Company will pay up to 2.5% of gross offering proceeds to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. The Company will also pay a 7% sales commission on shares sold in the offering. The Dealer Manager has indicated that all of the sales commissions are expected to be paid to participating broker-dealers who are responsible for effecting sales.

Property Management Agreement

        The Company has entered into a property management agreement with the Property Manager pursuant to which the Company will pay certain property management and leasing fees to the Property Manager. The amount of such fees shall not exceed the lesser of 4.5% of the gross revenues or 0.6% of the net asset value (as defined in the property management agreement) of properties owned by the Company. The Company may also pay a separate fee for the one-time lease-up of newly-constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions.

        The Company may pay real estate commissions to the Advisor or its affiliates in connection with the sale of properties by the Company. Such commissions shall not exceed the lesser of 50% of the reasonable, customary and competitive real estate brokerage commission paid for the sale of comparable property or 3% of the contract price. The payments of such commissions are deferred until distributions to investors equal 100% of their capital contributions plus a 7% cumulative non-compounded return on their net contributions.

Note 10—Comprehensive Income

        There are no adjustments necessary to net loss as presented in the accompanying consolidated statement of operations to derive comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income."

Note 11—Income Taxes

        During 2002, the Company was taxed as a C corporation for federal and state purposes. For 2002, the Company recognized nominal taxable income and will be obligated to pay a nominal amount of federal and state income tax. During 2003, the Company intends to meet all the requirements to qualify for REIT status and will make an election under Internal Revenue Code Section 856 for the taxable year ending December 31, 2003. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. The Company does not anticipate that it will have any built-in gains at the time of its conversion to REIT status. As a REIT, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually 100% of its REIT taxable income, as defined in the Internal Revenue Code, to its shareholders and satisfies other requirements. No provision has been made for federal income taxes in the accompanying consolidated financial statements.

Note 12—Commitments and Contingencies

        The Company is not subject to any material pending legal proceedings.

Note 13—Subsequent Event

        On February 10, 2003 the Company satisfied the minimum offering requirement established for its public offering by accepting subscriptions for at least 200,000 shares of common stock from at least 100 non-affiliated investors. At the initial closing under the public offering, approximately $2,265,670 of gross proceeds was released from escrow to the Company and 226,567 shares of common stock were issued to investors. Upon satisfaction of this minimum offering requirement, the Company paid the Advisor approximately $68,000 towards reimbursement for offering and organization related costs.

        Approximately $215,000 was paid to the Dealer Manager for commissions and dealer manager fees. In addition to the dealer manager fees, The Dealer Manager earned 9,062 soliciting dealer warrants. The Company intends to issue these warrants, along with additional warrants earned in the first quarter of 2003, in April 2003. The Company valued these warrants at approximately $0.33 each for a total value of $2,981 using the Black-Scholes option-pricing model.

Note 14—Quarterly Results (Unaudited)

        The following table presents selected unaudited quarterly financial data for each quarter during the period ending December 31, 2002:

	For the Period from Inception (April 12, 2002) to June 30, 2002	For the Quarter Ended September 30, 2002	For the Quarter Ended December 31, 2002	For the Period from Inception (April 12, 2002) to December 31, 2002
Net loss before minority interest	$(13,300)	$(17,500)	$(181,912)	$(212,712)
Minority interest	—	—	200,000	200,000

Net income (loss)	(13,300)	(17,500)	18,088	(12,712)

Earnings (loss) per common share:
Basic and diluted	$(66.50)	$(87.50)	$90.44	$(63.56)

        The Company allocated minority interest for the entire period from inception (April 12, 2002) to December 31, 2002 in the quarter ended December 31, 2002 based on additional information obtained throughout the period. If minority interest was allocated each quarter, the Company would have realized a $12,404 loss, or $62.02 per share during the quarter ended December 31, 2002.

Dividend Capital Trust Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	As of September 30, 2003	As of December 31, 2002
	(Unaudited)
ASSETS
Real estate	$34,876,256	$—
Intangible lease asset	4,560,182	—
Less accumulated depreciation and amortization	(428,668)	—

Net Investment in Real Estate	39,007,770	—
Cash and cash equivalents	16,415,362	11,055
Restricted cash	—	681,890
Other assets, net	1,551,852	58,733

Total Assets	$56,974,984	$751,678

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$591,531	$79,500
Dividends payable	695,850	—
Subscriptions for common shares	—	681,890
Other liabilities	458,699	—
Intangible lease liability, net	127,421	—

Total Liabilities	1,873,501	761,390
Minority Interest	1,000	1,000
Shareholders' Equity (Deficit):
Preferred shares, 50,000,000 shares authorized, none outstanding
Shares-in-trust, 100,000,000 shares authorized, none outstanding
Common shares, $0.01 par value, 350,000,000 shares authorized, 6,398,066 and 200 shares issued and outstanding as of September 30, 2003 and December 31, 2002, respectively	63,981	2
Additional paid-in capital	55,920,950	1,998
Distributions in excess of earnings	(884,448)	(12,712)

Total Shareholders' Equity (Deficit)	55,100,483	(10,712)

Total Liabilities and Shareholders' Equity (Deficit)	$56,974,984	$751,678

The accompanying notes are an integral part of these condensed consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

				For the Period From Inception (April 12, 2002) through September 30, 2002
	Three Months Ended September 30,
			Nine Months Ended September 30, 2003
	2003	2002
REVENUE:
Rental revenue	$842,519	$—	$960,115	$—
Other income	10,828	—	50,748	—

Total Revenue	853,347	—	1,010,863	—
EXPENSES:
Operating expenses	88,978	—	88,978	—
Depreciation & amortization	359,787	—	428,391	—
Interest expense	137,985	—	164,263	—
General and administrative expenses	117,787	17,500	223,491	30,800

Total Expenses	704,537	17,500	905,123	30,800
NET INCOME (LOSS)	$148,810	$(17,500)	$105,740	$(30,800)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	4,393,069	200	2,160,712	200

Diluted	4,413,069	200	2,180,712	200

NET INCOME (LOSS) PER COMMON SHARE
Basic and Diluted	$0.03	$(87.50)	$0.05	$(154.00)

Diluted	$0.03	$(87.50)	$0.05	$(154.00)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiary

Condensed Consolidated Statements of Shareholders' Equity (Deficit)

For the Nine Months Ended September 30, 2003

(Unaudited)

	Common Shares
			Additional Paid-in Capital	Distributions in Excess of Earnings	Total Shareholders' Equity (Deficit)
	Shares	Amount
Balances, December 31, 2002	200	$2	$1,998	$(12,712)	$(10,712)
Issuance of common stock, net of offering costs of $7,997,582	6,397,866	63,979	55,917,098	—	55,981,077
Amortization of stock options	—	—	1,854	—	1,854
Dividends on common shares	—	—	—	(977,476)	(977,476)
Net income	—	—	—	105,740	105,740

Balances, September 30, 2003	6,398,066	$63,981	$55,920,950	$(884,448)	$55,100,483

The accompanying notes are an integral part of these condensed consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2003	For the Period from Inception (April 12, 2002) through September 30, 2002
OPERATING ACTIVITIES:
Net income (loss)	$105,740	$(30,800)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	426,434	—
Increase in other assets	(88,321)	—
Increase in accounts payable, accrued expenses and other liabilities	537,266	25,000

Net cash provided by (used in) operating activities	981,119	(5,800)

INVESTING ACTIVITIES:
Real estate investments	(34,876,256)	—
Increase in intangible lease asset	(4,560,182)	—
Increase in intangible lease liability	133,688	—
Increase in deferred acquisition costs	(902,477)	—

Net cash used in investing activities	(40,205,227)	—

FINANCING ACTIVITIES:
Decrease (increase) in advance for offering costs, related party	52,923	(187,263)
Increase in amounts due from transfer agent	(557,423)	—
Increase in investor deposits	100,000	—
Proceeds from sale of common shares	64,012,962	2,000
Offering costs for issuance of common stock	(7,698,421)	—
Proceeds from issuance of Partnership Units to related party	—	200,000
Distributions to common shareholders	(281,626)	—

Net cash provided by financing activities	55,628,415	14,737

NET INCREASE IN CASH AND CASH EQUIVALENTS	$16,404,307	$8,937
CASH AND CASH EQUIVALENTS, beginning of period	$11,055	$—

CASH AND CASH EQUIVALENTS, end of period	$16,415,362	$8,937

Cash paid for interest expense	121,912.00	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1—Organization and Summary of Significant Accounting Policies

Organization

        Dividend Capital Trust Inc. (the "Company" or "Dividend Capital") was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties consisting primarily of high-quality industrial buildings net leased to corporate tenants. The Company currently operates in a manner that meets all the requirements necessary to qualify as a real estate investment trust ("REIT") and intends to qualify as a REIT for federal tax purposes commencing with its taxable year ending December 31, 2003. The Company is structured as an umbrella partnership REIT ("UPREIT") under which substantially all of the Company's current and future business is and will be conducted through a controlling interest in its subsidiary, Dividend Capital Operating Partnership LP (the "Partnership"), a Delaware limited partnership. The Company commenced its operations in conjunction with the closing of its first real estate acquisition on June 9, 2003 (see Note 2) and as a result the financials statements of the Company are no longer presented as a development stage enterprise.

        Dividend Capital Advisors LLC (the "Advisor"), a related party, provides investment management and administrative services to the Company under an Advisory Agreement dated July 11, 2002. Dividend Capital Securities LLC (the "Dealer Manager"), a related party, serves as the dealer manager of the Company's public offering (see Note 7).

Interim Financial Information

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with the Company's audited financial statements as of December 31, 2002 and related notes thereto, and the Company's prospectus, as amended.

Principles of Consolidation

        The accounts of the Company and the Partnership, its controlled subsidiary, are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

Real Estate

        Upon the acquisition of operating properties, the Company allocates the purchase price of the properties to identifiable tangible and intangible assets associated with the property based upon their estimated fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." These tangible and intangible assets are depreciated or amortized over the useful life of such assets. The difference between the purchase price and the estimated fair market value of the tangible assets is the identified intangible lease asset which is amortized over the average life of the in-place leases.

        In some cases the acquired operating property may have in-place leases where the current rental rate is above or below market rental rates. In such cases, SFAS No. 141 requires the discounted difference between the current and market rental rates to be recorded as an asset or liability and amortized over the life of the lease to rental revenue. Related to this treatment, as of September 30, 2003, the Company had approximately $50,000 and $127,000 recorded as an intangible asset and an intangible liability, respectively, net of amortization of approximately $2,400 and $6,300, respectively.

        From time to time, the Company receives payments from the seller of properties under master lease agreements covering vacant space at the time of acquisition. The seller is generally obligated to make such payment until the earlier of the commencement of rent from a tenant for the vacant space or until the termination of the master lease agreement. GAAP requires the Company to record these payments as a reduction of the purchase price of the property upon receipt of the payment, rather than as rental income. As of September 30, 2003, the Company had one property, Chickasaw Distribution Facility (Building A), which contained a master lease agreement with the seller. The cumulative amount of master lease payments under this master lease agreement as of September 30, 2003, was approximately $25,000.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.

Restricted Cash

        The Company is currently engaged in a public offering of its common stock. As of December 31, 2002, the Company had not met certain escrow requirements in connection with the offering. Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors.

Costs of Raising Capital

        Costs incurred in connection with the issuance of equity securities are deducted from shareholders' equity.

Revenue Recognition

        The Company's properties may have certain leases that provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Company records rental revenue for the full term of each lease on a straight-line basis. In cases where the minimum rental payments increase over the life of the lease, the Company records a receivable due from tenants ("deferred rents receivable") for the difference between the amount of revenue recorded and the amount of cash received. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the nine months ended September 30, 2003, the statement of operations includes an increase in rental revenue of approximately $29,300 related to the straight-lining of revenue. Included in other assets of the accompanying condensed consolidated balance sheet is approximately $29,300 of deferred rents receivable associated with the straight-lining of rental revenues.

Income Taxes

        The Company currently operates in a manner that meets all the requirements necessary to qualify for REIT status and will make an election under Internal Revenue Code Section 856 for the taxable year ending December 31, 2003. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. The Company does not anticipate that it will have any built-in gains at the time of its conversion to REIT status. As a REIT, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually all of its REIT taxable income, as defined in the Internal Revenue Code, to its shareholders and satisfies other requirements. No provision has been made for federal income taxes in the accompanying condensed consolidated financial statements.

Stock-Based Compensation

        The Company has two stock-based employee and director compensation plans. As of September 30, 2003, the Company had granted 40,000 options under the Director Stock Option Plan. The Company accounts for these plans under the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and related interpretations. As of September 30, 2003, no options had been granted under the Employee Stock Option Plan.

Basic and Diluted Net Income (Loss) Per Common Share

        Basic net income (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per common share includes the effects of potentially issuable common stock, but only if dilutive, including the presumed exchange of limited partnership units (see Note 5) for common shares.

New Accounting Principles

        In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities." The Company is required to adopt the Interpretation for financial statements for the fiscal year or interim period beginning after June 15, 2003. This Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and requires the consolidation of results of variable interest entities in which the Company has a majority variable interest. The Company does not expect the adoption of this Interpretation to have a material impact on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that an issuer that possesses certain financial instruments to classify such instruments as a liability (or as an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after December 15, 2003. Management is currently evaluating SFAS No. 150, however the Company does not expect the adoption of SFAS No. 150 to have a material impact on the Company's financial position, results of operations or cash flows based on current interpretations and guidance.

Note 2—Real Estate

Acquisitions

        During the nine months ended September 30, 2003, the Company acquired three industrial buildings for a combined purchase price of $37,780,000, exclusive of related closing costs and acquisition fees paid to the Advisor, as further described below.

  Nashville Facility

        On June 9, 2003, the Company closed on an acquisition of a one story, single tenant, newly constructed distribution facility located in Nashville, Tennessee (the "Nashville Facility"). The Nashville Facility contains 756,000 rentable square feet and is located on approximately 50 acres of land. The purchase price for the Nashville Facility was $23,500,000, which was paid with $11,350,000 from our senior secured loan (see Note 3) and $12,150,000 from proceeds from our public offering. The total cost of the Nashville facility including closing costs and other expenses (including an acquisition fee of $705,000 paid to our Advisor) was approximately $24,480,000. The results of operations from this acquired property, from the date of acquisition through September 30, 2003, are included in the Company's result of operations for the three and nine months ended September 30, 2003. This facility is currently 100% leased to Bridgestone/Firestone North American Tire, LLC, a wholly owned subsidiary of Bridgestone Americas Holding, Inc. the North American holding company and a wholly owned subsidiary of the Japanese parent, Bridgestone Corporation.

  Chickasaw Facilities

        On July 22, 2003, the Company closed on an acquisition of two distribution facilities located in Memphis, Tennessee totaling approximately 392,000 square feet (together the "Chickasaw Facilities"). The total cost of the two facilities including closing costs and other expenses (including an acquisition fee of $428,400 payable to our Advisor) was approximately $14,850,000. The total cost was funded from the net proceeds received from the Company's public offering. As of September 30, 2003, the two facilities were approximately 94.0% leased to various tenants with the remaining vacancy master leased by the seller for a period of twelve months. Master lease payments are accounted for as an adjustment to the purchase price and as of September 30, 2003, the Company had received approximately $25,000 which reduced the amount invested in real estate in the accompanying condensed consolidated balance sheet. The results of operations from this acquired property, from the date of acquisition through September 30, 2003, are included in the Company's results of operations for the three and nine months ended September 30, 2003.

Note 3—Borrowings

        On June 9, 2003, the Company obtained an $11,350,000 senior secured loan (the "Loan") from Bank of America, N.A., at a variable annual interest rate equal to adjusted LIBOR plus 2.25% or (at the election of Dividend Capital) 1.0% over the Prime rate. The Loan was secured by the Nashville facility. In September 2003, the Company exercised its right to pre-pay the balance of the Loan in full, with accrued interest, pursuant to the loan agreement, with proceeds from the Company's public offering. This pre-payment resulted in a write-off of deferred loan costs to interest expense in the amount of approximately $41,000 for the periods ended September 30, 2003.

Note 4—Public Offering

        On April 15, 2002, the Company filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") covering a public offering of its common stock and the Registration Statement was declared effective by the SEC on July 17, 2002. The common stock is being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The Registration Statement also covers up to 4,000,000 shares available pursuant to the Company's distribution reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants that may be sold to broker-dealers participating in the offering. Until the Company received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors. As of September 30, 2003, 6,397,866 shares of common stock had been sold under this Registration Statement for gross proceeds of approximately $63,978,660.

Note 5—Minority Interest

        Minority interest consists of the following as of:

	September 30, 2003	December 31, 2002
Limited partnership units	$—	$—
Limited partnership Special Units	1,000	1,000

Total	$1,000	$1,000

Limited Partnership Units

        Upon inception (April 12, 2002), the Partnership issued to the Advisor 20,000 limited partnership units in exchange for $200,000 representing an initial 99% limited partnership interest. As of September 30, 2003, the Advisor held a limited partnership interest in the Partnership of less than 1.0%.

        The allocation of net loss to the limited partnership unit holder for the period ended December 31, 2002 had reduced the minority interest balance to zero. The excess loss attributable to the minority interest for the periods ended December 31, 2002 and September 30, 2003 was $10,758 and $998, respectively. The total accumulated excess loss of $11,756 will be applied to future income attributable to the minority interest.

        Limited partnership units are redeemable at the option of the unit holder. The Company, at its sole discretion, has the option of redeeming the limited partnership units for cash or common shares.

Limited Partnership Special Units

        During the quarter ended September 30, 2002, the Partnership issued 10,000 special units (the "Special Units") to an affiliate of the Advisor for consideration of $1,000. The holders of Special Units do not participate in the profits and losses of the Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of regular partnership interests have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual return on their gross contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by the Partnership upon the disposition of the Partnership's assets.

        The Special Units will be redeemed by the Partnership for cash upon the occurrence of specified events that result in a termination or non-renewal of the Advisory Agreement. If the Advisory Agreement is terminated by the Company for cause, the redemption price shall be $1. If the Company's shares are listed for public trading or if the Advisory Agreement is terminated upon the occurrence of certain other events, the redemption price of the Special Units will be the amount which would have been distributed to the holder of the Special Units if the Partnership had sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation in accordance with the partnership agreement of the Partnership. The fair market value of the assets will be determined by the public market prices in the event of a listing of the Company's shares or by the net sales proceeds received in the event of the disposition of the

Company's properties. In the case of certain other events, fair market value will be determined by the then fair market value of the Partnership's assets, as determined by an appraisal, less all of its liabilities.

Note 6—Related Party Transactions

Advisory Transactions

        The Advisor is considered a related party as certain executives and board members of the Company have material, indirect ownership interests in the Advisor. In addition, all executives of the Company are also executives of the Advisor. The Company has entered into the Advisory Agreement with the Advisor pursuant to which the Company will pay certain acquisition and advisory fees to the Advisor. The amount of such fees shall equal up to 3.0% of the aggregate purchase price of all properties acquired by the Company. As of September 30, 2003, the Company had paid the Advisor approximately $1.1 million in connection with the acquisition services provided by the Advisor.

        The Company will be responsible for the payment of all organization and offering expenses not to exceed 3.0% of gross offering proceeds. The Advisor is obligated to fund all organization and offering expenses in excess of 3.0% of gross offering proceeds. As of September 30, 2003, the Advisor had funded approximately $9.7 million of offering related costs and the Company has reimbursed the Advisor approximately $1.8 million of these costs.

Dealer Manager Transactions

        The Dealer Manager is considered a related party as certain executives and board members of the Company have material, indirect ownership interests in the Dealer Manager. The Company has entered into a dealer manager agreement with the Dealer Manager pursuant to which the Company will pay up to 2.5% of gross offering proceeds to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. The Company will also pay a sales commission of up to 7.0% on shares sold in the offering. The Dealer Manager has indicated that all of the sales commissions are expected to be paid to participating broker-dealers who are responsible for effecting sales. As of September 30, 2003, the Company had paid approximately $5.9 million for commissions and management of the Company's initial offering, of which approximately $4.3 million has been paid to selling broker-dealers who are not affiliated with the Company.

Note 7—Subsequent Events

Acquisition

  Rancho Facility

        On October 20, 2003, the Company acquired the Rancho Technology Park facility (the "Rancho Facility"), which is a one-story, newly constructed distribution facility with 201,493 square feet of leasable space. The cost of the Rancho Facility (including an acquisition fee of $297,795 payable to our Advisor) was approximately $10,350,000, which was paid with the proceeds from the Company's public offering. These costs include certain escrow amounts related to the newly negotiated lease with

Ozburn-Hessey Logistics, LLC (OHL) totaling approximately $585,000 which represents amounts to be paid for tenant finish and leasing commissions. CHEP USA, GP entered into a net lease for approximately 50% of the facility's gross leasable square feet. CHEP USA, GP, a wholly-owned subsidiary of Brambles Group, operates globally and distributes, collects, reworks and reissues more than 200 million pallets and containers annually. The remaining space is currently leased to OHL. As a full service logistics company, OHL provides distribution services, transportation management and equipment sourcing to large national and regional companies. Per the lease agreement, rent will commence either; 1) November 15, 2003, if the temporary occupancy permit has been obtained, or 2) the later of January 15, 2004 or upon obtaining the occupancy permit. Per the master lease agreement with the seller, the seller is obligated to pay rent on this space at the same monthly rate that OHL will assume until the space is occupied and rent has commenced.

  Mallard Lake

        On October 29, 2003, Dividend Capital acquired a 222,122 square foot distribution facility ("Mallard Lake") in the Mallard Lake Distributions Center, a business park in Hanover Park, Illinois (an industrial submarket of Chicago). The Company purchased the building from an unrelated third party that developed Mallard Lake during 1999. The cost of Mallard Lake (including an acquisition fee of $329,259 payable to our Advisor) was approximately $11,400,000, which was paid with proceeds from the Company's public offering. The facility is fully leased to Iron Mountain Inc. (NYSE: IRM), an international information storage, management and protection services company.

  West by Northwest

        On October 30, 2003, the Company acquired an 189,467 square foot industrial distribution building ("West by Northwest") in the West by Northwest Business Center. The West by Northwest Business Center is located in Houston's northwest submarket and was developed by an unrelated third party during 1997. The cost of West by Northwest (including an acquisition fee of $248,250 payable to our Advisor) was approximately $8,610,000, which was paid for with proceeds from the Company's public offering and proceeds from the Credit Facility (as discussed below). The building is fully leased to Inventec Electronics Corp, USA., the American subsidiary of Inventec Corp., a Taiwanese designer and manufacturer of technology products, including computers, handhelds and servers.

Senior Secured Revolving Credit Facility

        On October 30, 2003 the Company executed an agreement with Bank One, N.A. for a senior secured revolving credit facility (the "Credit Facility") for $50 million which may be increased up to $200 million in total. Simultaneously, the Company borrowed $3.0 million under this Credit Facility to fund the closing of the West by Northwest Business Center. The Credit Facility bears interest at LIBOR plus 1.125% to 1.500%. The Credit Facility matures in April 2004, however, upon successful syndication of this facility, it is expected that the facility will be amended and restated, under the terms consistent with the current facility, to include a maturity date three years after the closing of the syndication.

Public Offering

        As of November 6, 2003, the Company had sold approximately 8.3 million shares of common stock for gross proceeds of approximately $83.1 million. In conjunction with the sale of such shares, the Company had incurred fees payable to the Dealer Manager in the amount of approximately $7.6 million, of which approximately $7.2 million has been paid. Of the amount paid to the Dealer Manager, approximately $5.3 million was re-allowed by the Dealer Manager to selling broker-dealers who are not affiliated with the Company. In addition, the Company incurred amounts payable to the Advisor for reimbursement of offering costs of approximately $2.5 million, of which $2.4 million has been paid.

Special Meeting of Shareholders

        On October 16, 2003, the Board of Directors (the "Board") of the Company held a special meeting to vote on certain proposed amendments to the Company's articles of incorporation. The Board approved the amendments to the Company's articles of incorporation and recommended that the Company's shareholders approve such amendments. A special meeting of shareholders of the Company will be held at the Company's corporate offices on November 21, 2003.

        A vote will be held at this special meeting to amend the Company's articles of incorporation regarding a reduction of the current fees and reimbursements paid to the Dealer Manager and the Advisor. Additionally, a vote will be held to change the Company's articles of incorporation regarding the Company's leverage restriction and to give authority to an investment committee (consisting of a majority of independent directors) to approve acquisitions of up to $25 million.

        The Board has fixed October 16, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting or any postponement or adjournment of the meeting.

Dividend Capital Trust Inc. and Subsidiary

Pro Forma Financial Information

(Unaudited)

        The accompanying unaudited pro forma consolidated balance sheet presents the historical financial information of the Company as of September 30, 2003 as adjusted for the acquisitions of the Rancho Business Center, Mallard Lake and West by Northwest as if these transactions had occurred on September 30, 2003.

        The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 combine the historical operations of the Company with the historical operations of acquired properties as if these transactions had occurred on January 1, 2002.

        The unaudited pro forma consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the individually acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements included in the Company's previous filings with the Securities and Exchange Commission.

Dividend Capital Trust Inc. and Subsidiary

Pro Forma Consolidating Balance Sheet

As of September 30, 2003

(Unaudited)

	DCT Historical	Rancho Cucamonga		Mallard Lake		West by Northwest		Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Real Estate	34,876,256	9,281,409	(b)	10,122,156	(b)	7,526,436	(b)	—		61,806,257
Intangible lease costs	4,560,182	556,985	(b)	1,247,414	(b)	1,070,491	(b)	—		7,435,072
Acc. Dep. & Amort	(428,668)	—		—		—		—		(428,668)

Net Investment in Real Estate	39,007,770	9,838,394		11,369,570		8,596,927		—		68,812,661

Cash and cash equivalents	16,415,362	(9,775,841	)(a)	(11,087,705	)(a)	(7,668,438	)(a)	13,340,320	(g)	1,223,698
Restricted cash	—	525,383	(c)	—		—		—		525,383
Other assets, net	1,551,852	(512,551)	(d)	(231,865	)(d)	(348,232	)(d)	—		459,204

Total Assets	56,974,984	75,385		50,000		580,257		13,340,320		71,020,946

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Accounts Payable & Accrued Expenses	591,531	30,385	(e)	—	(e)	164,399	(e)	—		786,315
Dividends Payable	695,850	—		—		—		—		695,850
Other liabilities	458,699	45,000	(e)	50,000	(e)	415,858	(f)	—		969,557
Intangible Lease Liability, net	127,421	—		—		—		—		127,421

Total Liabilities	1,873,501	75,385		50,000		580,257		—		2,579,143

Minority Interest	1,000	—		—		—		—		1,000

Shareholders' Equity:
Common Stock	63,981	—		—		—		15,246	(g)	79,227
Additional Paid-in-Capital	55,920,950	—		—		—		13,325,074	(g)	69,246,024
Distributions in Excess of Earnings	(884,448)	—		—		—		—		(884,448)
Total Shareholders' Equity	55,100,483	—		—		—		13,340,320	(g)	68,440,803

Total Liabilities & Shareholders' Equity	56,974,984	75,385		50,000		580,257		13,340,320		71,020,946

Dividend Capital Trust Inc. and Subsidiary

Pro Forma Statement of Operations

For the Nine Months Ended September 30, 2003

(Unaudited)

	DCT Corporate	Nashville Facility		Chickasaw Facility		Rancho Business Center		Mallard Lake		West by Northwest		Pro Forma Adjustments		Consolidated
REVENUE:
Rental revenue	960,115	902,677	(1)	598,888	(4)	580,300	(1)	721,989	(4)	212,318	(4)			3,976,287
Other income	50,748	—		203,143	(4)	155,770	(5)	1,275	(4)	119,761	(4)			530,697

Total Income	1,010,863	902,677		802,031		736,070		723,264		332,079		—		4,506,984
EXPENSES:
Operating Expenses	88,978	—		217,995	(4)	155,770	(5)	11,757	(4)	228,019	(4)			702,519
Depreciation & amortization	428,391	343,017	(2)	362,726	(4)(2)	180,475	(2)	201,060	(4)(2)	155,606	(4)(2)			1,671,275
Interest expense	164,263	173,073	(3)	—		—		—		—				337,336
General and administrative expenses	223,491	—		—		—		—		—				223,491

Total Operating Expenses	905,123	516,090		580,721		336,245		212,817		383,625		—		2,934,621
NET INCOME (LOSS)	105,740	386,587		221,310		399,825		510,447		(51,546)		—		1,572,363

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	2,160,712											5,761,962	(6)	7,922,674
Diluted	2,180,712											5,761,962	(6)	7,942,674
NET INCOME (LOSS) PER COMMON SHARE
Basic and Diluted	$0.05													$0.20

Dividend Capital Trust Inc. and Subsidiary

Pro Forma Statement of Operations

For the Year Ended December 31, 2002

(Unaudited)

	DCT Corporate	Nashville Facility		Chickasaw Facility		Rancho Business Center		Mallard Lake Facility		West by Northwest Facility		Pro Forma Adjustments		Consolidated
REVENUE:
Rental revenue	—	2,040,546	(1)	649,849	(4)	773,733	(1)	957,577	(4)	707,684	(4)	—		5,129,389
Other income	155	—		91,381	(4)	207,693	(5)	14,412	(4)	292,636	(4)	—		606,277

Total Income	155	2,040,546		741,230		981,426		971,989		1,000,320		—		5,735,666
EXPENSES:
Operating Expenses	—	—		262,178	(4)	207,693	(5)	23,252	(4)	296,467	(4)	—		789,590
Depreciation & amortization	—	823,241	(2)	725,453	(4)(2)	240,633	(2)	268,079	(4)(2)	207,475	(4)(2)	—		2,264,881
Interest expense	—	398,702	(3)	—				—		—		—		398,702
General and administrative expenses	212,867	—		—				—		—		—		212,867

Total Operating Expenses	212,867	1,221,943		987,631		448,326		291,331		503,942		—		3,666,040
NET INCOME (LOSS)	(212,712)	818,603		(246,401)		533,100		680,658		496,378		—		2,069,626

Minority Interest	200,000	—		—		—		—		—		—		200,000
NET INCOME (LOSS)	(12,712)	818,603		(246,401)		533,100		680,658		496,378		—		2,269,626
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	200											7,922,474	(6)	7,922,674
Diluted	200											7,942,474	(6)	7,942,674
NET INCOME (LOSS) PER COMMON SHARE
Basic and Diluted	(64)													$0.29

Dividend Capital Trust Inc. and Subsidiary

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

Pro Forma Consolidated Balance Sheet as of September 30, 2003:

  (a)
  Cash paid for the acquisitions closed subsequent to September 30, 2003 consists of the following:

	Rancho Business Center	Mallard Lake	West by Northwest
Purchase Price	$10,001,955	$10,978,631	$8,275,000
Closing Costs	5,898	715	445
Acquisition fee paid to affiliate	298,373	329,359	248,250
Less:
Earnest money	500,000	221,000	330,000
Credit for Tenant Security Deposits	—	—	21,336
Credit for Tenant Improvement Allowance	—	—	290,000
Credit for Pre-paid Rents	—	—	49,522
Credit for Real Estate Taxes	30,385	—	164,399
Cash paid at closing	9,775,841	11,087,705	7,668,438

Add:
Earnest money	500,000	221,000	330,000
Credits	30,385	—	525,257
Estimated remaining closing costs	45,000	50,000	55,000
Due Diligence costs	12,551	10,865	18,232

Total Acquisition Costs	$10,363,777	$11,369,570	$8,596,927

  (b)
  The purchase price of these acquisitions were allocated to tangible and intangible assets in accordance with SFAS No. 141, "Business Combinations."

  (c)
  This amount consists of a restricted cash item related to an allowance for tenant improvements.

  (d)
  These amounts represent deferred acquisition costs that were reclassed to investment in real estate. Deferred acquisition costs are costs incurred prior to the closing of the acquisition such as due diligence costs.

  (e)
  This amount consists of tenant deposits, accrued real estate taxes and management's estimate on remaining acquisition costs.

  (f)
  This amount consists of tenant deposits, management's estimate on remaining acquisition costs and a liability for a commitment to tenant improvements of $290,000.

  (g)
  A certain amount of capital was raised through the Company's public offering after September 30, 2003 which was used to fund the Rancho Business Center, Mallard Lake and West by Northwest. As such, management included the number of shares that were sold subsequent to September 30, 2003 through October 30, 2003, the date of the latest acquisition in order to facilitate adequate funding of these acquisitions.

Shares Sold from October 1 through October 30, 2003	1,524,608
Gross Proceeds	$15,246,080
Less Selling Costs	(1,905,760)

Net Proceeds	$13,340,320

Pro Forma Consolidated Statements of Operations for the Nine Months Ended September 30, 2003 and for the Twelve Months Ended December 31, 2002:

  (1)
  This amount of rental revenue reflects the monthly rental rates of the in-place leases as of September 30, 2003 or the date of acquisition pro-rated for Pro Forma periods presented and giving effect to the amounts of revenue included in the historical information.

  (2)
  Depreciation and amortization expense for the Pro Forma periods presented is based on the allocation of the purchase price between tangible and intangible assets. The Company depreciates these assets on a straight-line basis over the estimated useful life of the assets. The following table represents the allocation of the total cost of the two properties presented:

	Depreciation or Amortization Period	Consolidated
Land	N/A	$10,069,814
Buildings	40 Years	45,837,893
Land Improvements	20 Years	3,486,734
Tenant Improvements	Term of the Lease	2,411,815
Intangible Lease and Acquisition Costs	Average Life of Lease	7,307,650

Total Cost		$69,113,906

  (3)
  Interest expense for the Pro Forma periods presented was calculated given the terms of our senior secured note. This senior secured note was paid in full in September 2003 and the Company currently has no outstanding obligations. The following table sets forth the calculation for the pro forma adjustments as if the note was outstanding as of January 1, 2002:

		Pro Forma Amounts
Senior Secured Loan	Interest Rate	For the Six Month Period	For the Twelve Month Period
$11,350,000	Annual interest rate equal to adjusted LIBOR plus 2.25% or (at the election of Dividend Capital) 1.0% over the Prime rate.	$173,073	$398,702
  (4)
  In accordance with Rule 3.14 of Regulation S-X, the following acquisitions required an audit of the statement of revenue and certain expenses. The pro forma adjustments presented are based on the historical information reported within the audited statement of revenue and certain expenses plus certain adjustments as follows:

Chickasaw

	9-Months				12-Months
	Chickasaw Facility*	Pro Forma Adjustments		Total Pro Forma	Chickasaw Facility*	Pro Forma Adjustments		Total Pro Forma
REVENUE:
Rental revenue	588,729	10,159	(a)	598,888	629,530	20,319	(a)	649,849
Other income	203,143			203,143	91,381			91,381

Total Income	791,872			802,031	720,911			741,230
EXPENSES:
Operating Expenses	217,995			217,995	262,178			262,178
Depreciation & amortization	—	362,726	(b)	362,726	—	725,453	(b)	725,453
Interest expense	—			—	—			—
General and administrative expenses	—			—	—			—

Total Operating Expenses	217,995			580,721	262,178			987,631
NET INCOME (LOSS)	573,877			221,310	458,733			(246,401)

Mallard Lake

	9-Months				12-Months
	Mallard Lake Facility*	Pro Forma Adjustments		Total Pro Forma	Mallard Lake Facility*	Pro Forma Adjustments		Total Pro Forma
REVENUE:
Rental revenue	721,989	—	(a)	721,989	957,577	—	(a)	957,577
Other income	1,275			1,275	14,412			14,412

Total Income	723,264			723,264	971,989			971,989
EXPENSES:
Operating Expenses	11,757			11,757	23,252			23,252
Depreciation & amortization		201,060	(b)	201,060	—	268,079	(b)	268,079
Interest expense				—	—			—
General and administrative expenses				—	—			—

Total Operating Expenses	11,757			212,817	23,252			291,331
NET INCOME (LOSS)	711,507			510,447	948,737			680,658

West by Northwest

	9-Months					12-Months
	West by Northwest Facility*		Pro Forma Adjustments		Total Pro Forma	West by Northwest Facility*		Pro Forma Adjustments		Total Pro Forma
REVENUE:
Rental revenue	212,318	(c)		(a)	212,318	707,684	(c)		(a)	707,684
Other income	119,761				119,761	292,636				292,636

Total Income	332,079				332,079	1,000,320				1,000,320
EXPENSES:
Operating Expenses	228,019				228,019	296,467				296,467
Depreciation & amortization			155,606	(b)	155,606	—		207,475	(b)	207,475
Interest expense					—	—				—
General and administrative expenses					—	—				—

Total Operating Expenses	228,019				383,625	296,467				503,942
NET INCOME (LOSS)	104,060				(51,546)	703,853				496,378

*
As Filed Rule 3.14 of Regulation S-X

  (a)
  In accordance with SFAS No. 141, these amounts represent the amortization amounts of the above and below market values of the in-place leases. The intangible lease assets and liabilities are amortized over the life of the lease to rental income.

  (b)
  Depreciation and amortization expense for the Pro Forma periods presented is based on the allocation of the purchase price between tangible and intangible assets. See note (2) for details of the depreciation methods used.

  (c)
  One of the property's two tenants vacated their space during December 2002. There were no adjustment made to the historical financial information that would consider this vacant space during 2003.

(5)
These amounts represent managements estimate of reimbursable operating expenses of the Rancho Business Center pro rated for the periods presented.

(6)
For purposes of calculating the pro forma weighted average number of common shares outstanding, management determine the number of shares sold as of the latest acquisition, West by Northwest, which was October 30, 2003. As the pro forma financial information presented assumes these acquisitions occurred on January 1, 2002, the number of shares outstanding as of October 30, 2003 are assumed to have been outstanding as of January 1, 2002 as well.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Dividend Capital Trust Inc.:

        We have audited the accompanying statement of revenue and certain expenses of the Chickasaw Distribution Facilities located in Memphis, Tennessee (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 3 to Form S-11 of Dividend Capital Trust Inc., as described in Note 2. The presentation is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Chickasaw Distribution Facilities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Denver, Colorado
August 15, 2003

Chickasaw Distribution Facilities

Statements of Revenue and Certain Expenses

	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
	(Unaudited)
REVENUE:
Rental revenue	$588,729	$629,530
Other revenue	203,143	91,381

Total revenue	791,872	720,911

CERTAIN EXPENSES:
Repairs and maintenance	7,917	19,187
Utilities	11,044	25,621
Property taxes	136,615	143,711
Management fees	23,937	18,624
Operating services	38,482	55,035

Total expenses	217,995	262,178

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$573,877	$458,733

The accompanying notes are an integral part of these financial statements.

Chickasaw Distribution Facilities

Notes to Statements of Revenue and Certain Expenses
as of December 31, 2002

Note 1—Business

        The accompanying statement of revenue and certain expenses reflects the operations of the Chickasaw Distribution Facilities (the "Property"). The Property contains two one-story, distribution facilities with approximately 392,000 rentable square feet and is located on approximately 21 acres of land. The two distribution facilities were completed in 2000 and were in the lease-up phase through 2002. As of December 31, 2002, the Property had an occupancy rate of 94.2%.

        The Property was acquired by Dividend Capital Trust Inc. and subsidiary (the "Company") from an unrelated party on July 22, 2003 for $14,280,000, which was paid with the proceeds from the Company's public offering under the registration statement filed on April 15, 2002. In addition, The Company incurred approximately $564,000 in related acquisition costs (including an acquisition fee of $428,000 payable to our Advisor, Dividend Capital Advisors LLC), which were capitalized as a cost of acquiring the property.

Note 2—Basis of Presentation

        The accompanying Statement of Revenue and Certain Expenses has been prepared for the purposes of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 3 to Form S-11 of Dividend Capital Trust Inc. and is not intended to be a complete presentation of Chickasaw Distribution Facilities' revenues and expenses.

        The accounting records of the Property are maintained on the accrual basis. The accompanying statement of revenue and certain expenses was prepared pursuant to the rules and regulations of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of the Property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Information (unaudited)

        In the opinion of management, the unaudited information as of June 30, 2003 included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenue and certain expenses for the six months ended June 30, 2003. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 3—Operating Leases

        The Property's revenue is obtained from tenant rental payments as provided for under non-cancelable operating leases.

        Future minimum rental payments due under these leases, excluding tenant reimbursements of operating expenses, as of December 31, 2002, are as follows:

Year Ending December 31:
2003	$1,236,785
2004	1,270,628
2005	1,270,628
2006	1,121,876
2007	884,584
Thereafter	21,537

Total	$5,806,038

        Tenant reimbursements of operating expenses are included in other revenue on the accompanying statement of revenue and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the revenues for the year ended December 31, 2002, and the corresponding percentage of the future minimum revenues above:

Tenant	Percentage of 2002 Revenues	Percentage of Future Revenues
A	44.00%	12.80%
C	20.70%	0.00%
D	13.60%	25.40%
E	13.30%	22.60%

Total	91.60%	60.80%

Independent Auditors' Report

The Board of Directors
Dividend Capital Trust Inc.:

We have audited the accompanying statement of revenue and certain expenses of the Mallard Lake Distribution Facility located in Hanover Park, Illinois (the Property) for the year ended December 31, 2002. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Dividend Capital Trust Inc., as described in Note 2. The presentation is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Mallard Lake Distribution Facility for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                      /s/ KPMG LLP

Denver, Colorado
November 14, 2003

Mallard Lake Distribution Facility

Statements of Revenue and Certain Expenses

	For the Nine Months Ended September 30, 2003	For the Year Ended December 31, 2002
	(Unaudited)
REVENUE:
Rental revenue	$721,989	$957,577
Other revenue	1,275	14,412

Total revenue	723,264	971,989

CERTAIN EXPENSES:
Repairs and maintenance	—	4,968
Management fees	9,758	13,264
Other operating expenses	1,999	5,020

Total expenses	11,757	23,252

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$711,507	$948,737

The accompanying notes are an integral part of these financial statements.

Mallard Lake Distribution Facility

Notes to Statements of Revenue and Certain Expenses
as of December 31, 2002

Note 1—Business

        The accompanying statement of revenue and certain expenses reflects the operations of the Mallard Lake Distribution Facility (the "Property"). Completed in 1999, the Property contains a one-story distribution facility with 39 foot clear heights, approximately 222,122 rentable square feet and is located on approximately 11.8 acres of land. As of December 31, 2002, the Property was 100% occupied by a single tenant.

        The Property was acquired by Dividend Capital Trust Inc. and subsidiary (the "Company") from an unrelated party on October 29, 2003 for a purchase price of $10,978,631, which was paid with the proceeds from the Company's public offering under the registration statement filed on April 15, 2002, as amended. In addition, The Company incurred approximately $390,900 in related acquisition costs (including an acquisition fee of $329,400 payable to the Company's related advisor, Dividend Capital Advisors LLC), which were capitalized as a cost of acquiring the property.

Note 2—Basis of Presentation

        The accompanying Statement of Revenue and Certain Expenses has been prepared for the purposes of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Dividend Capital Trust Inc. and is not intended to be a complete presentation of Mallard Lake Distribution Facility's revenues and expenses.

        The accounting records of the Property are maintained on the accrual basis. The accompanying statement of revenue and certain expenses was prepared pursuant to the rules and regulations of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of the Property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Information (unaudited)

        In the opinion of management, the unaudited information as of September 30, 2003 included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenue and certain expenses for the nine months ended September 30, 2003. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 3—Operating Leases

        The Property's revenue is obtained from tenant rental payments as provided for under a non-cancelable operating lease. The Property is currently 100% "net" leased to a single tenant. "Net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs while we, as landlord, have responsibility for capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building. The Company records rental revenue for the full term of the lease on a straight-line basis. In this case where the minimum rental payments increase over the life of the lease, the Company records a receivable due from tenants for the difference between the amount of revenue recorded and the amount of cash received.

        Future minimum rental payments due under the lease, excluding tenant reimbursements of operating expenses, as of December 31, 2002, are as follows:

Year Ending December 31:
2003	$880,230
2004	945,022
2005	984,570
2006	984,570
2007	984,570
Thereafter	6,865,574

Total	$11,644,536

        Tenant reimbursements of operating expenses are included in other revenue on the accompanying statement of revenue and certain expenses.

        As of December 31, 2002 the Property was 100% leased to a single tenant which operates in the document storage industry. As such all current and future revenues generated from this tenant will exceed 10% of the Properties total rental revenue.

Independent Auditors' Report

The Board of Directors
Dividend Capital Trust Inc.:

We have audited the accompanying statement of revenue and certain expenses of the West by Northwest Distribution Facility located in Houston, Texas (the Property) for the year ended December 31, 2002. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Dividend Capital Trust Inc., as described in Note 2. The presentation is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the West by Northwest Distribution Facility for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                      /s/ KPMG LLP

Denver, Colorado
November 14, 2003

West by Northwest Distribution Facility

Statements of Revenue and Certain Expenses

	For the Nine Months Ended September 30, 2003	For the Year Ended December 31, 2002
	(Unaudited)
REVENUE:
Rental revenue	$212,318	$707,684
Other revenue	119,761	292,636

Total revenue	332,079	1,000,320

CERTAIN EXPENSES:
Real estate taxes	154,644	203,383
Repair and maintenance	23,825	32,925
Utilities expense	19,779	20,488
Management fees	10,347	19,023
Other operating expenses	19,424	20,648

Total expenses	228,019	296,467

EXCESS OF REVENUE OVER CERTAIN EXPENSES	$104,060	$703,853

The accompanying notes are an integral part of these financial statements.

West by Northwest Distribution Facility

Notes to Statements of Revenue and Certain Expenses
as of December 31, 2002

Note 1—Business

        The accompanying statement of revenue and certain expenses reflects the operations of the West by Northwest Distribution Facility (the "Property"). Completed in 1997, the Property contains a one-story distribution facility with 30 foot clear heights, 189,467 rentable square feet and is located on approximately 9.5 acres of land. As of December 31, 2002, the Property was 100% occupied by two tenants.

        The Property was acquired by Dividend Capital Trust Inc. and subsidiary (the "Company") from an unrelated party on October 30, 2003 for a purchase price of $8,275,000, which was paid with the proceeds from the Company's public offering under the registration statement filed on April 15, 2002, as amended. In addition, The Company incurred approximately $322,000 in related acquisition costs (including an acquisition fee of $248,250 payable to the Company's related advisor, Dividend Capital Advisors LLC), which were capitalized as a cost of acquiring the property.

Note 2—Basis of Presentation

        The accompanying Statement of Revenue and Certain Expenses has been prepared for the purposes of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Dividend Capital Trust Inc. and is not intended to be a complete presentation of West by Northwest's revenues and expenses.

        The accounting records of the Property are maintained on the accrual basis. The accompanying statement of revenue and certain expenses was prepared pursuant to the rules and regulations of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of the Property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Information (unaudited)

        In the opinion of management, the unaudited information as of September 30, 2003 included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenue and certain expenses for the nine months ended September 30, 2003. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 3—Operating Leases

        The Property's revenue is obtained from tenant rental payments as provided for under a non-cancelable operating lease. The Property is currently 100% "net" leased to a single tenant. "Net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs while we, as landlord, have responsibility for capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building. The Company records rental revenue for the full term of the lease on a straight-line basis. In this case where the minimum rental payments increase over the life of the lease, the Company records a receivable due from tenants for the difference between the amount of revenue recorded and the amount of cash received.

        Future minimum rental payments due under the lease, excluding tenant reimbursements of operating expenses, as of December 31, 2002, are as follows:

Year Ending December 31:
2003	$283,185
2004	622,492
2005	704,817
2006	727,553
2007	246,307
Thereafter	—

Total	$2,584,354

        Tenant reimbursements of operating expenses are included in other revenue on the accompanying statement of revenue and certain expenses.

        As of December 31, 2002 the Property was 100% leased to a single tenant that operates in the high tech manufacturing industry. As such, all current and future revenues generated from this tenant will exceed 10% of the Properties total rental revenues.

APPENDIX A

PRIOR PERFORMANCE TABLES

        The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the Advisor or its affiliates ("Prior Programs") which have investment objectives similar to the Company.

        Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "Prior Performance Summary" elsewhere in this prospectus.

        INVESTORS IN DIVIDEND CAPITAL TRUST WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

        These Tables present actual results of Prior Programs that Dividend Capital Trust believes have investment objectives similar to those of Dividend Capital Trust. Dividend Capital Trust's investment objectives are to maximize distributions to shareholders; to preserve original capital contributions; to realize capital appreciation over a period of time; and to ultimately provide shareholders with liquidity of their investment. All of the Prior Programs sponsored by affiliates of the Advisor have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

        Affiliates of the Advisor were responsible for the acquisition and disposition of all properties in the Prior Programs. The financial results of the Prior Programs therefore provide an indication of the affiliates' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

        The following tables are included herein:

        Table I Experience in Raising and Investing Funds (As a Percentage of Investment)

        Table II Compensation to Sponsor (in Dollars)

        Table III Annual Operating Results of Prior Programs

        Table IV Results of Completed Programs

        Table V Sales or Disposals of Property

        The following are definitions of certain terms used in the Tables:

        "Acquisition Fees" shall mean fees and commissions paid by a Prior Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the program or with its general partner or sponsor in connection with the actual development of a project after acquisition of the land by the program.

        "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners, sponsor or their affiliates in connection with the planning and formation of the program.

        "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

        This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Total Since Inception
	Matamoros Industrial Partners	Monterrey Industrial Partners	Saltillo Industrial Partners	Matamoros Industrial Partners II	Reynosa Industrial Partners II	Monterrey Industrial Partners II	Apodaca Industrial Partners	Apodaca Industrial Partners II	Apodaca Industrial Partners III	Santa Maria Industrial Partners
	(Unaudited)
Dollar amount offered	21,908,458	6,155,134	3,335,987	2,717,281	1,041,306	4,280,692	4,320,311	4,610,738	2,910,731	15,917,470
Dollar amount raised (100%)	21,908,458	6,155,134	3,335,987	2,717,281	1,041,306	4,280,692	4,320,311	4,610,738	2,910,731	15,917,470
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	—	—	—	—	—	—	—	—	—
Organizational expenses	57,913	25,000	44,843	30,522	15,173	11,783	118,243	22,875	13,843	33,433
Other	—	—	—	—	—	—	—	—	—	—
Reserves
Percent available for investment	—	—	—	—	—	—	—	—	—	—
Development and construction costs	19,287,742	5,957,710	3,182,007	2,194,551	835,957	4,239,014	4,167,068	4,400,903	2,832,450	15,884,037
Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—	—	—	—	—	—	—	—
Cash down payment	—	—	—	—	—	—	—	—	—	—
Acquisition fees	2,562,803	172,424	109,137	492,208	190,176	29,895	35,000	186,960	64,438	—
Other	—	—	—	—	—	—	—	—	—	—

Total acquisition costs	2,562,803	172,424	109,137	492,208	190,176	29,895	35,000	186,960	64,438	—
Development and acquisition costs	21,850,545	6,130,134	3,291,144	2,686,759	1,026,133	4,268,909	4,202,068	4,587,863	2,896,888	15,884,037
Percent leverage (mortgage financing divided by total acquisition and dev. cost)	0%	0%	0%	105%	0%	71%	0%	30%	91%	12%
Date offering began	5/7/1998	12/14/1998	8/1/1998	7/19/1999	9/14/1999	1/31/2000	7/22/1999	7/14/1999	10/20/1999	5/31/2000
Length of offering (months)	17	14	18	15	8	14	27	11	19	13
Months to invest 90% of amount available for investment (measured from beginning of offering)	17	14	11	15	8	14	24	9	19	13

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

        The following sets forth the compensation received by Affiliates of the Advisor, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

	Total Since Inception
Type of Compensation	Matamoros Industrial Partners	Monterrey Industrial Partners	Saltillo Industrial Partners	Matamoros Industrial Partners II	Reynosa Industrial Partners II	Monterrey Industrial Partners II	Apodaca Industrial Partners	Apodaca Industrial Partners II	Apodaca Industrial Partners III	Santa Maria Industrial Partners
	(Unaudited)
Date offering commenced	5/7/1998	12/14/1998	8/1/1998	7/19/1999	9/14/1999	1/31/2000	7/22/1999	7/14/1999	10/20/1999	5/31/2000
Dollar amount raised	21,908,458	6,155,134	3,335,987	2,717,281	1,041,306	4,280,692	4,320,311	4,610,738	2,910,731	15,917,470
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—	—	—	—
Acquisition fees	—	—	—	—	—	—	—	—	—	—
real estate commissions	—	—	—	—	—	—	—	—	—	—
advisory fees	—	—	—	—	—	—	—	—	—	—
other (identify and quantify)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	—	—	—	—	—	—	—	—	—
Amount paid to sponsor from operations:
Property management fees	487,883	157,444	72,033	169,307	19,267	157,105	99,998	156,121	141,513	464,818
Partnership management fees	—	—	—	—	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—	—	—	—	—
Leasing commissions/brokerage fees	—	42,350	—	42,997	11,700	—	—	46,052	10,106	—
Other (identify and quantify)
Development Fees(1)	492,481	130,074	109,137	66,568	34,162	29,895	35,000	140,908	54,332	—
Construction Fees(1)	1,624,109	—	—	329,584	117,064	—	—	—	—	—
Administration Fees(1)	446,213	—	—	53,059	27,250	—	—	—	—	—

Total Other	2,562,803	130,074	109,137	449,211	178,476	29,895	35,000	140,908	54,332	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
cash	20,000,130	5,740,214	—	—	—	—	—	—	—	—
notes	—	—	—	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—	—	—	—	—

NOTE 1:	Development fees, construction fees and administration fees includes all fees paid to partners of each partnership noted. This includes not just the "sponsor entities," but also all such fees, if any, paid to the minority interest partners.

MATAMOROS INDUSTRIAL PARTNERS II, LP

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR PROGRAMS

        The Tables on the following pages set forth operating results of Prior Programs sponsored by Affiliates of the Advisor, the offerings of which have been completed since December 31, 1997. The information relates only to programs with investment objectives similar to those of Dividend Capital OP. All figures are as of December 31 of the year indicated.

	2002	2001	2000	1999	1998
	(Unaudited)
Gross revenues	843,411	580,396	295,472	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses(1)	143,384	173,610	115,729	15,527	—
Interest expense	189,325	97,084	—	—	—
Depreciation/Amortization	92,796	98,874	44,021	—	—

Net Income—GAAP basis	417,906	210,828	135,722	(15,527)	—

Taxable income
from operations(2)	N/A	235,829	134,003	—	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	510,702	309,702	179,743	(15,527)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	5,462,065	2,828,511	—	—	—

Cash generated from operations, sales and refinancing	5,972,767	3,138,213	179,743	(15,527)	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	5,972,767	3,138,213	179,743	(15,527)	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	5,972,767	3,138,213	179,743	(15,527)	—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	87	49	—	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

REYNOSA INDUSTRIAL PARTNERS II, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002(2)	2001	2000	1999	1998
	(Unaudited)
Gross revenues	—	144,676	112,471	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses(1)	—	37,707	51,160	8,790	—
Interest expense	—	—	—	—	—
Depreciation/Amortization	—	26,344	17,021	—	—

Net Income—GAAP basis	—	80,625	44,290	(8,790)	—

Taxable income
from operations	—	32,948	42,711	43,091	—
from gain on sale	—	—	—	—	—
Cash generated from operations	—	106,969	61,311	(8,790)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	106,969	61,311	(8,790)	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	106,969	61,311	(8,790)	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	106,969	61,311	(8,790)	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	—	32	41	41	—
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	0%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	The company disposed of its interest in this partnership to the minority interest partner in 2001. Therefore, there were no reportable operating results for 2002.

MONTERREY INDUSTRIAL PARTNERS II, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
	(Unaudited)
Gross revenues	662,191	525,786	180,671	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	328,954	118,710	19,844	—	—
Interest expense	166,071	55,052	—	—	—
Depreciation/Amortization	126,854	90,789	32,128	—	—

Net Income—GAAP basis	40,312	261,235	128,699	—	—

Taxable income
from operations(2)	N/A	(112,293)	110,034	—	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	167,166	352,025	160,826	—	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	167,166	352,025	160,826	—	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	167,166	352,025	160,826	—	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	167,166	352,025	160,826	—	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	(26)	26	—	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

APODACA INDUSTRIAL PARTNERS, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
Gross revenues	—	—	—	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	110,661	20,651	21,101	25,842	—
Interest expense	—	—	—	—	—
Depreciation/Amortization	—	—	—	—	—

Net Income—GAAP basis	(110,661)	(20,651)	(21,101)	(25,842)	—

Taxable income
from operations(2)	N/A	(353,251)	(18,106)	1,825	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	(110,661)	(20,651)	(21,101)	(25,842)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	(110,661)	(20,651)	(21,101)	(25,842)	—

Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	110,661)	(20,651)	(21,101)	(25,842)	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(110,661)	(20,651)	(21,101)	(25,842)	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	(82)	(4)	0	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

APODACA INDUSTRIAL PARTNERS II, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
Gross revenues	625,724	579,737	515,354	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	108,389	249,052	(104,144)	20,954	—
Interest expense	103,707	49,072	236,313	—	—
Depreciation/Amortization	101,526	108,165	306,031	—	—

Net Income—GAAP basis	312,102	173,448	77,154	(20,954)	—

Taxable income
from operations(2)	N/A	(213,080)	(466,419)	7,243	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	413,628	281,613	383,186	(20,954)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	413,628	281,613	383,186	(20,954)	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	413,628	281,613	383,186	(20,954)	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	413,628	281,613	383,186	(20,954)	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	(46)	(101)	2	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

APODACA INDUSTRIAL PARTNERS III, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
Gross revenues	556,015	369,791	1,023	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	142,000	269,899	(124,222)	5,108	—
Interest expense	190,940	90,045	99,232	—	—
Depreciation/Amortization	201,893	132,411	201,570	—	—

Net Income—GAAP basis	21,182	(122,564)	(175,557)	(5,108)	—

Taxable income
from operations(2)	N/A	(224,269)	(205,617)	160	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	223,075	9,847	26,013	(5,108)	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	223,075	9,847	26,013	(5,108)	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	223,075	9,847	26,013	(5,108)	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	223,075	9,847	26,013	(5,108)	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	(77)	(71)	0	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

SANTA MARIA INDUSTRIAL PARTNERS, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
	(Unaudited)
Gross revenues	2,815,944	637,865	—	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	549,314	(79,066)	(49,621)	—	—
Interest expense	443,019	234,581	—	—	—
Depreciation/Amortization	777,843	169,705	—	—	—

Net Income—GAAP basis	1,045,768	312,645	49,621	—	—

Taxable income
from operations(2)	N/A	(1,858,297)	(43,438)	—	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	1,823,611	482,350	49,621	—	—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	1,823,611	482,350	49,621	—	—
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	1,823,611	482,350	49,621	—	—
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,823,611	482,350	49,621	—	—

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	(117)	(3)	—	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

MATAMOROS INDUSTRIAL PARTNERS, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002(2)	2001	2000	1999	1998
	(Unaudited)
Gross revenues	—	2,256,819	2,889,729	2,349,613	661,307
Profit on sale of properties	—	3,381,672	—	—	—
Less: Operating expenses(1)	—	1,072,978	708,592	420,682	291,664
Interest expense	—	—	—	—	—
Depreciation/Amortization	—	583,401	778,610	622,925	104,310

Net Income—GAAP basis	—	3,982,112	1,402,527	1,306,006	265,333

Taxable income
from operations	—	736,112	1,619,253	1,447,733	424,220
from gain on sale	—	2,770,281	—	—	—
Cash generated from operations	—	1,183,841	2,181,137	1,928,931	369,643
Cash generated from sales	—	21,339,180	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	22,523,021	2,181,137	1,928,931	369,643
Less: Cash distributions to investors
from operating cash flow	—	1,961,058	2,275,007	1,552,952	242,080
from sales and refinancing	—	20,000,130	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	561,833	(93,870)	375,979	127,563
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	561,833	(93,870)	375,979	127,563

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	—	34	74	66	19
from recapture	—	—	—	—	—
Capital gain (loss)	—	126	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	189
Return of capital	—	814	104	71	11
Source (cash basis)
Sales	—	913	—	—	—
Refinancing	—	—	—	—	—
Operations	—	90	104	71	11
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	0%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	The company disposed of its assets in 2001, therefore there are no reportable operating results for 2002.

MONTERREY INDUSTRIAL PARTNERS, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002(2)	2001	2000	1999	1998
	(Unaudited)
Gross revenues	—	389,634	439,438	—	—
Profit on sale of properties	—	101,276	618,751	—	—
Less: Operating expenses(1)	—	188,337	82,251	95,475	11,215
Interest expense	—	—	—	—	—
Depreciation/Amortization	—	60,111	82,174	—	—

Net Income—GAAP basis	—	242,462	893,764	(95,475)	(11,215)

Taxable income
from operations	—	106,021	502,086	(124,705)	(3,509)
from gain on sale	—	346,634	—	—	—
Cash generated from operations	—	201,297	357,187	(95,475)	(11,215)
Cash generated from sales	—	3,298,433	3,198,793	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	3,499,730	3,555,980	(95,475)	(11,215)
Less: Cash distributions to investors
from operating cash flow	—	400,431	—	—	—
from sales and refinancing	—	5,740,214	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	(2,640,915)	3,555,980	(95,475)	(11,215)
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	—	(2,640,915)	3,555,980	(95,475)	(11,215)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	—	17	82	(20)	(1)
from recapture	—	—	—	—	—
Capital gain (loss)	—	56	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	998	—	—	—
Source (cash basis)
Sales	—	933	—	—	—
Refinancing	—	—	—	—	—
Operations	—	65	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	0%	0%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	The company disposed of its assets in 2001, therefore there are no reportable operating results for 2002.

SALTILLO INDUSTRIAL PARTNERS, LP

Table III

(Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

	2002	2001	2000	1999	1998
	(Unaudited)
Gross revenues	729,815	266,375	108,726	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses(1)	48,073	93,073	53,383	35,613	29,153
Interest expense	—	—	—	—	—
Depreciation/Amortization	78,621	70,127	62,654	29,422	—

Net Income—GAAP basis	603,121	103,175	(7,311)	(65,035)	(29,153)

Taxable income
from operations(2)	N/A	95,738	(25,506)	(61,448)	—
from gain on sale(2)	N/A	—	—	—	—
Cash generated from operations	681,742	173,302	55,343	(35,613)	(29,153)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	681,742	173,302	55,343	(35,613)	(29,153)
Less: Cash distributions to investors
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	681,742	173,302	55,343	(35,613)	(29,153)
Less: Special items (not including sales and refinancing)—identify and quantify	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	681,742	173,302	55,343	(35,613)	(29,153)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations(2)	N/A	29	(8)	(18)	—
from recapture(2)	N/A	—	—	—	—
Capital gain (loss)(2)	N/A	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

NOTE 1:	Operating expenses includes interest income, income tax expense and income tax benefit amounts.
NOTE 2:	At the time of this filing, the tax return for this entity had not been filed.

Table IV

(Unaudited)

RESULTS OF COMPLETED PROGRAMS

        This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs for which programs have completed operations in the past five years. Programs that have completed operations are programs that no longer hold properties. Set forth is information pertaining to the distributions made from the completed programs.

Table IV

Program name	Reynosa	Matamoros	Monterrey
	(Unaudited)
Dollar amount raised	1,041,306	21,908,458	6,155,134
Number of properties purchased or developed	1	7	1
Date of closing of offering	5/14/2000	9/10/1999	1/31/2000
Date of first sale of property	7/1/2001	10/4/2001	10/4/2001
Date of final sale of property	7/1/2001	10/4/2001	10/4/2001
Tax and distribution data per $1,000 investment through date of final sale of property
Federal income tax results:
Ordinary income (loss)
from operations	114	193	78
from recapture
Capital gain (loss)	—	126	56
Deferred gain (note)
Capital
Ordinary
Cash distribution to investors
Source (GAAP)
Investment income	1,007	189	—
Return of capital	—	1,000	998
Source (cash basis)
Sales	1,007	913	933
Refinancing	—	—	—
Operations	—	276	65
Other	—	—	—
Receivable on net purchase money financing (note)	—	—	—

Table V

(Unaudited)

SALES OR DISPOSALS OF PROPERTY

        This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs with sales or disposals of properties within the past three years. Set forth is information pertaining to the net selling price, cost of the properties and the excess or deficiency of the selling price to the property cost.

									Cost of Properties Including Closing and Soft Costs
				Selling Price, Net of Closing Costs and GAAP Adjustments
												Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Entity	Property	Date Acquired (Note 1)	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs	Total
	(Unaudited)
Matamoros	Axa Yazaki Lucent I Lucent II Starkey Frensenius Panasonic IEC/Interpark	5/7/1998 5/7/1998 5/7/1998 5/7/1998 4/19/1999 3/1/1999 4/26/1999	10/4/2001 10/4/2001 10/4/2001 10/4/2001 10/4/2001 10/4/2001 10/4/2001	2,663,439 500,217 3,274,495 583,616 10,100,957 1,174,530 4,487,739	— — — — — — —	— — — — — — —	— — — — — — —	2,663,439 500,217 3,274,495 583,616 10,100,957 1,174,530 4,487,739	— — — — — — —	2,625,823 609,308 2,722,399 613,810 7,938,297 1,009,134 4,251,114	2,625,823 609,308 2,722,399 613,810 7,938,297 1,009,134 4,251,114	37,616 (109,091 552,096 (30,194 2,162,660 165,396 236,625	) )
Monterrey	Bundy	1/1/2000	10/4/2001	3,610,877	—	—	—	3,610,877	—	3,339,441	3,339,441	271,435
Reynosa	Elster Amco	4/1/2000	7/1/2001	1,049,089	—	—	—	1,049,089	—	1,049,089	1,049,089	—

NOTE 1:	The date acquired represents either the date the building was acquired or the date the building's construction was completed.

APPENDIX B

SUBSCRIPTION AGREEMENT

To:	Dividend Capital Trust Inc. 518 17th Street, 17th Floor Denver, Colorado 80202

Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Dividend Capital Trust Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Dividend Capital Trust Inc."

        I hereby acknowledge receipt of the Prospectus of the Company dated September 5, 2003 (the "Prospectus"). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Sale of Shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date an investor has received a final prospectus and until the investor has received a confirmation of purchase.

        Prospective investors should be aware that:

        (a)   The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

        (b)   Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

        (c)   There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICES
FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

Section 260.141.11 Restrictions on Transfer:

        a.     The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        b.     It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

            (i)  to the issuer;

           (ii)  pursuant to the order or process of any court;

          (iii)  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (iv)  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

           (v)  to holders of securities of the same class of the same issuer;

          (vi)  by way of gift or donation inter vivos or on death;

         (vii)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

        (viii)  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (ix)  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

           (x)  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (xi)  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (xii)  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

        (xiii)  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

        (xiv)  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

         (xv)  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

        (xvi)  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

       (xvii)  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (d)   The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

FOR MAINE, MASSACHUSETTS, MINNESOTA,
MISSOURI AND NEBRASKA RESIDENTS ONLY

        In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

REGISTRATION OF SHARES

        The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1.
Individual Owner: One signature required.

2.
Joint Tenants with Right of Survivorship: Each joint tenant must sign.

3.
Tenants in Common: Each tenant in common must sign.

4.
Community Property: Only one investor must sign.

5.
Pension or Profit Sharing Plans: The trustee must sign the Signature Page.

6.
Trust: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.
Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

8.
Corporation: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board's resolution authorizing the investment.

9.
IRAs, IRA Rollovers And Keoghs: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

10.
Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

  1.
  INSTRUCTIONS TO SIGNATURE PAGE

        Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

        1.     Investment. A minimum investment of $2,000 (200 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "DIVIDEND CAPITAL TRUST INC." Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor Suitability Standards." Please indicate the state in which the sale was made.

        2.     Type Of Ownership. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

        3.     Registration Name And Address. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

        4.     Investor Name And Address. Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

        5.     Subscriber Signatures. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

        6.     Suitability. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

        7.     Distribution Reinvestment Plan. By electing the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash dividends otherwise payable to such investor in Shares of the Company. The investor acknowledges that the Dealer Manager may recieve a service fee in the amount up to 1% of the current selling price of the Company's common stock. If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

        8.     Broker-Dealer. This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.

        9.     Signature Page Must Be Signed By An Authorized Representative. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

        IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (303) 228-2200

Special Instructions:

DIVIDEND CAPITAL TRUST INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
See the Prospectus for application explanation.

1.     INVESTMENT—See payment instructions on back.

	☐	This is my Initial Investment ($2,000 minimum)
Total $ Invested (Minimum Investment $2,000)	☐	This is an Additional Investment (minimum $100) State in which sale was made:
☐	Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. (Advisor listed below must agree to this election)

2.     ADDITIONAL INVESTMENTS

☐	Please check the box if you plan to make additional investments in the Company. If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of $100. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.

3.     TYPE OF OWNERSHIP

☐	Individual	☐	Keogh	☐	Transfer on Death
☐	Joint Tenants With Right of Survivorship	☐	Qualified Pension Plan
☐	Community Property	☐	Qualified Profit Sharing Plan
☐	Tenants in Common	☐	Other Trust For the Benefit of
☐	Company	☐	Custodian: Custodian for under the Uniform Gift to Minors Act
☐	IRA		or the Uniform Transfers to Minors Act of the State of

4.     REGISTRATION NAME AND ADDRESS

        Please print name(s) in which Shares are to be registered. Include trust name and designated custodian if applicable.

Name (include Mr., Mrs., Dr. etc.):	Social Security Number:		–	–

Street Address	Taxpayer ID Number:	–

City:	State:	Zip Code:

Home Phone No.:	Business Phone No.:	Birth Date:

Email Address:	Occupation:

5.     INVESTOR NAME AND ADDRESS—(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc.):	Social Security Number:		–	–

Street Address	Taxpayer ID Number:	–

City:	State:	Zip Code:

Home Phone No.:	Business Phone No.:	Birth Date:

6.     SUITABILITY

Occupation	Annual Income	Net Worth

Investment objectives

Nature of other investments or securities holdings

(REVERSE SIDE MUST BE COMPLETED)

7.     SUBSCRIBER SIGNATURES

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.	(a)	Initials	Initials
(b)	I accept and agree to be bound by the terms and conditions of the Articles of Incorporation.	(b)	Initials	Initials
(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 AND had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	(c)	Initials	Initials
(d)
	If I propose to assign or transfer any Shares to any Person who is a California resident, or if I am a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	(d)	Initials	Initials
(e)	I am purchasing Shares for my own account and acknowledge that the investment is not liquid.	(e)	Initials	Initials

  I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

8.     DISTRIBUTIONS

☐	I prefer to participate in the Dividend Reinvestment Plan	☐	I prefer dividends in cash, send checks to address in section 4
☐	I prefer not to participate in the Dividend Reinvestment Plan and would like dividends to be deposited in the account listed below:
Institution Name

Name on Account	Account Number

Street Address	City	State	ZIP

9.     BROKER-DEALER (THIS SECTION TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE.)

  The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name:	Telephone No.:

Broker-Dealer Street Address:

City:	State:	Zip Code:

Registered Rep. Name:	Telephone No.:

Registered Rep. Address:	Rep ID #

City:	State:	Zip Code:

Email Address:

Registered Representative Signature	Broker-Dealer Signature, if required

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to: DIVIDEND CAPITAL TRUST INC. 7103 S. Revere Parkway Englewood, CO 80112	Wiring Instructions: Wells Fargo Bank West, N.A. ABA 102000076 Dividend Capital Trust Inc. #0609921887 Ref: Escrow Account Attn: Jennifer Miley (303) 863-5238	DCT contact information: 866-328-7348 303-228-2200 303-228-2201 info@dividendcapital.com	Toll Free Phone Fax Email

APPENDIX C

AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

        THIS DISTRIBUTION REINVESTMENT Plan ("Plan") is adopted by the Dividend Capital Trust Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Articles of Incorporation (the "Articles").

           1.    Distribution Reinvestment.    As agent for the shareholders ("Shareholders") of the Company who (i) purchase shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), or (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the Plan (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

           2.    Effective Date.    The effective date of this Plan shall be the date that the Registration Statement filed with respect to the Initial Offering is declared effective by the Securities and Exchange Commission (the "Commission").

           3.    Procedure for Participation.    Any Shareholder who purchases Shares pursuant to the Initial Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company. The Company intends to pay Dividends on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

           4.    Purchase of Shares.    Participants will acquire Plan Shares from the Company at a discounted price equal to 95% of the current offering price until the earliest of (i) all 4,000,000 of the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering terminates and the Company elects to deregister with the Commission the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in our common stock, at which time any registered Plan Shares then available under the Plan will be sold at a discounted price equal to 95% of the fair market value of the shares, as determined by the Company's Board of Directors by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles or otherwise would cause a violation of the share ownership restrictions set forth in the Articles. Notwithstanding the foregoing, shares issued pursuant to the Plan will be assessed a service fee equal to 1.0% of the current offering price of the Company's common stock payable to the Broker Dealer. The service fee will be paid to the Broker Dealer for the cost of administering the Plan.

        Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company's Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

        Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

        If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

        It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

           5.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

           6.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

           7.    Service Fee.    In connection with Shares sold pursuant to the Plan, the Company will pay, to the Broker Dealer, a service fee for the cost of administering the Plan equal to 1% of the then fair market value of the Company's common stock as determined in accordance with Section 4; and, in the event that proceeds from the sale of Plan Shares are used to acquire properties, acquisition and advisory fees will be paid to the Advisor.

           8.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. Upon termination of Plan participation for any reason, Dividends subsequent to termination will be distributed to the Shareholder in cash.

           9.    Amendment or Termination of Plan by the Company.    The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days' written notice to the Participants.

         10.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         11.    Certain Definitions.    "Shareholders" shall be deemed to include limited partners of Dividend Capital Operating Partnership LP (the "Dividend Capital OP"), "Participants" shall be deemed to include limited partners of Dividend Capital OP that elect to participate in the Plan, and "Dividend", when used with respect to a limited partner of Dividend Capital OP, shall mean distributions on limited partnership interests held by such DCX Unit holder.

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
PROSPECTUS SUMMARY
RISK FACTORS
SUITABILITY STANDARDS
ESTIMATED USE OF PROCEEDS
MANAGEMENT
CONFLICTS OF INTEREST
INVESTMENT OBJECTIVES AND CRITERIA
PRIOR PERFORMANCE SUMMARY
FEDERAL INCOME TAX CONSIDERATIONS
DESCRIPTION OF SECURITIES
THE PARTNERSHIP AGREEMENT
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
APPENDIX A PRIOR PERFORMANCE TABLES
APPENDIX B. SUBSCRIPTION AGREEMENT
APPENDIX C DIVIDEND REINVESTMENT PLAN

Up to 25,000,000 Shares
of Common Stock
Offered to the Public

PROSPECTUS

Dividend Capital
Securities LLC

December 11, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

SEC registration fee	$27,784
NASD filing fee	30,500
Accounting fees and expenses	300,000	*
Escrow Agent's Fees	15,000	*
Sales and advertising expenses	6,000,000	*
Legal fees and expenses	600,000	*
Blue Sky fees and expenses	500,000	*
Printing expenses	500,000	*
Miscellaneous	726,716	*

Total	$8,700,000	*

*
Estimated through completion of offering, assuming sale of 29,000,000 shares.

Item 32. Sales to Special Parties.

        Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

        Effective April 12, 2002, the Company issued 200 shares of common stock to an affiliate of Dividend Capital Advisors LLC for $2,000 in cash. The Company relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such Act. The investor, by virtue of its affiliation with the Company, had access to information concerning the proposed operations of the Company and the terms and conditions of its investment. In addition, the investor acknowledged its intent to acquire the shares of the Company for investment purposes and not with a view toward the subsequent distribution thereof. Any certificates which may be issued with respect to the shares will contain a legend restricting transfer of the shares represented thereby.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitees") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the results of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its Articles of Incorporations, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

        Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

        The Company has entered into indemnification agreements with each of the Company's officers and Directors. The Indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and Directors under the Company's directors' and officers' liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

        Not applicable.

Item 36. Financial Statements and Exhibits.

(a)
Financial Statements:

  The following financial statements are included in the Prospectus:

Audited Financial Information:

  (1)
  Independent Auditors' Report

  (2)
  Consolidated Balance Sheets as of April 12, 2002 and December 31, 2002

  (3)
  Consolidated Statement of Operations for the Period from Inception (April 12, 2002) to December 31, 2002

  (4)
  Consolidated Statement of Shareholder's Equity (Deficit) for the Period from Inception (April 12, 2002) to December 31, 2002

  (5)
  Consolidated Statement of Cash Flows for the Period from Inception (April 12, 2002) to December 31, 2002

  (6)
  Notes to Consolidated Financial Statements

Unaudited Financial Information:

  (1)
  Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002 (Unaudited)

  (2)
  Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2003 for the Three Months Ended September 30, 2002 and for the Period from Inception (April 12, 2002) through September 30, 2002 (Unaudited)

  (3)
  Condensed Consolidated Statements of Shareholders' Equity (Deficit) for the Nine Months Ended September 30, 2003 (Unaudited)

  (4)
  Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2003 and for the Period from Inception (April 12, 2002) to September 30, 2002 (Unaudited)

  (5)
  Notes to Condensed Consolidated Financial Statements (Unaudited)

  (6)
  Pro Forma Consolidated Balance Sheet (Unaudited) as of September 30, 2003

  (7)
  Pro Forma Consolidated Statement of Operations (Unaudited) for the six months ended September 30, 2003

  (8)
  Pro Forma Consolidated Statement of Operations (Unaudited) for the Year Ended December 31, 2002

  (9)
  Notes to Pro Forma Consolidated Financial Statements

Chickasaw Distribution Facilities:

  (1)
  Independent Auditors' Report

  (2)
  Statements of Revenue and Certain Expenses for the Six Months Ended June 30, 2003 (unaudited) and for the Year Ended December 31, 2002

  (3)
  Notes to Statements of Revenue and Certain Expenses

Mallard Lake Distribution Facility:

  (1)
  Independent Auditors' Report

  (2)
  Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2003 (unaudited) and for the Year Ended December 31, 2002

  (3)
  Notes to Statements of Revenue and Certain Expenses

West by Northwest Distribution Facility:

  (1)
  Independent Auditors' Report

  (2)
  Statements of Revenue and Certain Expenses for the Nine Months Ended September 30, 2003 (unaudited) and for the Year Ended December 31, 2002

  (3)
  Notes to Statements of Revenue and Certain Expenses

(b)
Exhibits:

*1.1	Form of Dealer Manager Agreement
*1.2	Form of Selected Dealer Agreement
*1.3	Form of Warrant Purchase Agreement
*3.1	Dividend Capital Trust Inc. Articles of Incorporation
*3.1.1	Dividend Capital Trust Inc. Amended and Restated Articles of Incorporation
*3.2	Dividend Capital Trust Inc. Bylaws
*4.1	Form of Subscription Agreement (Included in the Prospectus as Appendix B and incorporated herein by reference.)
*4.2	Form of Dividend Reinvestment Plan (Included in the prospectus as Appendix C and incorporated herein by reference.)
+5	Opinion of Clifford Chance US LLP as to the legality of the securities being registered
+8	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Trust Inc.
*10.1	Form of Escrow Agreement between Dividend Capital Trust Inc. and Wells Fargo Bank West, N.A.
*10.2	Advisory Agreement between Dividend Capital Trust Inc. and Dividend Capital Advisors LLC dated July 12, 2002
*10.3	Management Agreement between Dividend Capital Trust Inc. and Dividend Property Management LLC dated July 12, 2002
*10.4	Form of Indemnification Agreement between Dividend Capital Trust Inc. and the officers and directors of Dividend Capital Trust Inc.
*10.5	Limited Partnership Agreement of Dividend Capital Operating Partnership LP.
*10.6.1	Dividend Capital Trust Inc. Employee Stock Option Plan
*10.6.2	Dividend Capital Trust Inc. Independent Director Stock Option Plan
+23.1	Consent of KPMG LLP, Independent Auditors, dated December 2, 2003.
+23.2	Consent of Clifford Chance US LLP (contained in its opinion filed as Exhibit 5 and incorporated herein by reference).
+23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed as Exhibit 8 and incorporated herein by reference).
*24	Power of Attorney

+
Filed herewith.

*
Previously filed.

Item 37. Undertakings

        The registrant undertakes (a) to file any prospectuses required by Section 10 (a) (3) as post-effective amendments to this registration statement, (b) during any period in which offers or sales are being made, to file a post-effective amendment to this registration statement (i) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement, (c) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (d) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (e) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

        The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

        The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended. The registrant also undertakes to include, in filings containing financial statements of the registrant, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the total assets or gross proceeds of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 11, 2003.

DIVIDEND CAPITAL TRUST INC.
By:	/s/ EVAN H. ZUCKER

Evan H. Zucker, President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ EVAN H. ZUCKER Evan H. Zucker		President (Principal Executive Officer) and Director	December 11, 2003
/s/ JAMES R. MULVIHILL James R. Mulvihill		Chief Financial Officer (Principal Accounting Officer) and Director	December 11, 2003
/s/ THOMAS G. WATTLES Thomas G. Wattles		Chairman and Director	December 11, 2003
/s/ TRIPP H. HARDIN* Tripp H. Hardin		Director	December 11, 2003
/s/ ROBERT F. MASTEN* Robert F. Masten		Director	December 11, 2003
/s/ JOHN C. O'KEEFFE* John C. O'Keeffe		Director	December 11, 2003
/s/ LARS O. SODERBERG* Lars O. Soderberg		Director	December 11, 2003
*By:	/s/ EVAN H. ZUCKER Evan H. Zucker Attorney-in-fact